Exhibit 10.3

Execution Version

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (this “Amendment”) dated as of August 3, 2022 by and among WILLIAMS INDUSTRIAL SERVICES GROUP INC., a Delaware corporation (“Holdings”), WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C., a Delaware limited liability company (“WISG”), WILLIAMS INDUSTRIAL SERVICES, LLC, a Georgia limited liability company (“WISI”), WILLIAMS SPECIALTY SERVICES, LLC, a Georgia limited liability company (“WSS”), WILLIAMS PLANT SERVICES, LLC, a Georgia limited liability company (“WPS”), WILLIAMS GLOBAL SERVICES, INC., a Georgia corporation (“Global”), CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC, a Georgia limited liability company (“Construction”, and together with Holdings, WISG, WISI, WSS, WPS and Global, collectively the “Borrowers” and each individually a “Borrower”), GLOBAL POWER PROFESSIONAL SERVICES INC. a Delaware corporation (“Power”), GPEG, LLC, a Delaware limited liability company (“GPEG”), STEAM ENTERPRISES LLC, a Delaware limited liability company (“Steam”), WISG CANADA LTD., a limited company formed in the province of British Columbia, Canada (“WISG Canada”), WISG NUCLEAR LTD., a limited company formed in the province of British Columbia, Canada (“WISG Nuclear”), WISG ELECTRICAL LTD., a limited company formed in the province of British Columbia, Canada (“WISG Electrical”, and together with Power, GPEG, Steam, WISG Canada and WISG Nuclear, collectively, the “Guarantors” and together with the Borrowers, collectively, the “Loan Parties” and each individually a “Loan Party”), the financial institutions set forth on the signature pages hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.The Loan Parties, Agent and Lenders entered into that certain Revolving Credit and Security Agreement dated as of December 16, 2020 (as the same has been and/or may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Agent and Lenders established certain financing arrangements with the Loan Parties. Capitalized terms used herein but not specifically defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

B.The Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders have agreed to such requests on the terms and conditions set forth herein.

TERMS AND CONDITIONS

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1.Amendments to Credit Agreement.Effective upon the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement shall be amended as indicated on

Annex A attached to this Amendment, with text indicated as ~~strikeouts~~ representing text to be deleted from the Credit Agreement in each applicable provision of the Credit Agreement as shown on such Annex A, and with text indicated as bold and double underlined representing text to be added to the Credit Agreement in each applicable provision of the Credit Agreement as shown on such Annex A, provided, however, that the amendments reflected on Annex A hereto solely with respect to the definition of “EBITDA” shall be retroactive to June 30, 2022.

2.Effectiveness Conditions. This Amendment shall become effective on the first date that all of the following conditions have been fully satisfied by the Loan Parties in form and substance satisfactory to Agent or waived by Agent in writing (such date, the “First Amendment Effective Date”):

a.Execution and delivery of this Amendment by each party hereto;

b.Agent shall have received final executed copies of an amendment to the EICF/CION Term Loan Documents (the “EICF/CION Term Loan Amendment”);

c.Agent shall have received all fees and expenses payable to Agent and Lenders in accordance with Section 16.9 of the Credit Agreement on or prior to the First Amendment Effective Date, including without limitation, payment of an amendment fee in the amount of Twenty Five Thousand Dollars ($25,000.00), which fee is non-refundable when paid and is fully-earned as of and due and payable on the First Amendment Effective Date;

d.Since December 31, 2021, there shall not have occurred any Material Adverse Effect; and

e.No Event of Default shall have occurred or be continuing.

3.	Representations, Warranties and Reaffirmation. Each Loan Party hereby:

a.reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the Other Documents and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

b.reaffirms all of the covenants contained in the Credit Agreement and all of the Other Documents;

c.represents and warrants to the Agent and the Lenders that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents or would exist after giving effect to this Amendment, the EICF/CION Term Loan Amendment and the transactions contemplated hereby and thereby;

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d.represents and warrants that such Loan Party has the requisite authority and legal right to execute, deliver and perform its obligations under this Amendment and the other documents to be executed by it in connection herewith (this Amendment and such other documents, collectively, the “Amendment Documents”), that such actions were duly authorized by all necessary limited liability company or corporate action of such Loan Party, as applicable, and that the officers executing the Amendment Documents on such Loan Party’s behalf were similarly authorized and empowered, and that the Amendment Documents do not contravene any provisions of such Loan Party’s certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any Material Contract to which it is a party or by which any of its properties are bound; and

e.represents and warrants that each Amendment Document is valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

4.Payment of Expenses. The Loan Parties shall pay or reimburse Agent and Lenders for its/their reasonable out-of-pocket attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment in accordance with Section 16.9 of the Credit Agreement.

5.Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement and all of the Other Documents (i) are hereby reaffirmed and (ii) shall continue in full force and effect as therein written.

6.Miscellaneous.

a.Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

b.Other Document. This Amendment is an “Other Document” as defined in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.

c.Captions. The captions at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

d.Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall be governed by and construed in accordance with the laws of the State of New York.

e.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

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f.Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

g.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

h.Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has signed this Amendment as of the day and year first above written.

BORROWERS:	WILLIAMS INDUSTRIAL SERVICES GROUP INC.

By:
	Name:	Charles E. Wheelock
	Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.

WILLIAMS GLOBAL SERVICES, INC.

CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC

By:
	Name:	Charles E. Wheelock
	Title:	Secretary

WILLIAMS INDUSTRIAL SERVICES, LLC

WILLIAMS SPECIALTY SERVICES, LLC

WILLIAMS PLANT SERVICES, LLC

By:
	Name:	Charles E. Wheelock
	Title:	Assistant Secretary

GUARANTORS:	WISG CANADA LTD.

By:
	Name:	Charles E. Wheelock
	Title:	Secretary

Signature Page to First Amendment to Revolving Credit and Security Agreement

WISG NUCLEAR LTD.

WISG ELECTRICAL LTD.

By:
Name:	Damien A. Vassall
Title:	Chief Financial Officer

GLOBAL POWER PROFESSIONAL SERVICES INC.

STEAM ENTERPRISES LLC

By:
Name:	Charles E. Wheelock
Title:	President

GPEG, LLC

By:
Name:	Charles E. Wheelock
Title:	Vice President

Signature Page to First Amendment to Revolving Credit and Security Agreement

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION

By:
	Name:	Ryan Begley
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit and Security Agreement

Annex A

See Attached

Annex A to First Amendment

~~Execution~~Final Version

REVOLVING CREDIT

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS AGENT)

THE LENDERS PARTY HERETO

(AS LENDERS)

WITH

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.

WILLIAMS INDUSTRIAL SERVICES, LLC

WILLIAMS SPECIALTY SERVICES, LLC

WILLIAMS PLANT SERVICES, LLC

WILLIAMS GLOBAL SERVICES, INC.

CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC

(AS BORROWERS)

AND

GLOBAL POWER PROFESSIONAL SERVICES INC. GPEG, LLC

STEAM ENTERPRISES LLC

WISG CANADA LTD.

WISG NUCLEAR LTD.

WISG ELECTRICAL LTD.

(AS GUARANTORS)

December 16, 2020

TABLE OF CONTENTS

I.	DEFINITIONS.		1

	1.1.	Accounting Terms	1
	1.2.	General Terms	2
	1.3.	Uniform Commercial Code / PPSA Terms	~~52~~55
	1.4.	Certain Matters of Construction	~~53~~56
	1.5.	Currency Matters	~~53~~57
	1.6.	Excess Resulting from Exchange Rate Change	~~54~~57
	1.7.	Canadian Terms	~~54~~57
	1.8.	Conversion of Assets	~~55~~58
	1.9.	~~LIBOR~~Term SOFR Notification	~~55~~58
	1.10.	CDOR Notification	~~55~~58
	1.11.	Conforming Changes Relating to Term SOFR Rate	58

II.	ADVANCES, PAYMENTS.		~~55~~58

	2.1.	Revolving Advances.	~~55~~58
	2.2.	Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.	~~56~~60
	2.3.	[Reserved].	~~59~~62
	2.4.	Swing Loans.	~~59~~62
	2.5.	Disbursement of Advance Proceeds	~~60~~63
	2.6.	Making and Settlement of Advances.	~~60~~64
	2.7.	Maximum Advances	~~62~~66
	2.8.	Manner and Repayment of Advances.	~~62~~66
	2.9.	Repayment of Excess Advances	~~63~~67
	2.10.	Statement of Account	~~63~~67
	2.11.	Letters of Credit.	~~64~~67
	2.12.	Issuance of Letters of Credit.	~~64~~68
	2.13.	Requirements For Issuance of Letters of Credit.	~~65~~69
	2.14.	Disbursements, Reimbursement.	~~66~~69
	2.15.	Repayment of Participation Advances.	~~67~~70
	2.16.	Documentation	~~67~~71
	2.17.	Determination to Honor Drawing Request	~~68~~71
	2.18.	Nature of Participation and Reimbursement Obligations	~~68~~71
	2.19.	Liability for Acts and Omissions.	~~69~~73
	2.20.	Mandatory Prepayments. Subject in each case to the Intercreditor Agreement:	~~71~~74
	2.21.	Use of Proceeds.	~~72~~75
	2.22.	Defaulting Lender.	~~72~~76
	2.23.	Payment of Obligations	~~75~~78

III.	INTEREST AND FEES.		~~75~~78

	3.1.	Interest	~~75~~78
	3.2.	Letter of Credit Fees; Cash Collateral.	~~76~~79
	3.3.	Unused Line Fee	~~77~~80
	3.4.	Fee Letter	~~77~~81

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	3.5.	Computation of Interest and Fees	~~77~~81
	3.6.	Maximum Charges	~~78~~81
	3.7.	Increased Costs	~~78~~82
	3.8.	Alternate Rate of Interest; Interest Rate Inadequate or Unfair	~~79~~82
	3.9.	Capital Adequacy.	~~85~~91
	3.10.	Taxes.	~~86~~92
	3.11.	Replacement of Lenders	~~90~~95

IV.	COLLATERAL: GENERAL TERMS		~~90~~96

	4.1.	Security Interest in the Collateral	~~90~~96
	4.2.	Perfection of Security Interest	~~91~~96
	4.3.	Preservation of Collateral	~~91~~97
	4.4.	Ownership and Location of Collateral.	~~92~~97
	4.5.	Defense of Agent’s and Lenders’ Interests	~~92~~98
	4.6.	Inspection of Premises	~~93~~98
	4.7.	Appraisals	~~93~~99
	4.8.	Receivables; Deposit Accounts and Securities Accounts.	~~94~~99
	4.9.	Inventory	~~97~~103
	4.10.	Maintenance of Equipment	~~97~~103
	4.11.	Exculpation of Liability	~~97~~103
	4.12.	Financing Statements	~~98~~102
	4.13.	Investment Property Collateral.	~~98~~102
	4.14.	Provisions Regarding Certain Investment Property Collateral	~~98~~104

V.	REPRESENTATIONS AND WARRANTIES.		~~99~~105

	5.1.	Authority	~~99~~105
	5.2.	Formation and Qualification.	~~99~~105
	5.3.	Survival of Representations and Warranties	~~100~~105
	5.4.	Tax Returns	~~100~~106
	5.5.	Financial Statements.	~~100~~106
	5.6.	Entity Names	~~101~~107
	5.7.	O.S.H.A. Environmental Compliance; Flood Insurance.	~~101~~107
	5.8.	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.	~~102~~108
	5.9.	Intellectual Property	~~104~~110
	5.10.	Licenses and Permits	~~105~~110
	5.11.	Default of Indebtedness	~~105~~110
	5.12.	No Default	~~105~~111
	5.13.	No Burdensome Restrictions	~~105~~111
	5.14.	No Labor Disputes	~~105~~111
	5.15.	Margin Regulations	~~106~~111
	5.16.	Investment Company Act	~~106~~111
	5.17.	Swaps	~~106~~111
	5.18.	Business and Property of the Loan Parties	~~106~~111
	5.19.	Ineligible Securities	~~106~~112
	5.20.	Federal Securities Laws	~~106~~112
	5.21.	Equity Interests	~~106~~112

	5.22.	Commercial Tort Claims	~~107~~112
	5.23.	Letter of Credit Rights	~~107~~112
	5.24.	Material Contracts	~~107~~112
	5.25.	Investment Property Collateral	~~107~~112
	5.26.	EICF/CION Term Loan Documents	~~107~~113
	5.27.	Certificate of Beneficial Ownership	~~107~~113
	5.28.	Disclosure	~~107~~113
	5.29.	Braden Holdings	~~107~~113

VI.	AFFIRMATIVE COVENANTS.		~~108~~113

	6.1.	Compliance with Laws	~~108~~113
	6.2.	Conduct of Business and Maintenance of Existence and Assets	~~108~~113
	6.3.	Books and Records	~~108~~114
	6.4.	Payment of Taxes	~~108~~114
	6.5.	Fixed Charge Coverage Ratio	~~109~~114
	6.6.	Insurance.	~~109~~115
	6.7.	Payment of Indebtedness and Leasehold Obligations	~~110~~116
	6.8.	Environmental Matters.	~~110~~116
	6.9.	Standards of Financial Statements	~~111~~117
	6.10.	Federal Securities Laws	~~111~~117
	6.11.	Execution of Supplemental Instruments	~~111~~117
	6.12.	Government Receivables	~~112~~117
	6.13.	Keepwell	~~112~~117
	6.14.	Certificate of Beneficial Ownership and Other Additional Information	~~112~~118
	6.15.	Canadian Pension Plans	~~112~~118
	6.16.	Post-Closing Covenants	~~113~~118
	6.17.	Standing Transfer Order	~~114~~119
	6.18.	Motor Vehicles	~~114~~119

VII.	NEGATIVE COVENANTS.		~~114~~120

	7.1.	Merger, Consolidation, Acquisition and Sale of Assets.	~~114~~120
	7.2.	Creation of Liens	~~115~~121
	7.3.	Guarantees	~~115~~121
	7.4.	Investments	~~116~~121
	7.5.	Loans	~~116~~121
	7.6.	Capital Expenditures	~~116~~121
	7.7.	Dividends and Distributions	~~116~~121
	7.8.	Indebtedness	~~117~~122
	7.9.	Nature of Business	~~117~~122
	7.10.	Transactions with Affiliates	~~117~~122
	7.11.	Permitted Joint Ventures	~~118~~123
	7.12.	Subsidiaries.	~~118~~123
	7.13.	Fiscal Year and Accounting Changes	~~119~~124
	7.14.	Pledge of Credit	~~119~~124
	7.15.	Amendment of Organizational Documents	~~119~~124
	7.16.	Compliance with ERISA.	~~119~~124
	7.17.	Prepayment of Indebtedness	~~120~~125

	7.18.	EICF/CION Term Loan	~~120~~126
	7.19.	Other Agreements	~~121~~127
	7.20.	Locations	~~121~~127
	7.21.	Canadian Loan Party Bank Accounts	~~121~~127
	7.22.	Canadian Loan Parties	~~121~~127
	7.23.	Inactive Subsidiaries	~~121~~128
	7.24.	Capital Provision Agreement	~~121~~128
	7.25.	Term Loan Priority Collateral Account	~~121~~128

VIII.	CONDITIONS PRECEDENT.		~~122~~128

	8.1.	Conditions to Initial Advances	~~122~~128
	8.2.	Conditions to Each Advance	~~125~~131

IX.	INFORMATION AS TO THE LOAN PARTIES.		~~126~~132

	9.1.	Disclosure of Material Matters	~~126~~132
	9.2.	Schedules	~~126~~132
	9.3.	Environmental Reports.	~~127~~133
	9.4.	Litigation	~~127~~133
	9.5.	Material Occurrences	~~127~~134
	9.6.	Government Receivables	~~128~~134
	9.7.	Annual Financial Statements	~~128~~134
	9.8.	Quarterly Financial Statements	~~128~~134
	9.9.	Monthly Financial Statements	~~129~~135
	9.10.	Other Reports	~~129~~135
	9.11.	Additional Information	~~129~~135
	9.12.	Projected Operating Budget	~~129~~135
	9.13.	Variances From Operating Budget; Management Discussion and Analysis Reports	~~130~~136
	9.14.	Notice of Suits, Adverse Events	~~130~~136
	9.15.	ERISA Notices and Requests	~~130~~136
	9.16.	Additional Documents	~~131~~137
	9.17.	Updates to Certain Schedules	~~131~~137
	9.18.	Financial Disclosure	~~131~~137

X.	EVENTS OF DEFAULT.		~~132~~138

	10.1.	Nonpayment	~~132~~138
	10.2.	Breach of Representation	~~132~~138
	10.3.	Financial Information	~~132~~138
	10.4.	Judicial Actions	~~132~~138
	10.5.	Noncompliance	~~132~~138
	10.6.	Judgments	~~132~~138
	10.7.	Bankruptcy	~~133~~139
	10.8.	[Reserved];	~~133~~139
	10.9.	Lien Priority	~~133~~139
	10.10.	EICF/CION Term Loan Default	~~133~~139
	10.11.	Cross Default	~~133~~139
	10.12.	Breach of Guaranty, Guarantor Security Agreement or Pledge Agreement	~~134~~140

	10.13.	Change of Control	~~134~~140
	10.14.	Invalidity	~~134~~139
	10.15.	Seizures	~~134~~139
	10.16.	[Reserved];	~~134~~139
	10.17.	Pension Plans	~~134~~139
	10.18.	Anti-Terrorism Laws	~~134~~140

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.		~~134~~140

	11.1.	Rights and Remedies.	~~134~~140
	11.2.	Agent’s Discretion	~~137~~143
	11.3.	Setoff	~~137~~143
	11.4.	Appointment of a Receiver.	~~137~~143
	11.5.	Rights and Remedies not Exclusive	~~138~~144
	11.6.	Allocation of Payments After Event of Default	~~138~~144

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.		~~140~~146

	12.1.	Waiver of Notice	~~140~~146
	12.2.	Delay	~~140~~146
	12.3.	Jury Waiver	~~140~~146

XIII.	EFFECTIVE DATE AND TERMINATION.		~~140~~146
	13.1.	Term	~~140~~146
	13.2.	Termination	~~140~~146

XIV.	REGARDING AGENT.		~~141~~147

	14.1.	Appointment	~~141~~147
	14.2.	Nature of Duties	~~141~~147
	14.3.	Lack of Reliance on Agent	~~142~~148
	14.4.	Resignation of Agent; Successor Agent	~~142~~148
	14.5.	Certain Rights of Agent	~~143~~149
	14.6.	Reliance	~~143~~149
	14.7.	Notice of Default	~~143~~149
	14.8.	Indemnification	~~143~~149
	14.9.	Agent in its Individual Capacity	~~144~~150
	14.10.	Delivery of Documents	~~144~~150
	14.11.	Loan Parties Undertaking to Agent	~~144~~150
	14.12.	No Reliance on Agent’s Customer Identification Program	~~144~~150
	14.13.	Other Agreements	~~144~~150

XV.	BORROWING AGENCY.		~~145~~151

	15.1.	Borrowing Agency Provisions.	~~145~~151
	15.2.	Waiver of Subrogation	~~145~~151

XVI.	MISCELLANEOUS.		~~146~~152

	16.1.	Governing Law	~~146~~152
	16.2.	Entire Understanding.	~~146~~152
	16.3.	Successors and Assigns; Participations; New Lenders.	~~149~~155

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	16.4.	Application of Payments	~~151~~157
	16.5.	Indemnity	~~152~~157
	16.6.	Notice	~~153~~159
	16.7.	Survival	~~155~~160
	16.8.	Severability	~~155~~161
	16.9.	Expenses	~~155~~161
	16.10.	Injunctive Relief	~~155~~161
	16.11.	Consequential Damages	~~155~~161
	16.12.	Captions	~~155~~161
	16.13.	Counterparts; Facsimile Signatures	~~156~~161
	16.14.	Construction	~~156~~162
	16.15.	Confidentiality; Sharing Information	~~156~~162
	16.16.	Publicity	~~156~~162
	16.17.	Certifications From Banks and Participants; USA PATRIOT Act.	~~157~~163
	16.18.	Anti-Terrorism Laws	~~157~~163
	16.19.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~158~~164
	16.20.	Currency Indemnity	~~158~~164

XVII.	GUARANTY.		~~159~~165

	17.1.	Guaranty	~~159~~165
	17.2.	Waivers	~~159~~165
	17.3.	No Defense	~~160~~165
	17.4.	Guaranty of Payment	~~160~~165
	17.5.	Liabilities Absolute	~~160~~166
	17.6.	Waiver of Notice	~~161~~167
	17.7.	Agent’s Discretion	~~161~~167
	17.8.	Reinstatement	~~161~~167

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2(a)	Form of Borrowing Base Certificate
Exhibit 1.2(b)	Form of Compliance Certificate
Exhibit 2.1	Form of Revolving Credit Note
Exhibit 2.4	Form of Swing Loan Note
Exhibit 3.10	Forms of US Tax Compliance Certificates
Exhibit 8.1(d)	Form of Financial Condition Certificate
Exhibit 16.3	Form of Commitment Transfer Supplement

Schedules

Schedule 1.1	Commitments
Schedule 1.2	Permitted Encumbrances
Schedule 1.3	Existing Letters of Credit
Schedule 2	Capital Providers & Arbitration Proceeding
Schedule 4.4(b)(i)	Equipment and Inventory Locations
Schedule 4.4(b)(ii)	Equipment and Inventory Locations – Warehouses
Schedule 4.4(b)(iii)	(A) Places of Business and (B) Chief Executive Offices
Schedule 4.4(b)(iv)	Owned or Leased Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(c)	Indebtedness
Schedule 5.8(e)	Plans
Schedule 5.8(f)	Canadian Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.21	Equity Interests
Schedule 5.22	Commercial Tort Claims
Schedule 5.23	Letter of Credit Rights
Schedule 5.24	Material Contracts
Schedule 7.3	Guarantees
Schedule 7.11	Permitted Joint Ventures

REVOLVING CREDIT

AND

SECURITY AGREEMENT

Revolving Credit and Security Agreement, dated as of December 16, 2020, by and among WILLIAMS INDUSTRIAL SERVICES GROUP INC., a Delaware corporation (“Holdings”), WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C., a Delaware limited liability company (“WISG”), WILLIAMS INDUSTRIAL SERVICES, LLC, a Georgia limited liability company (“WISI”), WILLIAMS SPECIALTY SERVICES, LLC, a Georgia limited liability company (“WSS”), WILLIAMS PLANT SERVICES, LLC, a Georgia limited liability company (“WPS”), WILLIAMS GLOBAL SERVICES, INC., a Georgia corporation (“Global”), CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC, a Georgia limited liability company (“Construction”, and together with Holdings, WISG, WISI, WSS, WPS, Global, Construction, and each Person joined hereto as a Borrower from time to time, and all of their permitted successors and assigns, each, a “Borrower” and collectively, the “Borrowers”), GLOBAL POWER PROFESSIONAL SERVICES INC. a Delaware corporation (“Power”), GPEG, LLC, a Delaware limited liability company (“GPEG”), STEAM ENTERPRISES LLC, a Delaware limited liability company (“Steam”), WISG CANADA LTD., a limited company formed in the province of British Columbia, Canada (“WISG Canada”), WISG NUCLEAR LTD., a limited company formed in the province of British Columbia, Canada (“WISG Nuclear”), WISG ELECTRICAL LTD., a limited company formed in the province of British Columbia, Canada (“WISG Electrical”, and together with Power, GPEG, Steam, WISG Canada, WISG Nuclear and each Person joined hereto as a Guarantor from time to time, and all of their permitted successors and assigns, each, a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, collectively the “Loan Parties” and each a “Loan Party”), the financial institutions which are now or which hereafter become a party hereto (together with their respective successors and assigns, collectively, the “Lenders” and each individually a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as agent for Lenders (in such capacity, together with its successors and assigns, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings set forth herein, the Loan Parties, Lenders and Agent hereby agree as follows:

I.	DEFINITIONS.

1.1.Accounting Terms~~Accounting Terms~~. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 hereof or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 hereof to the extent not defined shall have the respective meanings given to them under GAAP; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2019. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant set forth in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and the Loan Parties shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and the Loan

Parties after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and the Loan Parties shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may require in order to provide the appropriate financial information required hereunder with respect to the Loan Parties both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.

1.2.General Terms~~General Terms~~. For purposes of this Agreement, the following terms shall have the following meanings:

“Activation Notice” shall have the meaning set forth in Section 4.8(k) hereof. “Administrative Questionnaire” shall mean the administrative questionnaire in a form supplied by Agent to be completed by each Lender.

“Advance Rates” shall mean the advance rates in respect of Eligible Canadian Receivables, Eligible Receivables, Eligible JV Receivables, and Eligible Unbilled Receivables set forth in Section 2.1(a) hereof.

“Advances” shall mean and include the Revolving Advances, Letters of Credit, and the Swing Loans.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote five percent (5%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Revolving Credit and Security Agreement, as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time.

“Alternate Canadian Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the higher of (i) the interest rate per annum established from time to time by Agent (or its Affiliates) at its Toronto, Canada office as its reference rate for prime rate of interest loans in

Canadian Dollars in Canada to its Canadian borrowers, in effect on such date and (ii) the sum of the one month CDOR Rate in effect on such day plus one percent (1.0%). Any change in the Alternate Canadian Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of ~~the~~ Daily ~~LIBOR Rate~~Simple SOFR in effect on such day plus one percent (1.0%), so long as ~~a~~ Daily ~~LIBOR Rate~~Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Alternate Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Source” shall have the meaning set forth in the definition of “Overnight Bank Funding Rate”.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, province, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean (a) an amount equal to one and one quarter percent (1.25%) for (i) Revolving Advances consisting of Domestic Rate Loans and (ii) Swing Loans, (b) an amount equal to two and one quarter percent (2.25%) for Revolving Advances consisting of ~~LIBOR~~Term SOFR Rate Loans and CDOR Rate Loans.

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof. “Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, e-fax, the Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Arbitration Proceeding” shall have the meaning set forth in the definition of “Capital Provision Agreement”.

“Arbitration Recovery” shall mean, collectively, (a) any and all amounts paid or payable to Holdings in connection with the Arbitration Proceeding, whether pursuant to an arbitration award, settlement of the Arbitration Proceeding or otherwise, (b) Holdings’ rights in and to the foregoing, and (c) the proceeds of the foregoing other than the Arbitration Recovery Net Cash Proceeds.

“Arbitration Recovery Net Cash Proceeds” shall mean the gross cash proceeds of the Recovery, less any and all amounts payable in cash by Holdings to the Capital Providers in connection with litigation financing provided by the Capital Providers to Holdings in connection with the Arbitration Proceeding, including all obligations owing by Holdings to the Capital Providers from the Recovery pursuant to the Capital Provision Agreement, and less all of the Capital Providers’ out-of-pocket costs, fees and expenses incurred or payable by Holdings in connection with the Arbitration Proceeding, including, without limitation, all expert and legal costs and disbursements incurred or made by Holdings in connection with the Arbitration Proceeding.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans denominated in U.S. Dollars to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Beneficial Owner” shall mean, for each Loan Party (other than Holdings), each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Loan Party’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Loan Party.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall include their respective successors and permitted assigns.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrowing Agent” shall mean Holdings.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2(a) hereto duly executed by the President, Chief Financial Officer or Controller of Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Braden” shall mean Braden Holdings, LLC, a Delaware limited liability company.

“Braden Mexico” shall mean Braden Manufacturing SA de CV, a company formed under the laws of Mexico.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey ~~and, if the applicable~~ ; provided that when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the “Business Day ~~relates to any LIBOR Rate Loans,~~” means any such day ~~must~~that is also ~~be~~ a ~~day on which dealings are carried on in the London interbank market~~U.S. Government Securities Business Day and if the applicable Business Day relates to a Canadian Base Rate Loan or a CDOR Rate Loan, such day must also be a day on which Canadian chartered banks are not required to close in Toronto, Ontario Canada.

“Canadian Base Rate Loans” shall mean Advances that bear interest based upon the Alternate Canadian Base Rate.

“Canadian Benefit Plans” shall mean any plan, fund, program, or policy, whether or not written, formal or informal, funded or unfunded, insured or uninsured, providing benefits including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits under which any Loan Party has any liability with respect to any employees or former employees, arising from employment in Canada, but excluding any Canadian Pension Plan and any Canadian Union Plan.

“Canadian Cash Dominion Period” shall mean each period (a) commencing on any day on which either (i) an Event of Default has occurred and is continuing or (ii) Agent provides notice to Borrowing Agent stating that, on the day such notice is provided, a Canadian Cash Dominion Period shall commence, and (b) ending (if applicable) (i) if the Canadian Cash Dominion Period shall have occurred as a result of the occurrence of an Event of Default, on the day on which such Event of Default shall have been waived in writing by Agent in accordance with this Agreement, or (ii) if the Canadian Cash Dominion Period shall have occurred as a result of the occurrence of an event described in clause (a)(ii) above, Agent provides notice to Borrowers stating that, on the following Business Day, the Canadian Cash Dominion Period shall end.

“Canadian Dollar” and the sign “CA$” shall mean lawful money of Canada.

“Canadian Dollar Sublimit” shall mean $5,000,000.

“Canadian Funding Account” shall mean a deposit account of Borrowing Agent established for the purpose of receiving proceeds of Advances made in Canadian Dollars.

“Canadian Loan Parties” shall mean WISG Canada, WISG Nuclear, WISG Electrical and each other Loan Party joined hereto from time to time who is formed in Canada or a province or territory of Canada.

“Canadian Loan Party Bank Account” means, any bank account maintained by a Canadian Loan Party in the Ordinary Course of Business.

“Canadian Pension Event” shall mean (a) the termination or wind-up in whole or in part of any Canadian Pension Plan or the institution of proceedings by any Governmental Body to terminate or wind-up in whole or in part or have a trustee or a replacement administrator appointed to administer a Canadian Pension Plan, (b) the occurrence of an event under the Income Tax Act (Canada) that could reasonably be expected to affect the registered status of any Canadian Pension Plan, (c) the taking of any action with respect to any Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect, (d) receipt by a Loan Party of any order or notice of intention to issue an order from the applicable pension standards regulator or similar Governmental Body that could reasonably be expected to affect the registered status or cause the termination or wind-up (in whole or in part) of any Canadian Pension Plan, (e) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan, (f) the adoption of any amendment to a Canadian Pension Plan that would require the provision of security pursuant to Applicable Law, or (g) any other extraordinary event or condition with respect to a Canadian Pension Plan that could reasonably be expected to result in a Lien or any acceleration of any statutory requirements to fund all or a substantial portion of the unfunded liabilities of such plan.

“Canadian Pension Plans” shall mean a pension plan that is a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) and which is maintained or contributed to by, or to which there is or may be an obligation to contribute by any Borrower in respect of its employees or former employees, arising from employment in Canada, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec and does not include any Canadian Union Plans.

“Canadian Security Agreements” shall mean and include any security documents executed and/or delivered to Agent by any Loan Party organized under the laws of a province of Canada.

“Canadian Union Plans” means any and all pension and other benefit plans for the benefit of employees or former employees, arising from employment in Canada, of any Loan Party that are not maintained, sponsored or administered solely by such Loan Party, but to which such Loan Party is or was required to contribute pursuant to a collective agreement or participation agreement.

“Capital Expenditures” shall mean expenditures made or Indebtedness incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures for any period shall include the total principal portion of Capitalized Lease Obligations paid in such period.

“Capital Provision Agreement” means, collectively, (a) that certain Capital Provision Agreement, dated as of September 1, 2020, by and between Holdings and the capital providers thereunder identified on Schedule 2 hereto (the “Capital Providers”), pursuant to which the Capital Providers have agreed to extend financing for certain legal proceedings described on Schedule 2 hereto (the “Arbitration Proceeding”) and (b) that certain Security Agreement, dated as of September 1, 2020, by and between Holdings, as grantor and the Capital Providers, as secured parties, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean a wholly-owned Subsidiary of a Loan Party formed after the Closing Date that (a) provides bona fide risk-mitigation services for any Loan Party or the Loan Parties (and no other Persons), (b) is subject to regulation under Applicable Law as an insurance company, and (c) has been formed, and continues to be operated, because the Loan Parties have reasonably determined that either (i) the Loan Parties cannot find a third-party insurer to insure them against particular business risks that the insurance subsidiary provides insurance for, (ii) the premiums paid to the insurance subsidiary result in material tax savings for the Loan Parties, taken as a whole, and/or (iii) the insurance provided by the insurance subsidiary is more affordable, and/or offers better coverage (taken as a whole), than is available from a third-party insurer.

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of Canada or any agency thereof or the United States or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof or any province of Canada or maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of Canada or the United States or any state thereof or the District of Columbia or any Canadian or United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of Canadian or the United States or any state thereof so long as the full amount maintained with any such other bank is insured by Canada Deposit Insurance Corporation or, as the case may be, the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Obligations” shall mean the Indebtedness of any Loan Party and its Subsidiaries to the provider of any Cash Management Products and Services (including all Indebtedness owing to such provider in respect of any returned items deposited with such provider). For purposes of this Agreement and all of the Other Documents, all Cash Management Obligations of any Loan Party owing to any of the Secured Parties shall be “Obligations” hereunder and under the Other Documents, and the Liens securing such Cash Management Obligations shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.6 hereof.

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent, any Lender or any Affiliate of Agent or any Lender provides or arranges for and provides credit support for the provision of any of the following products or services to any Loan Party: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, blocked accounts, automated clearinghouse transactions, overdrafts and interstate depository network services.

“CDOR Rate” shall mean, on any day and for any period, an annual rate of interest equal to the rate applicable to Canadian Dollar bankers’ acceptances for a 30 day interest period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 12:00 p.m., (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that (x) if such rate does not appear on the Reuters Screen CDOR Page on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Agent, as of 12:00 p.m. (Toronto time) on such day or, if such day is not a Business Day, then on the immediately preceding Business Day, or (y) if the CDOR Rate is unascertainable as set forth in Section 3.8.3 (Successor CDOR Rate Index), a comparable replacement rate determined in accordance with Section 3.8.3; provided, however, that, in all cases, if the CDOR Rate determined as provided above would be less than 1.00, such rate shall be deemed to be 1.00 for purposes of this Agreement.

“CDOR Rate Loan” shall mean any Advance in Canadian Dollars that bears interest determined by reference to the CDOR Rate in accordance with the terms hereof.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean, for each Loan Party (other than Holdings), the certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Loan Party.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean the occurrence of any event (whether in one or more transactions) which results in: (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) acquiring beneficial ownership of thirty-five percent (35%) or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings or (ii) obtaining the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings, (b) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (i) were members of the board of directors of Holdings on the Closing Date, or (ii) were nominated for election by the board of directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors, (c) except with respect to Braden Mexico, Holdings failing to own, directly or indirectly, one hundred (100%) percent of the Equity Interests (on a fully diluted basis) of any other Loan Party, (d) WISG failing to own, directly or indirectly, one hundred (100%) percent of the Equity Interests (on a fully diluted basis) of WISI, WSS, WPS, Global, Construction and WISG Canada, (e) WISG Canada failing to own one hundred (100%) percent of the Equity Interests (on a fully diluted basis) of WISG Nuclear and WISG Electrical, and/or (f) other than as permitted pursuant to Section 7.1 hereof, any merger, consolidation or sale of substantially all of the property or assets of any Loan Party; provided, that the sale by Holdings of any Equity Interests of any Loan Party shall be deemed a sale of substantially all of Holding’s assets. For purposes of this definition, “control” of any Person shall mean the power, direct or indirect (x) to vote more than fifty percent (50%) of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of such Person or (y) to direct or cause the direction of the management and policies of such Person by contract or otherwise.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, Canada Pension Plan and provincial pension plan contributions, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Claims” shall have the meaning set forth in Section 16.5 hereof.

“Closing Date” shall mean the date of this Agreement.

“Collateral” shall mean and include all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)all Receivables and all supporting obligations relating thereto;

(b)all Equipment and fixtures;

(c)all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d)all Inventory;

(e)all Subsidiary Stock, securities, Investment Property, Intellectual Property and financial assets;

(f)all contract rights, rights of payment which have been earned under any contract, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims, documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(g)all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through and (h) of this definition;

(h)the Arbitration Recovery Net Cash Proceeds; and

(i)all proceeds and products of the property described in clauses (a) through and including (h) of this definition, in whatever form.

It is the intention of the parties hereto that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against the Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

Notwithstanding the foregoing, Collateral shall not include any Excluded Property.

“Commitments” shall mean the Revolving Commitments.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes all or a portion of the right, title and interest of the assigning Lender in respect of the outstanding Revolving Advances and Letters of Credit and such assigning Lender’s Revolving Commitments hereunder.

“Competitor” means any competitor of Holdings and its Subsidiaries as have been identified by name in writing by the Borrowing Agent to Agent on or prior to the Closing Date and any other Person designated by the Borrowing Agent as a “competitor” of Holdings or any of its Subsidiaries after the Closing Date and consented to by Agent in its sole discretion.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(b) hereto to be signed by the Chief Financial Officer or Controller of Borrowing Agent.

“Conforming Changes” shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the

Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, or the EICF/CION Term Loan Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Loan Party that is in the possession of another Person or a Loan Party on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated Basis” shall mean, with respect to Holdings, the consolidation in accordance with GAAP of the accounts or other items of Holdings and its Subsidiaries.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Controlled Group” shall mean, at any time, each Loan Party and all trades or businesses (whether or not incorporated) under common control within the meaning of Section 4001(b)(1) of ERISA with any Loan Party and all other entities which, together with any Loan Party, are treated as a single employer under Section 414(t) of the Internal Revenue Code.

“Construction” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Covered Entity” shall mean (a) each Loan Party, each Subsidiary of each Loan Party, and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.13(b) hereof.

“Daily ~~LIBOR Rate~~Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Agent by dividing (~~x) the Published Rate~~the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (~~y~~B) a number equal to 1.00 minus the SOFR Reserve Percentage~~; provided, however, that if the Daily LIBOR Rate~~, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined ~~as provided~~ above would be less than ~~1.00, such rate~~the SOFR Floor, then Daily Simple SOFR shall be deemed to be ~~1.00 for purposes of this Agreement.~~the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrowers, effective on the date of any such change.

“Debt Payments” shall mean for any Person for any period, all cash actually expended by such Person to make: (a) interest payments on any Advances during such period, plus (b) scheduled principal payments in respect of the EICF/CION Term Loan during such period, plus (c) scheduled payments of any fees, commissions and charges set forth herein except for the Closing Fee (as described in the Fee Letter), plus (d) payments in respect of Capitalized Lease Obligations during such period, plus (e) scheduled payments with respect to any other Indebtedness for borrowed money during such period. For the avoidance of doubt, any optional or mandatory prepayments, whether under this Agreement or the EICF/CION Term Loan Agreement (including without limitation any Excess Cash Flow (as such term is defined in the EICF/CION Term Loan Agreement as in effect on the Closing Date) payment under the EICF/CION Term Loan Agreement), do not constitute “Debt Payments”.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, any Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified the Loan Parties or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to Agent; (d) has become the subject of an Insolvency Event; (e) has failed at any time to comply with the provisions of Section 2.6(e) hereof with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders; or (f) has become the subject of a Bail-In Action.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(c) hereof.

“Disposition” shall mean, with respect to any particular property or asset (other than cash or Cash Equivalents), the sale, lease, license, gift, exchange, transfer or other disposition of such property or asset, and to “Dispose” of any particular property or asset shall mean to sell, lease, license, exchange, transfer or otherwise dispose of such property or asset.

“Disqualified Equity Interests” shall mean any Equity Interests which, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 91 days following the last day of the Term (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the Payment in Full of the Obligations), (b) are convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case, at any time on or prior to the date which is 91 days following the last day of the Term, or (c) are entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations are Paid in Full.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“EBITDA” shall mean for any Person for any period of determination, the sum of (a) Net Income (or loss) of such Person for such period (excluding extraordinary gains and losses), plus (b)

without duplication and to the extent deducted in determining Net Income, (i) all Interest Expense of such Person for such period, deferred financing fees, non-cash interest expenses, upfront financing and other agent or lender fees in connection with any other Permitted Indebtedness of such Person and its Subsidiaries for such period, plus (ii) charges against income of such Person for such period for federal, state and local taxes, consolidated income and franchise tax expense of such Person and its Subsidiaries for such period, plus (iii) all depreciation expenses of such Person for such period, plus (iv) all amortization expenses of such Person for such period, plus (v) all amounts properly attributable to non-cash items for such period, including any non-cash write-downs or non-cash write-offs including fixed asset impairments or write-downs, intangible asset impairments and deferred tax asset write-offs (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future) of such Person and its Subsidiaries for such period, excluding, however, any non-cash write-down or non-cash write-offs of accounts receivable plus (vi) any extraordinary losses and unusual or non-recurring charges, including, without limitation, any severance, integration, facilities closing or relocation costs and curtailments or modifications to pension and post retirement employee benefit plans in an aggregate amount not to exceed $500,000 in any fiscal year, plus (vii) any exit costs or withdrawal liability incurred as a result of the Chapter 7 bankruptcy proceedings of Koontz-Wagner; provided that such amounts shall not exceed $1,000,000 in the aggregate, plus (viii) non-cash stock compensation expense, plus (ix) non-cash expenses recognized due to purchase accounting, plus (x) any non-cash losses attributable to foreign currency translation or exchange, plus (xi) one-time, non-recurring customary and documented costs and expenses deducted from Net Income during such period in connection with (A) the consummation of the Transaction and the negotiation, execution and delivery of this Agreement and the Other Documents, and (B) the negotiation, execution and delivery of the EICF/CION Term Loan Documents and the consummation of the transactions contemplated thereunder, in an aggregate amount with respect to clauses (A) and (B) not to exceed $3,450,000, plus (xii) non-recurring losses and expenses incurred in connection with projects executed in Jacksonville, Florida, one-time costs and expenses in connection with Transmission and Distribution business segment start-up costs, and costs and expenses arising out of Champion/Powers litigation, in an aggregate amount with respect to all such losses and expenses not to exceed (A) with respect to the fiscal quarter ending June 30, 2021, $264,190, (B) with respect to the fiscal quarter ending September 30, 2021, $3,121,872, (C) with respect to the fiscal quarter ending December 31, 2021, $320,443, (D) with respect to the fiscal quarter ending March 31, 2022, $2,706,445, and (E) with respect to the fiscal quarter ending June 30, 2022, $1,521,379 minus (b) without duplication and to the extent included in determining such Net Income of such Person, any non-cash additions to such Net Income of such Person for such period (other than the accrual of revenue or recording of receivables in the Ordinary Course of Business), minus, (c) any gains attributable to foreign currency translation or exchange, minus (d) without duplication and to the extent included in determining such Net Income, any extraordinary or non-recurring non-cash gains (or plus extraordinary non-cash losses) for such period and any gains (or plus losses) realized in connection with any Disposition by Holdings and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisitions and Dispositions (other than any Dispositions in the Ordinary Course of Business) consummated at any time on or after the first day of the measuring period and prior to the date of determination as if each such Permitted Acquisition had been effected on the first day of such period and as if each such Disposition had been consummated on the day prior to the first day of such period.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“EICF/CION Closing Date Term Loan” shall mean the term loan in the amount of $35,000,000 made by the EICF/CION Term Loan Lenders to the Borrowers on the Closing Date pursuant to the EICF/CION Term Loan Agreement.

“EICF/CION Delayed Draw Term Loan” shall mean one or more term loans that the EICF/CION Term Loan Lenders, pursuant to the terms of the EICF/CION Term Loan Agreement, may make to the Borrowers during the 18 month period commencing on the Closing Date pursuant to the EICF/CION Term Loan Agreement, in a combined original principal amount as to all such term loans not to exceed $15,000,000 in the aggregate.

“EICF/CION Term Loan” shall mean the EICF/CION Closing Date Term Loan and each EICF/CION Delayed Draw Term Loan, in each case individually, and collectively both the EICF/CION Closing Date Term Loan and all EICF/Delayed Draw Term Loans.

“EICF/CION Term Loan Agent” shall mean EICF Agent LLC, a Delaware limited liability company.

“EICF/CION Term Loan Agreement” shall mean that certain Term Loan, Guarantee and Security Agreement by and among the Borrowers, the Guarantors, the EICF/CION Term Loan Agent, CION Investment Corporation, a Delaware corporation, and the EICF/CION Term Loan Lenders from time to time party thereto, as the same may be amended, modified, supplemented, renewed, restated or replaced in accordance with the Intercreditor Agreement.

“EICF/CION Term Loan Documents” shall mean, collectively, the following (as the same may be amended, modified, supplemented, renewed, restated or replaced in accordance with the Intercreditor Agreement): (a) the EICF CION Term Loan Agreement and, all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, (b) all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, and (c) all of the other agreements, documents and instruments executed and delivered in connection therewith or related thereto.

“EICF/CION Term Loan Lenders” shall mean, collectively, Energy Impact Credit Fund I LP, CION Investment Corporation, Murray Hill Funding II, LLC, CrowdOut Capital LLC, and CrowdOut Credit Opportunities Fund LLC.

“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such Other Documents to which such Loan Party is a party).

“Eligible Canadian Receivables” shall mean and include each Receivable of a Canadian Loan Party arising in the Ordinary Course of Business and which Agent, in its sole discretion exercised in a commercially reasonable manner, shall deem to be an Eligible Canadian Receivable, based on such considerations as Agent may from time to time deem appropriate. In addition, no Receivable shall be an Eligible Canadian Receivable if:

(a)such Receivable arises out of a sale made by any Canadian Loan Party to an Affiliate of any Loan Party or to a Person controlled by an Affiliate of any Loan Party;

(b)such Receivable is due or unpaid more than ninety (90) days (or, in Agent’s sole discretion, one hundred twenty (120) days) after the original invoice date or sixty (60) days after the original due date;

(c)such Receivable is due from a Customer with respect to which fifty percent (50%) or more of the Receivables owing from such Customer are not otherwise deemed Eligible

Canadian Receivables hereunder (such percentage may, in Agent’s sole discretion exercised in a commercially reasonable manner, be increased or decreased from time to time);

(d)such Receivable is not subject to Agent’s first priority perfected Lien or is subject to any other Liens (other than Permitted Encumbrances);

(e)any covenant, representation or warranty set forth in this Agreement with respect to such Receivable has been breached;

(f)such Receivable is due from a Customer with respect to which an Insolvency Event shall have occurred;

(g)the sale giving rise to such Receivable is to a Customer outside a province or territory of Canada;

(h)the sale giving rise to such Receivable is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis with the applicable Customer or such Receivable is evidenced by chattel paper or an instrument;

(i)Agent believes, in its sole discretion exercised in a commercially reasonable manner, that the ability to collect such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(j)such Receivable is (i) due from a Customer which is the United States or (ii) due from a Customer which is the federal Government of Canada or any provincial or territorial government or Governmental Body thereof which has adopted legislation requiring any consent or other legal formality of a provincial or territorial Governmental Body to the assignment of any claim against such province or territory or Governmental Body and/or the grant of any Lien in such Receivable unless the applicable Canadian Loan Party has complied with the terms of the Financial Administration Act (Canada) or any other similar applicable provincial or territorial statute and such assignment is enforceable against such Governmental Body;

(k)the goods giving rise to such Receivable have not been delivered to and accepted by the Customer, the services giving rise to such Receivable have not been performed by the applicable Canadian Loan Party and accepted by the Customer or such Receivable otherwise does not represent a final sale;

(l)the Receivables of the Customer from which such Receivable is owing exceed a credit limit determined by Agent, in its sole discretion exercised in a commercially reasonable manner, to the extent such Receivable exceeds such limit;

(m)such Receivable is subject to any offset, deduction, defense, dispute, credit or counterclaim (because, among other reasons, the Customer is also a creditor or supplier of a Canadian Loan Party) or the Receivable is contingent in any respect or for any reason (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense, dispute, credit or counterclaim or contingency);

(n)the applicable Canadian Loan Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(o)any return, rejection or repossession of the merchandise the sale of which gave rise to such Receivable has occurred or the rendition of services giving rise to such Receivable has been disputed;

(p)such Receivable is not payable to a Canadian Loan Party;

(q)such Receivable is not denominated in Canadian Dollars;

(r)such Receivable is not evidenced by an invoice or other documentary evidence satisfactory to Agent; or

(s)such Receivable is not otherwise satisfactory to Agent as determined by Agent in its Permitted Discretion.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible JV Receivables” shall mean and include each JV Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its sole discretion exercised in a commercially reasonable manner, shall deem to be an Eligible JV Receivable, based on such considerations as Agent may from time to time deem appropriate. In addition, no JV Receivable shall be an Eligible Receivable unless (a) it satisfies all of the criteria of Eligible Receivables, other than clause (a)(i) of the definition of Eligible Receivables and (b) the Customer obligated on such JV Receivable (other than Richmond, defined below) shall have executed in favor of the Agent and delivered to the Agent a valid and enforceable “no offset” agreement, in form and substance reasonably satisfactory to the Agent, pursuant to which such Customer shall have waived any right it may have to set off against the payment of the applicable JV Receivable amounts or other obligations owing to it by such Borrower, unless such Borrower shall have notified the Agent in writing that such Customer is unwilling to execute and deliver to the Agent such “no offset” agreement, so long as the Agent shall have determined that such Borrower in fact used its commercially reasonable efforts to cause such Customer to execute and deliver such “no offset” agreement to the Agent. As of the First Amendment Effective Date, the only JV Receivables that may constitute Eligible JV Receivables (provided all eligibility criteria are met, as determined by the Agent, in its sole discretion, exercised in a commercially reasonable manner) are those with respect to which the Customer obligated on such JV Receivables is Richmond County Constructors, LLC, a limited liability company formed under the laws of the state of Delaware (“Richmond”).

“Eligible Receivables” shall mean and include each Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its sole discretion exercised in a commercially reasonable manner, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. In addition, no Receivable shall be an Eligible Receivable if:

(a)such Receivable arises out of a sale made by any Borrower (i) to an Affiliate of any Loan Party or (ii) to a Person controlled by an Affiliate of any Loan Party;

(b)such Receivable is due or unpaid more than ninety (90) days or, solely with respect to Southern Receivables (or any other Receivables in Agent’s sole discretion), one hundred twenty (120) days, after the original invoice date or sixty (60) days after the original due date;

(c)such Receivable is due from a Customer with respect to which fifty percent (50%) or more of the Receivables owing from such Customer are not otherwise deemed Eligible Receivables hereunder (such percentage may, in Agent’s sole discretion exercised in a commercially reasonable manner, be increased or decreased from time to time);

(d)such Receivable is not subject to Agent’s first priority perfected Lien or is subject to any other Liens (other than Permitted Encumbrances);

(e)any covenant, representation or warranty set forth in this Agreement with respect to such Receivable has been breached;

(f)such Receivable is due from a Customer with respect to which an Insolvency Event shall have occurred;

(g)the sale giving rise to such Receivable is to a Customer outside the continental United States , unless such sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion exercised in a commercially reasonable manner;

(h)the sale giving rise to such Receivable is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis with the applicable Customer or such Receivable is evidenced by chattel paper or an instrument;

(i)Agent believes, in its sole discretion exercised in a commercially reasonable manner, that the ability to collect such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(j)such Receivable is (i) due from a Customer which is the United States, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances or (ii) due from a Customer which is the federal Government of Canada or any provincial Governmental Body thereof which has adopted legislation requiring any consent or other legal formality of a provincial Governmental Body to the assignment of any claim against such province or provincial Governmental Body and/or the grant of any Lien in such Receivable and such assignment is enforceable against such Governmental Body;

(k)(i) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer, (ii) the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or (iii) such Receivable otherwise does not represent a final sale, unless, in the case of this clause (iii), such Receivable is one in a series of related Receivables arising from continuing services performed for the benefit of the same Customer pursuant to the same project, the terms in respect of which permit the progress billing for such services, in each case rendered in the Ordinary Course of Business;

(l)the Receivables of the Customer from which such Receivable is owing exceed a credit limit determined by Agent, in its sole discretion exercised in a commercially reasonable manner, to the extent such Receivable exceeds such limit;

(m)such Receivable is owing from a Customer whose total obligations owing to all Borrowers and, for the purposes of this clause (m), all Canadian Loan Parties, exceed 60% of all Eligible Receivables and all Eligible Canadian Receivables, to the extent of the obligations owing by such Customer in excess of such percentage; provided, however, such percentage, as applied to a particular Customer (x) may be reduced at any time by Agent in its Permitted Discretion if the creditworthiness of such Customer deteriorates in the determination of Agent, and (y) may be increased at any time by Agent in its sole discretion exercised in a commercially reasonable manner;

(n)such Receivable is subject to any offset, deduction, defense, dispute, credit or counterclaim (because, among other reasons, the Customer is also a creditor or supplier of a Borrower) or the Receivable is contingent in any respect or for any reason (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense, dispute, credit or counterclaim or contingency);

(o)the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(p)any return, rejection or repossession of the merchandise the sale of which gave rise to such Receivable has occurred or the rendition of services giving rise to such Receivable has been disputed;

(q)such Receivable is not payable to a Borrower;

(r)such Receivable is not evidenced by an invoice or other documentary evidence satisfactory to Agent; or

(s)such Receivable is not otherwise satisfactory to Agent as determined by Agent in its Permitted Discretion.

“Eligible Unbilled Canadian Receivables” shall mean and include each Receivable of a Canadian Loan Party arising in the Ordinary Course of Business that (a) satisfies all of the criteria of Eligible Canadian Receivables, other than clause (r) of the definition of “Eligible Canadian Receivables”, (b) shall become a standard billed Receivable in the Ordinary Course of Business pursuant to the billing of such amount (and the conversion thereof into a Receivable) within thirty (30) days after the date of completion of the services or the delivery of the goods giving rise to such

Receivable, and (c) is evidenced by such documentation satisfactory to Agent in its Permitted Discretion.

“Eligible Unbilled Receivables” shall mean, collectively, Eligible Unbilled U.S. Receivables ~~and~~, Eligible Unbilled Canadian Receivables, and Eligible Unbilled JV Receivables.

“Eligible Unbilled JV Receivables” shall mean and include each JV Receivable of a Borrower arising in the Ordinary Course of Business that (a) satisfies all of the criteria of Eligible JV Receivables, other than clause (r) of the definition of “Eligible Receivables”, (b) shall become a standard billed JV Receivable in the Ordinary Course of Business pursuant to the billing of such amount (and the conversion thereof into a Receivable) within thirty (30) days after the date of completion of the services or the delivery of the goods giving rise to such Receivable, and (c) is evidenced by such documentation satisfactory to Agent in its Permitted Discretion.

“Eligible Unbilled U.S. Receivables” shall mean and include each Receivable of a Borrower arising in the Ordinary Course of Business that (a) satisfies all of the criteria of Eligible Receivables, other than clause (r) of the definition of “Eligible Receivables”, (b) shall become a standard billed Receivable in the Ordinary Course of Business pursuant to the billing of such amount (and the conversion thereof into a Receivable) within thirty (30) days after the date of completion of the services or the delivery of the goods giving rise to such Receivable, and (c) is evidenced by such documentation satisfactory to Agent in its Permitted Discretion.

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all federal, state, provincial, territorial and local environmental, land use, zoning, health, chemical use, safety and sanitation Laws relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Equipment” shall have the meaning given to the term “equipment” in the Uniform Commercial Code.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “Equity Issuer”) or under the Applicable Laws of such Equity Issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular actions by the applicable Equity Issuer; (iii) all management rights with respect to such Equity Issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable Equity Issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable Equity Issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, managers, general partners or managing members of such Equity Issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable Equity Issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such Equity Issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean, with respect to any calculation of the U.S. Dollar Equivalent of any amount denominated in any currency other than U.S. Dollars on any date of determination, the prevailing spot rate of exchange for the conversion of such other currency into U.S. Dollars as determined by Agent’s foreign exchange department (in the exercise of its ordinary business practices regarding foreign currency exchange for customers of the Agent similarly situated to Borrowers) as of the close of business for Agent’s foreign exchange department on the Business Day immediately preceding such date of determination; provided that, notwithstanding the foregoing, in the context of any actual conversion by Agent or any Lender of any funds received by Agent or any Lender (whether as a payment made by any Loan Party or the proceeds of any Collateral (including any collections on any Receivable received by Agent or any Lender)), or any calculation or valuation of asset values, from one currency to another for the purpose of applying such funds to the Obligations in accordance with the terms of this Agreement or calculating the Formula Amount, “Exchange Rate” means the spot-buying or spot-selling (as the case may be) rate of exchange at which Agent or such Lender is actually able to exchange the one currency for the other in the exercise of its ordinary business practices regarding foreign currency exchange at the time of such actual conversion.

“Excluded Deposit Accounts” shall mean deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Loan Parties' employees and identified to Agent by a Borrower as such.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an

Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding the foregoing or any other provision of this Agreement or any Other Document to the contrary, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Loan Parties, but not all of them, the definition of “Excluded Hedge Liability or Liabilities” with respect to each such Loan Party shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Loan Party, and (ii) the particular Loan Party with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean each of the following assets of a Loan Party: (a) any (i) Leasehold Interests and (ii) fee-owned Real Property other than Material Owned Real Property; (b) (i) the Arbitration Recovery and (ii) until such date as all “Secured Obligations” (as such term is defined in the Capital Provision Agreement in effect as of the Closing Date) have been satisfied in full and the Capital Provision Agreement has been terminated, the “Collateral,” as such term is defined in the Capital Provision Agreement in effect on the Closing Date; (c) any lease, license, contract, property right or agreement to which any Loan Party is a party on the Closing Date if and for so long as the grant of the security interest to Agent with respect thereto is prohibited by applicable law; provided that such asset shall no longer be an Excluded Property immediately at such time the grant of a security interest therein shall no longer be prohibited by applicable law; (d) property subject to a purchase money security agreement to the extent and for so long as (i) the documentation providing for such purchase money indebtedness prohibits the creation of a lien on such assets; (e) property subject to a capital lease to the extent the documentation providing for such capital lease requires consent and the applicable Loan Party has used its commercially best efforts to obtain such consent and such consent has not been obtained; provided that such assets shall no longer be an Excluded Property immediately at such time as the contractual prohibition, or consent right, shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such assets that is not subject to such prohibition or consent right; (f) any lease, license, contract, property right or agreement to which any Loan Party is a party, in each case in existence on the closing date or upon acquisition of the relevant subsidiary party thereto, or any of its rights or interests thereunder: (i) if and for so long as the grant of the security interest to Agent with respect thereto (A) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein, (B) shall constitute or result in a breach, default or termination pursuant to the terms thereof, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity, or (C) otherwise requires consent thereunder and the applicable Loan Party has used its commercially best efforts to obtain such consent and such consent has not been obtained; and (ii) such prohibition, termination right or consent requirement is not entered into in contemplation of this Agreement or the Other Documents; provided that such asset shall no longer be an Excluded Property immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, default or termination shall be remedied and to the extent severable, shall attach immediately to any portion of such asset that does not result in any of the consequences specified herein; (g) any “intent-to-use” trademark application, filed pursuant to Section 1(b) of the Lanham Act, 17 USC. § 1051(b), prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto (as each is defined in such act), to the extent, if any, that, and solely during the period, if any, in which, the grant of the security interest of Agent with respect thereto would impair the validity or enforceability of such intent-to-use trademark application or any registration that issues from such intent-to-use application under applicable federal law; and (h) other than as specifically provided in this definition, any asset with respect to which Agent shall have determined in good faith that the burden or cost of obtaining a security interest in such asset exceeds the practical benefit to the Agent and secured parties of the security to be afforded thereby, including, but not limited to, any property that requires action under the Law of any jurisdiction other than the United States or Canada or under the Law of any state thereof to create or perfect a security interest in such property; provided, however, notwithstanding the foregoing, the term “Excluded Property” shall not at any time include (x) the proceeds, products, substitutions or replacements of any such asset or (y) any asset that at any time ceases to satisfy the criteria to constitute Excluded Property (whether as a result of any Loan party obtaining any applicable consent, any regulatory change, or otherwise).

“Excluded Taxes” shall mean any of the following Taxes on or with respect to Agent, any Lender, Swing Loan Lender, any Issuer or any other recipient or required to be withheld or deducted from a payment to any such recipient, (a) Taxes imposed on or measured by Net Income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquired such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrowers pursuant to Section 3.11 hereof) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10 hereof, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 3.10(g) hereof, or (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Lenders” shall mean the financial institutions which are parties to the Existing Loan Documents as lenders.

“Existing Letters of Credit” means those letters of credit outstanding as of the Closing Date and set forth on Schedule 1.3 hereto, issued by Wells Fargo Bank, National Association for the account of Holdings or any of its Subsidiaries.

“Existing Loan Documents” shall mean, collectively, (i) that certain Credit and Security Agreement, dated as of October 11, 2018, executed by Holdings and the other Borrowers (as defined therein) from time to time party thereto, MidCap Financial Trust, as Agent for the Lenders

(as each term is defined therein), and the additional Lenders from time to time party thereto, (ii) that certain Senior Secured Credit Agreement, dated as of September 18, 2018, executed by Holdings, the Lenders (as defined therein) party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (as each term is defined therein), and (iii) all of the other agreements, documents and instruments executed and delivered in connection foregoing or related thereto.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

~~“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) calculated by the Federal Reserve Bank of New York (or any successor), based on such day’s overnight federal funds transactions by depositary institutions, as determined in such manner as such Federal Reserve Bank (or any successor) shall set forth on its public website from time to time, and as published on the next succeeding Business Day by such Federal Reserve Bank as the “Federal Funds Effective Rate”; provided, if such Federal Reserve Bank (or its successor) does not publish such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was determined.~~

“Fee Letter” shall mean the fee letter, dated as of the Closing Date (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), executed by the Loan Parties in favor of Agent.

“Financial Covenant Testing Period” shall mean the period commencing upon the occurrence of a Financial Covenant Testing Triggering Event and ending on the occurrence of a Financial Covenant Testing Satisfaction Event.

“Financial Covenant Testing Satisfaction Event” shall mean the earliest date on which Undrawn Availability is equal to or greater than twenty percent (20%) of the Maximum Revolving Advance Amount for thirty (30) consecutive days.

“Financial Covenant Testing Triggering Event” shall mean that Undrawn Availability is less than fifteen percent (15%) of the Maximum Revolving Advance Amount on any Business Day.

“First Amendment” shall mean that certain First Amendment to Revolving Credit and Security Agreement, dated as of August 3, 2022.

“First Amendment Effective Date” shall have the meaning ascribed to such term in the First Amendment.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any period of determination, the ratio of (a) the result of (i) EBITDA for such Person for such period, minus (ii) Unfunded Capital Expenditures made by such Person during such period, minus (iii) distributions (including Tax Distributions) and dividends made by such Person during such period, minus (iv) cash taxes paid by such Person during such period, to (b) the sum of all Debt Payments made by such Person during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Loan Party or any of their respective Subsidiaries.

“Foreign Currency Hedge Obligations” shall mean the Indebtedness of the Loan Parties and their Subsidiaries owing to the provider of a Foreign Currency Hedge. For purposes of this Agreement and all of the Other Documents, all Foreign Currency Hedge Obligations of any Loan Party or Subsidiary that is party to any Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all of the Other Documents, be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Obligations shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.6 hereof.

“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Loan Parties are resident for income Tax purposes or in Canada. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and for the purposes of Canada, Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, all Capitalized Lease Obligations, all current maturities of long-term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and, in the case of the Loan Parties, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons; provided however that for purposes of determining the amount of Funded Debt with respect to the Obligations, the amount of Funded Debt shall be equal to the sum of (i) the outstanding EICF/CION Term Loan as of the date of determination, plus (ii) the quotient of (A) the sum of the outstanding Revolving Advances, Swing Loans and the Maximum Undrawn Amount of

all outstanding Letters of Credit for each day of the most recently ended fiscal quarter, divided by (B) the number of such days in such fiscal quarter.

“GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time or in relation to the Canadian Loan Parties, in Canada, in effect from time to time.

“Global” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Governmental Body” shall mean any nation or government, any state, province or territory or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“GPEG” shall mean GPEG, LLC, a Delaware limited liability company.

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble to this Agreement and shall include any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and each of their respective successors and permitted assigns.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent, as such security agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent, including (i) Article XVII hereof and (ii) the Guarantee Agreement, dated as of the Closing Date, executed by Canadian Loan Parties in favor of Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state Law, and any other applicable Federal and state Laws or Canadian, provincial or territorial laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Obligations” shall mean collectively, the Foreign Currency Hedge Obligations and the Interest Rate Hedge Obligations.

“Holdings” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Inactive Subsidiaries” shall mean each of GPEG, Power, Steam, Braden, Braden Mexico and Koontz-Wagner.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the Ordinary Course of Business) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any Other Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under any Insolvency Laws), or regulatory restrictions, (b) has had a receiver, interim receiver, receiver and manager, monitor, liquidator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation or wind up of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Insolvency Laws” shall mean any of Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), any applicable governing corporate statute dealing with the compromise of creditor’s claims or arrangements, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency, bankruptcy, liquidation, receivership, wind up, reorganization, arrangement or relief of debtor or other similar Law of any jurisdiction, including the Business Corporation Act (British Columbia) where such statute is used by a Person to propose an arrangement and any Applicable Law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, trade name, mask work, trade secrets, design right, industrial designs, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Loan Party’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the Closing Date among Agent, the Loan Parties and EICF/CION Term Loan Agent, on behalf of itself and the EICF/CION Term Loan Lenders, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Interest Expense” shall mean, for any Person for any period, the aggregate interest expense of such Person for such period, determined in accordance with GAAP. Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the measuring period and prior to the date of determination in connection with any Permitted Acquisitions and Dispositions (other than any Dispositions in the Ordinary Course of Business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Interest Period” shall mean the period provided for any ~~LIBOR~~Term SOFR Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party and/or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Loan Party and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Obligations” shall mean the Indebtedness of a Loan Party and its Subsidiaries owing to the provider of any Interest Rate Hedge. For purposes of this Agreement and all of the Other Documents, all Interest Rate Hedge Obligations of any Loan Party or Subsidiary that is party to any Lender-Provided Interest Rate Hedge shall be “Obligations” hereunder and under the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person, and the Liens securing such Interest Rate Hedge Obligations shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.6 hereof.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as the same may be amended, modified or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment Property” shall mean and include, with respect to any Person, all of such Person’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts, and any other asset or right that would constitute “investment property” under the Uniform Commercial Code.

“Issuer” shall mean (a) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (b) any other Lender which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“JV Receivable” shall mean a Receivable of a Borrower arising from the sale of goods or the rendition of services by such Borrower to a Joint Venture, provided such Joint Venture constitutes a legal entity organized or formed under the laws of the United States or any State thereof, including, by way of illustration, a corporation, limited liability company or limited partnership, but excluding a sole proprietorship or unincorporated association.

“Joint Venture” shall mean any joint venture or partnership between any Loan Party, on the one hand, and any other Person, on the other hand.

“Koontz-Wagner” shall mean Koontz-Wagner Custom Controls Holdings LLC, an Indiana limited liability company, which Person (i) is a subsidiary of Holdings, (ii) filed a voluntary petition for relief under Chapter 7 of Title 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas on July 11, 2018, and (iii) has been administratively dissolved, effective as of February 5, 2019.

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to, and as lessee of, the premises identified as leased Real Property on Schedule 4.4(b)(iv) hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purposes of any provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to Agent for the benefit of Lenders as security for the Obligations, “Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Obligations and any Cash Management Obligations) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of such Lender’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of such Lender’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Approved Currencies” shall mean, collectively, U.S. Dollars and Canadian Dollars.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Sublimit” shall mean the U.S. Dollar Equivalent of $2,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.11 hereof.

“Leverage Ratio” shall mean, for any Person for any period of determination, the ratio of (a) Funded Debt of such Person on the last day of such period to (b) EBITDA of such Person for such period.

~~“LIBOR Alternate Source” shall have the meaning set forth in the definition of “LIBOR Rate”.~~

~~“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears~~ on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m. ~~(London time) two (2) Business Days prior to the commencement of such Interest Period as the~~ London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate ~~Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) if there~~ shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at ~~such time (which determination shall be conclusive absent manifest error), or (y) if the LIBOR Rate~~ is unascertainable as set forth in Section 3.8.2 hereof, a comparable replacement rate determined in ~~accordance with Section 3.8.2 hereof), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than 1.00, such rate shall be deemed to be 1.00 for purposes of this Agreement. The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give notice to~~ Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which ~~determination shall be conclusive absent manifest error.~~

~~“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR Rate.~~

“License Agreement” shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party’s business operations.

“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Loan Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien or adverse right or claim or deemed trust (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement in form and substance reasonably satisfactory to Agent which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time.

“LLC Division” shall mean, in the event a Loan Party is a limited liability company, (a) the division of such Loan Party into two or more newly formed limited liability companies (whether or not such Loan Party is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.

“Loan Party” or “Loan Parties” shall have the meaning set forth in the preamble to this Agreement and shall include their respective successors and permitted assigns.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties of the Loan Parties, taken as a whole, (b) the ability the Loan Parties, taken as a whole, to pay or perform the Obligations in accordance with the terms of this Agreement or any Other Documents, as the case may be, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which the termination (prior to the scheduled maturity or termination thereof, and other than as a result of the satisfaction of all contractual obligations thereunder), failure to comply with would, or could reasonably be expected to, result in a Material Adverse Effect.

“Material Owned Property” means (a) the Real Property owned by any Loan Party and listed as Material Owned Real Property on Schedule 4.4(b)(iv) hereto and (b) any other Real Property owned by any Loan Party or acquired by a Loan Party with a fair market value in excess of $1,000,000.

“Maximum Revolving Advance Amount” shall mean an amount equal to the U.S. Dollar Equivalent of $30,000,000.

“Maximum Swing Loan Advance Amount” shall mean an amount equal to the U.S. Dollar Equivalent of $3,000,000.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount equal to the U.S. Dollar Equivalent of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Net Cash Proceeds” shall mean: (a) with respect to any Disposition of Collateral (other than Equity Interests), by any Loan Party or any of its Subsidiaries, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance and by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by such Loan Party or Subsidiary pursuant to such Disposition net of (i) the reasonable direct costs related to such Disposition (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) any portion of such proceeds deposited in an escrow account pursuant to the documents relating to such Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to any Loan Party), (iii) Taxes paid or reasonably estimated by any Loan Party to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iv) amounts required to be applied to the repayment of any

Indebtedness secured by a Permitted Encumbrance prior to the Lien of Agent on the asset subject to such Disposition, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments; and (b) with respect to the Disposition of Equity Interests or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received by such Loan Party or Subsidiary in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or Subsidiary in connection therewith.

“Net Income” shall be defined in accordance with GAAP and as applied in preparation of the audited financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2019, provided that, the net income (or loss) of a Permitted Joint Venture shall be included in the “Net Income” of such Person, and, in the case of the net income of such Permitted Joint Venture, solely to the extent such net income is distributed to such Person.

“Non-Defaulting Lender” shall mean, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Loan Party that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Notes” shall mean, collectively, the Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Loan Party or any Subsidiary of any Loan Party to Issuers, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of any Issuer, Swing Loan Lender, any Lender or Agent) of any kind or nature, present or future (including all principal, all accrued and unpaid interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Loan Party and any indemnification obligations payable by any Loan Party arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party under any Insolvency Laws, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including this Agreement, the Other Documents, Lender-Provided Interest Rate Hedges, Lender-Provided Foreign Currency Hedges and any Cash Management Products and Services) whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, equipment lease, establishment of any commercial card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, (i) any and all of any Loan Party’s Indebtedness and/or liabilities (and any and all indebtedness, obligations and/or liabilities of any Subsidiary of any Loan Party) under this Agreement, the Other Documents or under any other agreement between Issuers, Agent or Lenders and any Loan Party and any amendments, extensions, renewals or increases and all costs and expenses of any Issuer, Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to attorneys’ fees and expenses and all obligations of any Loan Party to Issuers, Agent or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Obligations and (iii) all Cash Management Obligations. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted on the Closing Date.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Documents” shall mean the Notes, the Perfection Certificate, the Certificate of Beneficial Ownership, the Fee Letter, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, the Canadian Security Agreements, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, any Cash Management Products and Services, and any and all other agreements, instruments and documents, including the Intercreditor Agreement, other intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other agreements, documents or instruments heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all amendments, modifications, supplements, renewals, extensions, restatements, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing, other excise or property Taxes or similar Taxes, charges or similar levies that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(d) hereof.

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as set forth above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, fifty percent (50%) or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Revolving Lender to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

“Payment in Full” or “Paid in Full” shall mean, with respect to the Obligations, the indefeasible payment and satisfaction in full in cash of all of the Obligations (other than contingent indemnification obligations for which a claim has not been made) in cash or in other immediately available funds; provided that (a) in the case of any Obligations with respect to outstanding Letters of Credit, in lieu of the payment in full in cash, the delivery of cash collateral or a backstop letter of credit in form and substance satisfactory to the applicable Issuer in an amount equal to 105% of the Maximum Undrawn Amount of all outstanding Letters of Credit shall constitute payment in full of such Obligations and (b) in the case of any Obligations with respect to Cash Management Products and Services and any Lender-Provided Interest Rate Hedges or Lender-Provided Foreign Currency Hedges, in lieu of the payment in full in cash, the delivery of cash collateral in such amounts as shall be required by the applicable Lender or other arrangements in form and substance satisfactory to such Lender in respect thereof shall constitute payment in full of such Obligations. Notwithstanding the foregoing, in the event that, after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by Agent or such Lender.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Internal Revenue Code and either (i) is maintained or to which contributions are required by any Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.

“Perfection Certificate” shall mean the information questionnaire and the responses thereto provided by each Loan Party and delivered to Agent.

“Permitted Assignees” shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) a federal or state chartered bank (including its Canadian Affiliates or branches), a United States branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; (c) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity; and (d) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent’s or Lender’s rights in and to a material portion of Agent’s or such Lender’s portfolio of asset-based credit facilities; provided, that in no event shall (x) a natural person or (y) Holdings or any of its Affiliates be a “Permitted Assignee”; provided, further, that so long as no Event of Default pursuant to Section 10.1 or 10.7 hereof has occurred and is continuing, no Competitor shall be an “Permitted Assignee”.

“Permitted Acquisitions” shall mean any transaction for the (a) acquisition of all or substantially all of the assets or property of any Person, or of any business or division of any Person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any Person (a “Target”):

(a)no Default or Event of Default then exists or would result therefrom;

(b)the total costs and liabilities including, without limitation, all assumed liabilities, all earn-out payments, deferred or future payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions (the “Acquisition Consideration”) of all such acquisitions do not exceed $5,000,000 in the aggregate during the Term; provided that (i) any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the end of the Term, (ii) any earn-out payments or deferred or future payments shall be subject to a Subordination Agreement in favor of Agent subordinating payment of such earn-out payments or deferred or future payments to Agent and such payment obligations shall be unsecured; and provided, further, that any future payment part of any Acquisition Consideration that is subject to a contingency shall be considered Acquisition

Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by any Loan Party;

(c)the Loan Parties shall have delivered to Agent a pro forma balance sheet, pro forma financial statements and a Compliance Certificate demonstrating that, both prior to and upon giving effect to such acquisition, (i) the Fixed Charge Coverage Ratio of Holdings on a Consolidated Basis, would be not less than 1.10 to 1.00 and (ii) Holdings and its Subsidiaries have a Leverage Ratio of not greater than 3.25 to 1.00, in each case of (i) and (ii) on a Pro Forma Basis measured as of the most recent fiscal quarter end on a trailing four (4) fiscal quarter basis for which the Agent shall have received the financial statements required to be delivered to it pursuant to Section 9.8 hereof and (iii) Borrowers have Undrawn Availability of not less than $7,500,000;

(d)unless the Agent shall otherwise agree, Borrowers shall have provided the Agent with (i) historical financial statements for the last three Fiscal Years (or, if less, the number of years since formation) of the Target or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (ii) reasonably detailed projections for the succeeding three years pertaining to the Target or business to be acquired and updated projections for the Loan Parties after giving effect to such transaction, (iii) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (iv) all such other information and data relating to such transaction or the Target or business to be acquired as may be reasonably requested by the Agent;

(e)no Loan Party shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, Person or properties acquired, except obligations not constituting Indebtedness incurred in the Ordinary Course of Business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Loan Party hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

(f)with respect to the acquisition of Equity Interests, the Target shall (i) have a positive EBITDA, calculated in accordance with GAAP immediately prior to such acquisition, (ii) be added as a Borrower or a Guarantor (as Agent shall determine in its Permitted Discretion) and be jointly and severally liable for all Obligations, and (iii) grant to Agent a first priority Lien in all of its assets;

(g)if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Loan Party and newly formed for the sole purpose of effecting such acquisition;

(h)the Target or business to be acquired shall be, or shall be engaged in, a business of the type that the Loan Parties are permitted to be engaged in under Section 5.18;

(i)Agent shall have received a first priority Lien in all acquired assets or Equity Interests which do not constitute Excluded Property, subject to documentation satisfactory to Agent, and the property acquired in connection with any such transaction shall be free and clear of any Liens, other than Permitted Encumbrances;

(j)the board of directors (or other comparable governing body) of the Target shall have duly approved the acquisition;

(k)all transactions in connection therewith shall be consummated in accordance with all Applicable Law;

(l)at least ten (10) Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Agent certificate from the President, Chief Financial Officer of Controller of the Loan Parties certifying that (i) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (ii) such transaction could not reasonably be expected to result in a Material Adverse Effect; and

(m)no assets acquired in any such acquisition shall be included in the Formula Amount until Agent has received a field examination and/or appraisal of such assets, in form and substance acceptable to Agent.

“Permitted Captive Insurance Subsidiary” shall mean a Captive Insurance Subsidiary that Agent has approved as a Permitted Captive Insurance Subsidiary pursuant to Section 7.12(b).

“Permitted Discretion” shall mean a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of the Secured Parties, including without limitation, Liens securing Hedge Obligations and Cash Management Products and Services; (b) Liens for taxes, assessments, Priority Payables or other governmental charges not delinquent for a period of more than thirty (30) days (provided any such Liens in respect of Priority Payables have not been registered and/or are not being enforced) or being Properly Contested and a Reserve has been established against the Formula Amount; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance (but not any Liens being registered or enforced in respect of any Priority Payables); (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, stay, indemnity, customs and appeal bonds and other obligations of like nature (including those to secure health, safety and environmental obligations) arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the Ordinary Course of Business and securing indebtedness not yet due and payable or overdue for more than thirty (30) days or being Properly

Contested and adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP; (g) Liens securing Indebtedness under clause (b) of the definition of “Permitted Indebtedness” provided that (i) any such Lien shall not encumber any other property of any Loan Party other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds thereof and customary security deposits and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount permitted by such clause (b) of the definition of “Permitted Indebtedness”; (h) other Liens incidental to the conduct of any Loan Party’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent’s or Lenders’ rights in and to the Collateral or the value of any Loan Party’s property or assets or which do not materially impair the use thereof in the operation of any Loan Party’s business; (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of the Loan Parties; (j) Liens granted to EICF/CION Term Loan Agent to secure the “Obligations” arising under, and as such term is defined in, the EICF/CION Term Loan Agreement; provided that such Liens are subject to the terms of the Intercreditor Agreement; (k) Liens listed on Schedule 1.2 hereto, including the modification, replacement, renewal or extension thereof; provided that (i) such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Closing Date and (ii) such renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.8 hereof; (l) Liens that are contractual rights of set-off (i) solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case, which set-off rights are granted in the Ordinary Course of Business in favor of the depository bank or financial institution with which such accounts are maintained, securing amounts owing to such bank or institution with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, (ii) solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case, which set-off rights relate to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business or (iii) relating to purchase orders and other agreements entered into with customers of any Loan Party in the Ordinary Course of Business; (m) the filing of Uniform Commercial Code and PPSA financing statements solely as a precautionary measure in connection with operating leases entered into by Holdings and its Subsidiaries in the Ordinary Course of Business; (n) Liens in connection with the cash collateralization of the Existing Letters of Credit (and any replacements thereof), so long as the amount secured thereunder does not exceed 105% of the aggregate face amount of such Existing Letters of Credit; (or such replacement letters of credit); (o) Liens in favor of customs and revenue authorities arising as a matter of applicable Law and in the Ordinary Course of Business to secure payment of customs duties in connection with the importation of goods; (p) non-exclusive licenses of patents, trademarks, copyrights and other intellectual property rights in the Ordinary Course of Business and not interfering in any material respect with the business of any Credit Party; and (q) Liens on the “Collateral” as such term is defined in the Capital Provision Agreement in effect on the Closing Date securing the Indebtedness permitted under clause (n) of the definition of “Permitted Indebtedness”. Furthermore, it is hereby understood and agreed by the parties hereto that the definition and use of the term “Permitted Encumbrances” herein shall mean that such encumbrances are permitted to exist but shall in no way be interpreted to mean that such encumbrances are entitled to any priority over Agent’s security interests and Liens and the Loan Parties hereby specifically and expressly acknowledge and agree that any such encumbrances not properly perfected under Applicable Law shall not be entitled to priority over Agent’s security interests and Liens and that this Agreement is not intended and shall not confer any rights upon any Person whatsoever who is not a party to this Agreement. For the avoidance of doubt, a “Permitted Encumbrance” shall not include a Lien or statutory deemed trust in respect of or arising in connection with a Canadian Pension Plan or Canadian Union Plan.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness (i) incurred for Capital Expenditures permitted in Section 7.6 hereof and (ii) with respect to (x) Capitalized Lease Obligations existing on the Closing Date as specified on Schedule 1.3 hereto and (y) additional Capitalized Lease Obligations incurred after the Closing Date and purchase money Indebtedness in an aggregate amount not to exceed $250,000 in the aggregate at any time outstanding; provided that any such Indebtedness (A) in the case of additional Capitalized Lease Obligations or purchase money Indebtedness, shall be secured by the asset subject to such additional Capitalized Lease Obligations or acquired asset in connection with the incurrence of such Indebtedness, as the case may be, and (B) in the case of purchase money Indebtedness, shall constitute not less than 75% of the aggregate consideration paid with respect to such asset; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness on the Closing Date listed on Schedule 5.8(b) hereto, including (i) renewals and extensions (but not increases) expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions (but not increases) of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; (e) Interest Rate Hedges and Foreign Currency Hedges that are entered into by a Loan Party to hedge its risks with respect to outstanding Indebtedness of such Loan Party and not for speculative or investment purposes so long as such Interest Rate Hedges and Foreign Currency Hedges that are not Lender-Provided Interest Rate Hedges or Lender-Provided Foreign Currency Hedges are unsecured; (f) Indebtedness outstanding under the EICF/CION Loan Documents in an aggregate amount not exceeding the “Maximum Priority Term Loan Debt” (as defined in the Intercreditor Agreement), provided that such Indebtedness is subject to the terms of the Intercreditor Agreement; (g) intercompany Indebtedness owing from one or more Loan Parties (other than Inactive Subsidiaries) to any other one or more Loan Parties (other than Inactive Subsidiaries) in accordance with clause (c) of the definition of “Permitted Loans”; (h) Indebtedness incurred by any Loan Party in respect of performance bonds, surety bonds, completion guarantees, appeal bonds, bid bonds, in each case incurred in the Ordinary Course of Business, and reimbursement obligations in respect of any of the foregoing, warehouse receipts or similar instruments issued or created in the Ordinary Course of Business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; (i) unsecured Indebtedness incurred by any Loan Party in respect of accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for substantially in accordance with GAAP; (j) unsecured Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any bona fide warranty or contractual service obligations or performance in the Ordinary Course of Business of any Loan Party; (k) the Existing Letters of Credit (and any replacements thereof); (l) the Permitted Koontz-Wagner Pension Plan Obligations; (m) Indebtedness incurred pursuant to the Capital Provision Agreement in effect on the Closing Date; and (n) Indebtedness of any Loan Party or any Subsidiary thereof not otherwise permitted pursuant to clauses (a) through (m) above, in an aggregate principal amount not to exceed $500,000 at any time outstanding.

“Permitted Investments” shall mean investments in: (a) obligations issued or guaranteed by the United States or the federal government of Canada or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States or Canadian federal government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States or an agency thereof; (e) Permitted Loans; (f) investments by any Loan Party in cash and Cash Equivalents, (g) (i) equity investments owned as of the Closing Date in any Subsidiary and disclosed on Schedule 5.2(b) and (ii) other investments made after the Closing Date in any Subsidiary that is a Loan Party (other than an Inactive Subsidiary); (h) to the extent constituting investments, those expressly permitted under Sections 7.1, 7.2, 7.7 and 7.8 hereof, respectively, and Capital Expenditures; provided, however, that no investments may be made solely pursuant to this clause (h); (i) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.1 hereof; (j) investments in the form of advances to subcontractors in the Ordinary Course of Business; (k) investments received in the form of settlement of amounts due in the Ordinary Course of Business or owing to any Loan Party as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries; (l) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the Ordinary Course of Business) or as security for any such Indebtedness or claims; (m) to the extent no Default or Event of Default has occurred or would result therefrom, initial capital contribution(s) to any Permitted Captive Insurance Subsidiary, in an aggregate amount for all such Permitted Captive Insurance Companies not to exceed $250,000; and (n)investments not otherwise permitted pursuant to clauses (a) through (m) above, in an aggregate amount not to exceed $500,000 at any time outstanding; provided that, immediately before and immediately after giving pro forma effect to any such investments permitted pursuant to this clause (n), no Default or Event of Default shall have occurred.

“Permitted Joint Venture” means any Joint Venture, so long as (a) immediately prior to and after giving pro forma effect to the formation and capitalization of such Joint Venture, no Default or Event of Default exists; (b) the assets, businesses or activities of the Joint Venture are consistent with the then-current business plan of the Loan Parties; (c) no Indebtedness or Liens are assumed or incurred by any Loan Party as a result of the formation and capitalization of, or as a result of any subsequent Investment in, the Joint Venture, except as otherwise permitted hereunder; and (d) such Loan Party, the Joint Venture or the customer or customers of the Joint Venture shall obtain customary liability and commercial insurance, in amounts and from a reputable insurer as may be necessary for prudent execution of the work by the Joint Venture.

“Permitted Koontz-Wagner Pension Plan Obligations” shall mean obligations of the Loan Parties in an aggregate amount not to exceed $2,700,000 for their obligations arising under the International Brotherhood of Electrical Workers Local Union 1392 multi-employer pension plan of Koontz-Wagner.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Loan Party (other than an Inactive Subsidiary) to its Customers in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans to employees of a Loan Party (other than an Inactive Subsidiary) in the Ordinary Course of Business not to exceed as to all such loans the aggregate amount of $50,000 at any time outstanding; and (c) intercompany loans between and among the Loan Parties (other than Inactive Subsidiaries), so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by the Loan Parties) on terms and conditions (including terms subordinating payment of the Indebtedness evidenced by such note to the prior Payment in Full of all of the Obligations) reasonably acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Parties that are the payees on such note.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited and unlimited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Loan Party or any member of the Controlled Group or to which any Loan Party or any member of the Controlled Group is required to contribute.

“Pledge Agreement” shall mean that certain Collateral Pledge Agreement, dated as of the Closing Date, by Holdings, WISG and WISG Canada in favor of Agent, and any other pledge agreements executed and delivered by any other Person subsequent to the Closing Date to secure the Obligations, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Power” shall mean Global Power Professional Services, Inc., a Delaware corporation.

“PPSA” shall mean, collectively, the Personal Property Security Act (Ontario), the Civil Code of Quebec, as amended, supplemented, restated and superseded, or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal and moveable property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Priority Payables” shall mean (a) the full amount of the liabilities of any Loan Party which (i) have a trust imposed to provide for payment or a security interest, pledge, Lien, hypothec or charge ranking or capable of ranking senior to or pari passu with security interests, Liens, hypothecs or charges securing the Obligations on any Collateral under any federal, provincial, state, county, district, municipal, local or foreign law or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under federal, provincial, state, county, district, municipal, local or foreign law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholdings taxes, value added taxes, amounts payable to an insolvency administrator, employee withholdings or deductions, vacation pay, severance and termination pay, workers’ compensation obligations, government royalties or pension obligations in each case to the extent such trust, or security interest, Lien hypothec or charge has been or may be imposed, including under the Wage Earner Protection Program Act (Canada), and (b) the amount equal to the aggregate value of the Inventory which the Agent, in good faith, and on a reasonable basis, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the security interests, liens, hypothecs or charges securing the Obligations, including, without limitation, Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Basis” shall mean on a basis in accordance with GAAP and otherwise reasonably satisfactory to the Agent.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) the Agent has established Reserves hereunder and such Person has established reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien, other than Liens for Priority Payables, is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 16.2(e) hereof.

~~“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by Agent).~~

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended, modified or supplemented from time to time.

“Real Property” shall mean all of the real property owned, leased or operated by any Loan Party on or after the Closing Date, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, all drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043 of ERISA or the regulations promulgated thereunder, other than an event for which the 30-day notice period is waived.

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such) or any Defaulting Lender) holding at least fifty one percent (51%) of either (a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender), or (b) after the termination of all of the Commitments, the sum of (x) the outstanding Revolving Advances and Swing Loans, plus (y) the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserves” shall mean reserves against the Maximum Revolving Advance Amount or the Formula Amount as Agent may deem proper and necessary from time to time, including in respect of Priority Payables in respect of any Canadian Loan Party.

~~“Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).~~

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the (i) President, Chief Executive Officer, Chief Financial Officer, Controller, Treasurer or General Counsel of a Loan Party, (ii) any person performing similar functions of the forgoing clause (i), or (iii) any person with supervisory or managerial responsibilities of a Loan Party.

“Restricted Distribution” means as to any Person (a) any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock (other than Disqualified Equity Interests)), (b) any split-ups or reclassifications of its Equity Interests (other than Disqualified Equity Interests)), (c) any application any of its funds, property or assets to the purchase, redemption or other retirement of any of its Equity Interests, or of any options to purchase or acquire any Equity Interests of any Person, and (d) any payment of principal, premium, if any, or interest (whether in cash, securities or other property) of any intercompany note between and among the Loan Parties evidencing Indebtedness permitted to be incurred pursuant to the terms hereof.

“Revolving Advances” shall mean Advances other than Letters of Credit and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth opposite such Lender’s name on Schedule 1.1 hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Commitment Percentage” shall mean, as to any Lender, the Revolving Commitment Percentage (if any) set forth opposite such Lender’s name on Schedule 1.1 hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin for Revolving Advances and Swing Loans plus the Alternate Base Rate. (b) with respect to Revolving Advances that are ~~LIBOR~~Term SOFR Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin for Revolving Advances plus the ~~LIBOR~~Term SOFR Rate, (c) with respect to Revolving Advances that are converted to Canadian Base Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Canadian Base Rate, and (d) with respect to Revolving Advances that are CDOR Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin for Revolving Advances plus the CDOR Rate.

“Revolving Lender” shall mean each Lender holding a Revolving Commitment.

“Sanctioned Country” shall mean a country, territory or government or agency of any of the foregoing, in each case that is subject to or the subject or target of any sanctions or sanctions program maintained under any Anti-Terrorism Law, including, as of the Closing Date, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to or the subject or target of any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law, including the Corruption of Foreign Public Officials Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada) and the United Nations Act, including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act.

“SEC” shall mean the Securities and Exchange Commission or any similar applicable Governmental Body or any successor thereto.

“Secured Parties” shall mean, collectively, Agent, Issuers, Swing Loan Lender and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Obligations or Cash Management Obligations are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” shall mean, the following:

SOFR Adjustment	Interest Period

15 basis points (0.15%)	For a 1-month Interest Period

25 basis points (0.25%)	For a 3-month Interest Period

35 basis points (0.35%)	For a 6-month Interest Period

“SOFR Floor” means a rate of interest per annum equal to 100 basis points (1.00%).

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Southern Receivables” shall mean Receivables owing to WPS by Southern Nuclear Operating Company, Inc., a Delaware corporation.

“Steam” shall mean Steam Enterprises LLC, a Delaware limited liability company.

“Subordinated Indebtedness” shall mean Indebtedness of any Loan Party having maturities and terms that are subordinated to the payment of the Obligations in a manner and on terms, all approved in writing, reasonably satisfactory to the Required Lenders.

“Subordination Agreements” shall mean, collectively, any subordination agreement by and among Agent, any Loan Party and any holder of Subordinated Indebtedness (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time).

“Subsidiary” of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. In no event shall the term “Subsidiary” include any Permitted Joint Venture or Koontz-Wagner (other than in its capacity as an “Inactive Subsidiary”).

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Loan Party by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (ii) 66.67% (or such greater percentage that could not reasonably be expected to cause any material adverse U.S. federal, state or local income Tax consequences to a Loan Party) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a) hereof, as such note may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4 hereof.

“Tax Distribution” shall mean the additional federal, state or local income Taxes assumed to be payable by a shareholder or member of any Loan Party as a result of the taxable income of such Loan Party that gets allocated to such shareholder or member due to such Loan Party’s status for federal, state or local income Tax purposes as a partnership, subchapter S corporation or any other entity that is a pass-through entity or disregarded entity for federal, state and local income Tax purposes (as applicable) but only for so long as such Loan Party continues to be so treated as a pass-through entity or disregarded entity for federal, state and local income tax purposes, as evidenced and substantiated by the tax returns filed by such Loan Party (as applicable), with such income Taxes assumed to be payable by a shareholder or member of any Loan Party being calculated for all members or shareholders, as applicable, at the highest combined marginal federal, state and local income Tax rate applicable to the taxable income of the applicable member or shareholder at issue for which such tax is being calculated that is allocated to the member or shareholder of the Loan Party, taking into consideration (A) the character and nature of such income (i.e., whether such income is subject to income Tax at capital gains rates, ordinary income rates or any special rates), (B) losses previously allocated to each such member or shareholder, as applicable, by such Loan Party to the extent such losses have not previously been applied to reduce the Tax Distribution hereunder, provided that capital losses and capital loss carry forwards shall be taken into account only to the extent they are currently usable to offset income or gain allocated by such Loan Party to a member or shareholder, as applicable; and provided, further, that to the extent that any losses allocated by such Loan Party result in a payback by a member to such Loan Party of previous Tax Distributions pursuant to Section 7.7 hereof, then such losses shall not be taken into account for purposes of determining the Tax Distribution hereunder, and (C) the deduction under Section 199A of the Internal Revenue Code in respect of the taxable income of the Loan Parties.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Pension Benefit Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan or Multiemployer Plan; (e) any event or condition (i) which would be reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or Multiemployer Plan, or (ii) that would be reasonably expected to result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any member of the Controlled Group; or (i) any Canadian Pension Event.

“Term Loan Priority Collateral” shall have the meaning assigned thereto in the Intercreditor Agreement.

“Term Loan Priority Collateral Account” shall have the meaning assigned thereto in the EICF/CION Term Loan Agreement in effect on the Closing Date.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any Term SOFR Rate Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrowing Agent on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Loan” means an Advance that bears interest based on Term SOFR Rate.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Toxic Substance” shall mean and include any material present on any Real Property (including any leasehold interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws or Canadian or provincial laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall mean the transactions under or contemplated by this Agreement, the Other Documents and the EICF/CION Term Loan Documents.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the outstanding amount of Advances, minus (c) the Maximum Undrawn Amount of all outstanding Letters of

Credit, minus (d) the sum of (i) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date, plus (ii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Unfunded Capital Expenditures” shall mean, as to any Loan Party, without duplication, Capital Expenditures funded (a) from such Loan Party’s internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unused Line Fee” shall have the meaning set forth in Section 3.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, amended, modified, supplemented, renewed, extended or replaced.

“U.S. Dollar” and the sign “$” shall mean lawful money of the United States.

“U.S. Dollar Equivalent” shall mean, at any time, (i) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and (ii) as to any amount denominated in any other currency, the equivalent amount in U.S. Dollars calculated by the Agent in good faith at such time using the Exchange Rate in effect on the day of determination.

“U.S. Funding Account” shall mean a deposit account of Borrowing Agent established for the purpose of receiving proceeds of Advances made in U.S. Dollars.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Guarantor” shall mean any Guarantor that is a U.S. Person. “U.S. Loan Party” shall mean any Loan Party that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“United States” means the United States of America.

“Usage Amount” shall have the meaning set forth in Section 3.3 hereof.

“WISG” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“WISG Canada” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“WISG Electrical” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“WISI” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Withholding Agent” shall mean any Loan Party and Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“WPS” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“WSS” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

1.3.Uniform Commercial Code / PPSA Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision. All terms used herein and defined in the PPSA (in respect of Collateral located in Canada) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper”, “goods”, “instruments”, “intangibles”, “proceeds”, “securities”, “investment property”, “document of title”, “inventory”, “equipment” and “fixtures”, as and when used in the description of Collateral located in Canada shall have the meanings given to such terms in the PPSA. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the PPSA, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4.Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection, clause or paragraph. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, except where the context clearly requires otherwise. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or “to the best of the Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.5.Currency Matters~~Currency Matters~~. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the Other Documents to the Secured Parties shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement, shall be made in U.S. Dollars. For the purpose of all calculations, comparisons, measurements or determinations hereunder, including all calculations of the Formula Amount and all financial performance or results and all calculations with respect to financial ratios and/or financial covenants, including calculation of the component parts thereof (such as EBITDA, Funded Debt, etc.), amounts denominated in other currencies shall be converted to the U.S. Dollar Equivalent thereof at the Exchange Rate in effect on the day of determination. If Agent shall receive payment in a currency other than the currency in which the Obligations are due, whether pursuant to the exercise of control under a securities account control agreement or deposit account control agreement, or as proceeds or realization of the Collateral or otherwise, then Agent shall be authorized to convert such amounts at the Exchange Rate in effect on the day of determination to the currencies in which such Obligations are due for application thereto. All financial statements, Borrowing Base Certificate and Compliance Certificates shall be set forth in U.S. Dollars.

1.6.Excess Resulting from Exchange Rate Change. If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the U.S. Dollar, (a) the aggregate outstanding amount of Advances exceeds any limitations hereunder based on the U.S Dollar Equivalent thereof, or (b) the aggregate outstanding amount of Advances exceeds any other limit based on U.S. Dollars set forth herein for such Obligations, Borrowers shall on the Business Day that any Loan Party has knowledge thereof or the Business Day on which Agent shall have notified Borrowing Agent thereof make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess. Without in any way limiting the foregoing provisions, Agent may, weekly or more frequently in the sole discretion of Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date.

1.7.Canadian Terms~~Canadian Terms~~. In this Agreement, (i) any term defined in this Agreement by reference to the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Agent, (ii) all references in this Agreement to “Article 8 of the Code” or “Article 8 of the Uniform Commercial Code” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario) and the Securities Transfer Act (British Columbia), as applicable), (iii) all references in this Agreement to the United States Copyright Office or the United States Patent and Trademark Office shall be deemed to refer also to the Canadian Intellectual Property Office, (iv) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (v) all references to the United States, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, (vi) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada, (vii) all references to “state or federal bankruptcy laws” shall be deemed to refer also to any insolvency proceeding occurring in Canada or under Canadian law, (viii) all calculations of U.S. Dollar amounts which utilize amounts expressed in Canadian Dollars shall be made using the U.S. Dollar Equivalent of such Canadian Dollar amounts in a manner calculated by the Agent and (ix) all financial statements required to be delivered to Agent or Lenders hereunder shall be presented in U.S. Dollars.

1.8.Conversion of Assets. All of the property and assets of any Canadian Loan Party, including, without limitation, its Receivables, shall be valued in, and converted into, the U.S. Dollar Equivalent in accordance with PNC’s customary banking and conversion practices and procedures.

1.9.Term SOFR Notification~~LIBOR Notification~~. Section 3.8.2 ~~hereof~~. of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the ~~London interbank offered rate~~Term SOFR Rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the ~~London interbank offered rate or other rates in the definition of “LIBOR~~Term SOFR Rate~~”~~ or with respect to any alternative or successor rate thereto, or replacement rate therefor.

1.10.CDOR Notification~~CDOR Notification~~. Section 3.8.3 hereof provides a mechanism for determining an alternate rate of interest in the event that the Canadian Dollar offered rate is no longer available or in certain other circumstances. Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Canadian Dollar offered rate or other rates in the definition of “CDOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

1.11.Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document; provided that, with respect to any such amendment effected, the Agent shall provide notice to the Borrowers and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

II.	ADVANCES, PAYMENTS.
2.1.	Revolving Advances.

(a)Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Revolving Lender, severally and not jointly, will make Revolving Advances to Borrowers denominated in U.S. Dollars or the U.S. Dollar Equivalent in Canadian Dollars in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of all Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, less Reserves established hereunder or (y) an amount equal to the result of the following (hereinafter, the “Formula Amount”):

(i)up to an amount equal to (A) 85% of Eligible Receivables and (B) subject to the limitations set forth in clause (e) below, 85% of Eligible JV Receivables, plus

(ii)up to an amount equal to 85% of the U.S. Dollar Equivalent of Eligible Canadian Receivables, plus

(iii)subject to the limitations set forth in clause (e) below, up to the lesser of (a) an amount equal to 65% of Eligible Unbilled Receivables and (b) $7,500,000, minus

(iv)the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(v)Reserves established hereunder.

The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a) hereto.

(b)Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion, provided, that, Agent shall endeavor to give Borrowers notice of any decrease in the Advance Rates. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing Reserves may limit or restrict Advances requested by Borrowing Agent. Without limitation of the foregoing, Agent shall have the right (but not the obligation), to establish from time to time, against the Maximum Revolving Advance Amount, Reserves to reflect the risks, as determined by Agent in its sole discretion exercised in a commercially reasonable manner, of currency exchange rate fluctuations with respect to any Revolving Advances or Letters of Credit denominated in Canadian Dollars or with respect to any Priority Payables. The amount of any Reserves established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such Reserve and shall not be duplicative of any other Reserve established and currently maintained.

(c)The rights of Agent under this subsection are subject to the provisions of Section 16.2(b) hereof.

(d)Revolving Advances in Canadian Dollars. Notwithstanding anything to the contrary contained herein, the outstanding principal amount of Revolving Advances made in Canadian Dollars hereunder shall not, at any time, exceed the Canadian Dollar Sublimit. To the extent the outstanding principal amount of Revolving Advances made in Canadian Dollars hereunder exceeds the Canadian Dollar Sublimit, such excess amount shall be immediately repaid or converted from a CDOR Rate Loan to a ~~LIBOR~~Term SOFR Rate Loan or Domestic Rate Loan, at Borrowers’ option. When determining the maximum principal amount of Revolving Advances permitted pursuant to this Section 2.1, all Revolving Advances made in Canadian Dollars shall be calculated at the U.S. Dollar Equivalent on the date that any Advance is made (or deemed made) hereunder or on any date of determination.

(e)Limitation on Advances against Eligible JV Receivables and Eligible Unbilled JV Receivables. Notwithstanding anything to the contrary contained herein, the principal amount of Revolving Advances made hereunder against (i) Eligible Unbilled JV Receivables shall not exceed

$250,000 in the aggregate at any one time outstanding and (ii) Eligible JV Receivables and Eligible Unbilled JV Receivables, on a combined basis, shall not exceed $1,000,000 in the aggregate at any one time outstanding.

2.2.Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a)Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. (New York time) on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance denominated in U.S. Dollars hereunder. All Revolving Advances denominated in U.S. Dollars shall be funded into the U.S. Funding Account. Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. (New York time) on a Business Day of a Borrower’s request to incur, on a day that is at least five (5) Business Days after such request, a Revolving Advance denominated in Canadian Dollars hereunder at the CDOR Rate. All Revolving Advances denominated in Canadian Dollars shall be funded into the Canadian Funding Account. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, the same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable. If the Borrowers enter into a separate written agreement with Agent regarding Agent’s auto-advance service, then each Advance made pursuant to such service (including Advances made for the payment of interest, fees, charges or obligations) shall be deemed an irrevocable request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such auto-advance is made.

(b)Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a ~~LIBOR~~Term SOFR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. (New York time) on the day which is three (3) Business Days prior to the date such ~~LIBOR~~Term SOFR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $100,000 and in integral multiples of $50,000 thereafter, and (iii) the duration of the first Interest Period therefor, as applicable. Interest Periods for ~~LIBOR~~Term SOFR Rate Loans shall be for one, ~~two or~~ three or six months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Upon and after the occurrence of an Event of Default and during the continuation thereof, at the option of Agent or at the direction of the Required Lenders, no ~~LIBOR~~Term SOFR Rate Loan shall be made available to any Borrower.Upon the commencement of a Canadian Cash Dominion Period, at the option of Agent or at the direction of the Required Lenders, no CDOR Rate Loan shall be made available to any Borrower and all CDOR Rate Loans shall be converted to Domestic Rate Loans. After giving effect to each requested ~~LIBOR~~Term SOFR Rate Loan, including those which are converted from a Domestic

Rate Loan under Section 2.2(e) below, there shall not be outstanding more than five (5) ~~LIBOR~~Term SOFR Rate Loans, in the aggregate at any time.

(c)Each Interest Period of a ~~LIBOR~~Term SOFR Rate Loan shall commence on the date such ~~LIBOR~~Term SOFR Rate Loan is made, as applicable, and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore U.S. Dollar and no Interest Period shall end after the last day of the Term.

(d)Borrowing Agent shall elect the initial Interest Period applicable to a ~~LIBOR~~Term SOFR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 1:00 p.m. (New York time) on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan. If Agent does not receive timely notice of the succeeding Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such ~~LIBOR~~Term SOFR Rate Loan to a Domestic Rate Loan as of the last day of the Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan.

(e)Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding ~~LIBOR~~Term SOFR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such ~~LIBOR~~Term SOFR Rate Loan into a Domestic Rate Loan, provided that any conversion of a ~~LIBOR~~Term SOFR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan, as applicable. If Borrowing Agent desires to convert a ~~LIBOR~~Term SOFR Rate Loan or Domestic Rate Loan, Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a ~~LIBOR~~Term SOFR Rate Loan or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable ~~LIBOR~~Term SOFR Rate Loan) with respect to a conversion from a ~~LIBOR~~Term SOFR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the ~~LIBOR~~Term SOFR Rate Loan(s), or Domestic Rate Loan(s) to be converted and if the conversion is to a ~~LIBOR~~Term SOFR Rate Loan, the duration of the first Interest Period therefor.

(f)At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment (or such shorter notice as Agent may agree), Borrowers may, subject to Section 2.2(g) below, prepay the ~~LIBOR~~Term SOFR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Borrowing Agent shall specify the date of prepayment of Advances which are ~~LIBOR~~Term SOFR Rate Loans and the amount of such prepayment. In the event that any prepayment of a ~~LIBOR~~Term SOFR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

(g)Each Loan Party shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any ~~LIBOR~~Term SOFR Rate Loan or CDOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a ~~LIBOR~~Term SOFR Rate Loan or CDOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence (with backup calculation in reasonable detail) submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h)Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans, as applicable) to make or maintain its ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans, the obligation of Lenders (or such affected Lender) to make ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans, as applicable, hereunder shall forthwith be cancelled and Borrowers shall, if any affected ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans or convert (x) such affected ~~LIBOR~~Term SOFR Rate Loans into Domestic Rate Loans or (y) such affected CDOR Rate Loans into Canadian Base Rate Loans. If any such payment or conversion of any ~~LIBOR~~Term SOFR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence (with backup calculation in reasonable detail) submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

(i)Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire ~~LIBOR~~Term SOFR deposits or bankers’ acceptances to fund or otherwise match fund any Obligation as to which interest accrues based on the ~~LIBOR~~Term SOFR Rate or CDOR Rate, as applicable.The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the ~~LIBOR~~Term SOFR Rate by acquiring ~~LIBOR~~SOFR deposits for each Interest Period in the amount of the ~~LIBOR~~Term SOFR Rate Loans.

2.3.	[Reserved].
2.4.	Swing Loans.

(a)Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Revolving Lenders and Agent for administrative convenience, Agent, Revolving Lenders and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances denominated in U.S. Dollars (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the Closing Date to, but not including, the last day of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount, less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and re-borrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached as Exhibit 2.4 hereto. Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.

(b)Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c)Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Revolving Lenders to fund such participations by means of a Settlement as provided for in Section 2.6(d) hereof. From and after the date, if any, on which any Revolving Lender is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Revolving Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Revolving Lender shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22 hereof) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5.Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of the Loan Parties to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by

Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Section 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request or deemed request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and re-borrowing, all in accordance with the terms and conditions hereof.

2.6.	Making and Settlement of Advances.

(a)Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Revolving Lenders (subject to any contrary terms of Section 2.22 hereof). Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b)Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) hereof and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a) hereof, Agent shall notify the Revolving Lenders of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section8.2 hereof, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c)Unless Agent shall have been notified by telephone, confirmed in writing, by any Revolving Lender that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) hereof and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to

Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Effective Federal Funds ~~Effective~~ Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Revolving Lender that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrowers with respect to any amounts owing under this subsection (c) shall be conclusive, in the absence of manifest error.

(d)Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Revolving Lenders on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Revolving Lenders of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. (New York time) on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.22 hereof, each Revolving Lender shall transfer the amount of such Revolving Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. (New York time) on such Settlement Date if requested by Agent by 3:00 p.m. (New York time), otherwise not later than 5:00 p.m. (New York time) on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Revolving Lenders accruing interest as Domestic Rate Loans.If any such amount is not transferred to Agent by any Revolving Lender on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon as specified in Section 2.6(c) hereof.

(e)If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7.Maximum Advances~~Maximum Advances~~. Notwithstanding anything to the contrary set forth in Section 2.1(a) or otherwise in this Agreement, the aggregate balance of the principal amount of Revolving Advances (calculated, with respect to Revolving Advances made in Canadian Dollars, at the U.S. Dollar Equivalent) plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.8.	Manner and Repayment of Advances.

(a)The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied, first, to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22 hereof).

(b)Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. The Loan Parties further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received each day during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans or Canadian Base Rate Loans, as applicable, for one (1) day (i.e. the Revolving Interest Rate divided by 360 or 365/366, as applicable). The monthly float charge shall be calculated daily and charged once per month, relating to all payments collected in the prior month. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h) hereof.

(c)All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in U.S. Dollars or Canadian Dollars, as applicable, in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d)Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m. (New York time), in U.S. Dollars or Canadian Dollars, as applicable, and in immediately available funds.

2.9.Repayment of Excess Advances. If at any time the aggregate balance of outstanding Advances taken as a whole exceeds the maximum amount of such type or any sublimit of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

2.10.Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account denominated in U.S. Dollars and a loan account denominated in Canadian Dollars (each, a “Borrowers’ Account”) in the name of the applicable Borrower in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers’ Accounts shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11.	Letters of Credit.

(a)Subject to the terms and conditions hereof, the applicable Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in U.S. Dollars or Canadian Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the U.S. Dollar Equivalent of the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a) hereof). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate

Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

(b)Notwithstanding any provision of this Agreement, no Issuer shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing any Letter of Credit, or any Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date, and which such Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuer applicable to letters of credit generally.

2.12.	Issuance of Letters of Credit.

(a)Borrowing Agent, on behalf of any Borrower, may request any Issuer to issue or cause the issuance of a Letter of Credit by delivering to such Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m. (New York time), at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and such Issuer; and, such other certificates, documents and other papers and information as Agent or such Issuer may request. No Issuer shall issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments have been terminated for any reason.

(b)Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term, unless Agent, Issuer and Borrowing Agent agree for such Letter of Credit to be cash collateralized immediately upon the expiration of the Term, pursuant to Section 3.2(b) hereof. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by the applicable Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.

(c)Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13.	Requirements For Issuance of Letters of Credit.

(a)Borrowing Agent shall authorize and direct the applicable Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the applicable Issuer to deliver to Agent all agreements, documents or instruments and property received by such Issuer pursuant to such Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit, and the application therefor.

(b)In connection with all trade Letters of Credit issued or caused to be issued by any Issuer under this Agreement, each Borrower hereby appoints each Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing: (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States Customs Department or Canada Border Services Agency (collectively, “Customs”) in the name of such Borrower or such Issuer or such Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or in the name of such Issuer or its designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, nor any Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s, any Issuer’s or their respective attorneys’ willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.14.	Disbursements, Reimbursement.

(a)Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse such Issuer in an amount equal to the amount so paid by such Issuer (such obligation to reimburse such Issuer shall sometimes be referred to as a “Reimbursement Obligation”) prior to 12:00 p.m. (New York time) on each date that an amount is paid by such Issuer under such Letter of Credit (each such date, a “Drawing Date”). In the event Borrowers fail to reimburse such Issuer for the full amount of any drawing under any Letter of Credit by 12:00 p.m. (New York time) on the Drawing Date, such Issuer will promptly notify Agent and each Revolving Lender thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Revolving Lenders shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 hereof are then satisfied or the Revolving Commitments have been terminated for any reason) as provided for in Section 2.14(c) below. Any notice given by any Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)Each Revolving Lender shall upon any notice pursuant to Section 2.14(b) above make available to the applicable Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22 hereof) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d) hereof) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Revolving Lender so notified fails to make available to Agent, for the benefit of the applicable Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. (New York time) on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Effective Federal Funds ~~Effective~~ Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and the applicable Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or such Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in this Section 2.14(c) until and commencing from the date of receipt of notice from Agent or such Issuer of a drawing.

(d)With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b) hereof, because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan.Each applicable Lender’s payment to Agent pursuant to Section 2.14(c) hereof shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e)Each Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuers cease to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncanceled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15.	Repayment of Participation Advances.

(a)Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Revolving Lender, in the same funds as those received by Agent, the amount of such Revolving Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Revolving Lender that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Revolving Lenders have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22 hereof, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b)If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, monitor, liquidator, custodian, or any official in any insolvency proceeding under any Insolvency Law, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) hereof in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Effective Federal Funds ~~Effective~~ Rate.

2.16.Documentation~~Documentation~~. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17.Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18.Nature of Participation and Reimbursement Obligations. The obligation of each Revolving Lender in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or such Lender, as the case may be, or any other Person for any reason whatsoever;

(ii)the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14 hereof;

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi)payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have provided Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)the occurrence of any Material Adverse Effect;

(x)any breach of this Agreement or any Other Document by any party thereto;

(xi)the occurrence or continuance of an insolvency proceeding under any Insolvency Law with respect to any Loan Party;

(xii)the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii)the fact that the Term shall have expired or this Agreement or the Revolving Commitments have been terminated; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19.	Liability for Acts and Omissions.

(a)As between Borrowers, on the one hand, and Issuer, Swing Loan Lender, Agent and Lenders, on the other hand, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b)Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii)

may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of a Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliates in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c)In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

2.20.	Mandatory Prepayments. Subject in each case to the Intercreditor Agreement:

(a)Subject to Section 7.1 hereof, upon the receipt by any Loan Party of the proceeds of any sale or other disposition of any Collateral (other than Inventory in the Ordinary Course of Business), Borrowers shall prepay the Advances in an amount equal to the Net Cash Proceeds of such sale or other disposition, such prepayments to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such proceeds shall be held in trust for Agent; provided, that such Net Cash Proceeds shall not be required to be applied as a mandatory prepayment on such date to the extent that (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) Loan Parties have delivered an officers’ certificate to the Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within six (6) months following the date of such disposition (which officers’ certificate shall set forth the estimates of the proceeds to be so expended); provided further, that if all or any portion of such Net Cash Proceeds is not so reinvested within such six (6)-month period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.20(a); provided, further, that if the property subject to such disposition constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this Section 2.20(a) shall be made subject to the Lien created pursuant to this Agreement in favor of the Agent for the benefit of the Lenders in accordance with Section 6.11. The foregoing shall not be deemed to be implied consent to any such sale or other disposition otherwise prohibited by the terms and conditions hereof. Such prepayments shall be applied to the Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b)).

(b)In the event of any issuance or other incurrence of Indebtedness (other than Permitted Indebtedness) by the Loan Parties or the issuance of any Equity Interests by any Loan Party, the Borrowers shall, no later than one (1) Business Day after the receipt by such Loan Party of (i) the Net Cash Proceeds from any such issuance or incurrence of Indebtedness or (ii) the Net Cash Proceeds of any issuance of Equity Interests, as applicable, prepay the Advances in an amount equal to (x) one hundred percent (100%) of such Net Cash Proceeds in the case of such incurrence or issuance of Indebtedness and (y) one hundred percent (100%) of such Net Cash Proceeds in the case of an issuance of Equity Interests. Such prepayments shall be applied to the Advances.

(c)All Net Cash Proceeds received by Borrowers or Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrowers,

(ii) as a result of any taking or condemnation of any assets or property, or (iii) under any business interruption insurance, in each case, shall be applied in accordance with Section 6.6 hereof; provided, that, with respect to any Net Cash Proceeds received as a result of the occurrence of an event described in the immediately preceding clauses (i) and (ii) such Net Cash Proceeds shall not be required to be applied as a mandatory prepayment on such date to the extent that (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) Loan Parties have delivered an officers’ certificate to the Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within six (6) months following the date of such casualty event (which officers’ certificate shall set forth the estimates of the Net Cash Proceeds to be so expended); provided further, that if all or any portion of such Net Cash Proceeds is not so reinvested within such six (6)-month period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.20(c); provided, further, that if the property subject to such casualty event constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this Section 2.20(c) shall be made subject to the Lien created pursuant to this Agreement in favor of the Agent for the benefit of the Lenders in accordance with Section 6.11.

(d)Not later than three (3) Business Days following the receipt thereof, Borrowers shall prepay the Advances in an amount equal to the Arbitration Recovery Net Cash Proceeds. Such prepayments shall be applied to the Advances.

2.21.	Use of Proceeds.

(a)Borrowers shall apply the proceeds of Advances to (i) repay the Indebtedness owing to Existing Lenders under the Existing Loan Documents, (ii) pay fees and expenses relating to the Transactions, and (iii) provide for their working capital needs and reimburse drawings under Letters of Credit. Borrowers shall not use the proceeds of any Revolving Advance to prepay the EICF/CION Term Loan.

(b)Without limiting the generality of Section 2.21(a) above, neither the Loan Parties nor any other Person which may in the future become party to this Agreement or the Other

Documents as a Loan Party, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22.	Defaulting Lender.

(a)Notwithstanding anything to the contrary set forth herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.

(b)Except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Revolving Lenders which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Revolving Lender (other than any Defaulting Lender) in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(i)Fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.

(ii)If any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Revolving Lender becomes a Defaulting Lender, then:

(A)Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Revolving Lenders which are Non-Defaulting Lenders in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Revolving Lender that is a Non-Defaulting Lender plus such Revolving Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit

(after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) hereof for so long as such Obligations are outstanding;

(C)if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) hereof with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D)if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Revolving Lenders pursuant to Section 3.2(a) hereof shall be adjusted and reallocated to Revolving Lenders which are Non-Defaulting Lenders in accordance with such reallocation; and

(E)if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) hereof with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(F)so long as any Revolving Lender is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Revolving Lenders which are Non-Defaulting Lenders and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c)A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.

(d)Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any

Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Revolving Lender, then Participation Commitments of Revolving Lenders (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f)If Swing Loan Lender or Issuer has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.23.Payment of Obligations. Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9 hereof) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h) hereof, and (iii) any sums expended by Agent or any Lender due to any Loan Party’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Loan Party’s obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

III.	INTEREST AND FEES.

3.1.Interest~~Interest~~. Interest on Advances shall be payable in arrears (a) on the first Business Day of each month with respect to Domestic Rate Loans, CDOR Rate Loans and Canadian Base Rate Loans, (b) with respect to ~~LIBOR~~Term SOFR Rate Loans having an Interest

Period of one, ~~two or~~ three or six months, at the end of the applicable Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the applicable month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate plus the SOFR Adjustment for the applicable Interest Period, and (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans, (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the Closing Date, the Alternate Base Rate, the Alternate Canadian Base Rate or the CDOR Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate or the CDOR Rate during the time such change or changes remain in effect. The ~~LIBOR~~Term SOFR Rate shall be adjusted with respect to ~~LIBOR~~Term SOFR Rate Loans without notice or demand of any kind on the effective date of any change in the SOFR Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7 hereof, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (as applicable, the “Default Rate”).

3.2.	Letter of Credit Fees; Cash Collateral.

(a)Borrowers shall pay (x) to Agent, for the ratable benefit of Revolving Lenders, fees for each outstanding Letter of Credit for the period from and excluding the date of issuance of such Letter of Credit to and including the date of expiration or termination, equal to the daily face amount of all outstanding Letters of Credit multiplied by the Applicable Margin and the SOFR Adjustment for Revolving Advances consisting of ~~LIBOR~~Term SOFR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to the applicable Issuer, a fronting fee in the amount of one quarter of one percent (0.25%) per annum times the daily face amount of all outstanding Letters of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of the Required Lenders

(or, in the case of any Event of Default under Section 10.7 hereof, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b)At any time following the occurrence and during the continuance of an Event of Default, at the option of Agent or at the direction of the Required Lenders (or, in the case of any Event of Default under Section 10.7 hereof, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or on the last day of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20 hereof), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit (or, in the case of each Letter of Credit denominated in Canadian Dollars, one hundred and ten percent (110%) of the U.S. Dollar Equivalent of the Maximum Undrawn Amount of such Letter of Credit), and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code, the PPSA or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) Payment in Full of all of the Obligations; (y) expiration of all Letters of Credit; and (z) termination of the Commitments and of this Agreement. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.

3.3.Unused Line Fee. If, for any day in each calendar quarter during the Term, the daily unpaid balance of the sum of the U.S. Dollar Equivalent of all Revolving Advances plus the U.S. Dollar Equivalent of all Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit (the “Usage Amount”) does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders based on their Revolving Commitment Percentages, a fee at a rate equal to one quarter of one percent (0.25%) per annum for each such day on the amount by which the Maximum Revolving Advance Amount on such day exceeds such Usage Amount (the “Unused Line Fee”). The Unused Line Fee shall be payable to Agent in arrears on the first Business Day of each calendar quarter with respect to each day in the previous calendar quarter and on the last day of the Term with respect to the period ending on the last day of the Term.

3.4.Fee Letter~~Fee Letter.~~. Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and on the dates required by the Fee Letter.

3.5.Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of (a) with respect to ~~LIBOR~~Term SOFR Rate Loans and fees, three hundred sixty (360) days and for the actual number of days elapsed, and (b) with respect to Domestic Rate Loans, Canadian Base Rate Loans and CDOR Rate Loans, three hundred sixty five (365) days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. Each Loan Party confirms that it understands and is able to calculate the rate of interest applicable to advances made under this Agreement based on the methodology for calculating per annum rates provided for herein. Each Loan Party irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any Other Documents, that the interest payable hereunder and the calculation thereof has not been adequately disclosed to them as required pursuant to Section 4 of the Interest Act (Canada).

3.6.Maximum Charges~~Maximum Charges~~. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (a) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (b) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (c) if then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate. If any provision of this Agreement would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section; and (ii)

thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

3.7.Increased Costs~~Increased Costs~~. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)subject Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, any ~~LIBOR~~Term SOFR Rate Loan or any CDOR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);

(b)impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)impose on Agent, Swing Loan Lender, any Lender or Issuer ~~or the London interbank market~~ any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the ~~LIBOR~~Term SOFR Rate or CDOR Rate, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8.Alternate Rate of Interest; Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a)reasonable means do not exist for ascertaining, the ~~LIBOR~~Term SOFR Rate applicable pursuant to Section 2.2 hereof for any Interest Period, or the CDOR Rate;

(b)U.S. Dollar deposits (or bankers acceptances) in the relevant amount and for the relevant maturity are not available ~~in the London interbank market (or the Canadian market for bankers acceptances)~~, with respect to an outstanding ~~LIBOR~~Term SOFR Rate Loan (or a CDOR Rate Loan), a proposed ~~LIBOR~~Term SOFR Rate Loan (or CDOR Rate Loan), or a proposed conversion of a Domestic Rate Loan into a ~~LIBOR~~Term SOFR Rate Loan;

(c)the making, maintenance or funding of any ~~LIBOR~~Term SOFR Rate Loan or CDOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(d)the ~~LIBOR~~Term SOFR Rate or the CDOR Rate will not adequately and fairly reflect the cost to any Lender of the establishment or maintenance of any ~~LIBOR~~Term SOFR Rate Loan or CDOR Rate Loan and Lenders have provided notice of such determination to Agent, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination.

If, with respect to any ~~LIBOR~~Term SOFR Rate Loan, such notice is given prior to a Benchmark Replacement Date (as defined below), (i) any such requested ~~LIBOR~~Term SOFR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of ~~LIBOR~~Term SOFR Rate Loan, (ii) any Domestic Rate Loan or ~~LIBOR~~Term SOFR Rate Loan which was to have been converted to an affected type of ~~LIBOR~~Term SOFR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. (New York time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of ~~LIBOR~~Term SOFR Rate Loan, and (iii) any outstanding affected ~~LIBOR~~Term SOFR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected ~~LIBOR~~Term SOFR Rate Loan, shall be converted into an unaffected type of ~~LIBOR~~Term SOFR Rate Loan, on the last Business Day of the then current Interest Period for such affected ~~LIBOR~~Term SOFR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected ~~LIBOR~~Term SOFR Rate Loan), and until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of ~~LIBOR~~Term SOFR Rate Loan or maintain outstanding affected ~~LIBOR~~Term SOFR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of ~~LIBOR~~Term SOFR Rate Loan into an affected type of ~~LIBOR~~Term SOFR Rate Loan. If, with respect to any CDOR Rate Loan, such notice is given prior to a CDOR Benchmark Replacement Date (as defined below), (i) any such requested CDOR Rate Loan shall be made as a Canadian Base Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of CDOR Rate Loan, (ii) any outstanding affected CDOR Rate Loans shall be converted into a Canadian Base Rate Loan.

3.8.2	~~Successor LIBOR Rate Index~~Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in ~~the Other Documents, if Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, Agent and Borrowing Agent may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement and any such amendment will become effective at~~ any Other Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an “Other Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after ~~Agent has~~the date notice of such Benchmark Replacement is provided ~~such proposed~~to the Lenders without any amendment to ~~all Lenders,~~, or further action or consent of any other party to, this Agreement or any Other Document so long as the Agent has not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from Lenders comprising the Required Lenders. ~~Until the Benchmark Replacement is effective, each Advance and each conversion and renewal of a LIBOR Rate Loan will continue to bear interest with reference to the LIBOR Rate; provided, however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a LIBOR Rate Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of a Domestic Rate Loan, (ii) all outstanding LIBOR Rate Loans shall automatically be converted to Domestic Rate Loans at the expiration of the existing Interest Period (or sooner, if Agent cannot continue to lawfully maintain such affected LIBOR Rate Loan) and (iii) the component of the Alternate Base Rate based upon the LIBOR Rate will not be used in any determination of the Alternate Base Rate.~~

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent ~~will have the right to make Benchmark Replacement~~may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments ~~to this Agreement~~ implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(c)Notices; Standards for Decisions and Determinations. Agent will promptly notify the Borrowing Agent and the Lenders of~~:~~ (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in

connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of, (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (~~iii~~y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto,~~to this Agreement or any Other Document except, in each case, as expressly required pursuant to this Section 3.8.2.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any of the Other Documents, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor of such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for an Advance bearing interest based on the Term SOFR Rate, conversion to or continuation of Advances bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Domestic Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(f)~~(d)~~ Certain Defined Terms. As used in this Section 3.8.2~~, the following terms shall have the following meanings~~:

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or a component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (d) of this Section 3.8.2.

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section 3.8.2.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)	the sum of (A) Daily Simple SOFR and (B) the SOFR Adjustment for a 1-month Interest Period;
(2)

~~“Benchmark Replacement” shall mean~~ the sum of: (a) the alternate benchmark rate that has been selected by the Agent and ~~Borrowing Agent~~the Borrowers, giving due consideration to (ix) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~y) any evolving or then-prevailing market convention, for determining a benchmark rate ~~of interest~~ as a replacement to the LIBOR Ratethen-current benchmark for U.S. ~~Dollar-denominated~~dollar-denominated syndicated credit facilities at such time and (~~b~~B) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as ~~so~~ determined pursuant to clause (2) above would be less than ~~zero~~the Floor, the Benchmark Replacement will be deemed to be ~~zero~~the Floor for the purposes of this Agreement and the Other Documents; provided further that any Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the ~~LIBOR Rate with an alternate benchmark rate for each applicable Interest Period~~then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread ~~adjustment~~adjustments, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowing Agent ~~(a) after~~ giving due consideration to (iA) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBOR Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement ~~(excluding such spread adjustment)~~ by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for ~~such~~the replacement of ~~the LIBOR Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. ~~Dollar denominated~~dollar-denominated syndicated credit facilities at such time ~~and (b) after reflecting adjustments to account for (i) the effects of the transition from the LIBOR Rate to the Benchmark~~

~~Replacement and (ii) yield- or risk-based differences between the LIBOR Rate and the Benchmark Replacement~~.

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is necessary in connection with the administration of this Agreement).~~

“Benchmark Replacement Date” shall mean ~~the earlier~~a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the ~~LIBOR Rate~~then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event~~”~~,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of ~~the LIBOR Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the LIBOR Rate~~all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event~~”~~,” the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the ~~LIBOR Rate~~then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of ~~the LIBOR Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the LIBOR Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely;, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBOR Rate~~any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by a Governmental Body having jurisdiction over the Agent, the regulatory supervisor for the administrator of ~~the LIBOR Rate, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~the LIBOR Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the LIBOR Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the LIBOR Rate~~such Benchmark (or such component), which states that the administrator of ~~the LIBOR Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the LIBOR Rate,~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely;, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBOR Rate~~any Available Tenor of such Benchmark (or such component thereof); or; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBOR Rate~~such Benchmark (or the published component used in the calculation thereof) or a Governmental Body having jurisdiction over the Agent announcing that ~~the LIBOR Rate is no longer~~all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the ~~LIBOR Rate~~then-current Benchmark for all purposes hereunder and under any Other Document in accordance with this Section 3.8.2 and (y) ending at the time that a Benchmark Replacement has replaced the ~~LIBOR Rate~~then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Other Document in accordance with this Section 3.8.2.

~~“Early Opt-in Event” shall mean a determination by Agent that U.S. Dollar denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.8.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate.~~

“Floor” shall means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” shall means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

3.8.3	~~Successor CDOR Rate Index~~Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Other Documents, if Agent determines that a CDOR Benchmark Transition Event or an CDOR Early Opt-in Event has occurred, Agent may amend this Agreement to replace the CDOR Rate with a CDOR Benchmark Replacement in accordance with this Section 3.8.3; and any such amendment shall be in writing, shall specify the date that the CDOR Benchmark Replacement is effective and will not require any further action or consent of any other party to this Agreement, including the Borrower. Until the CDOR Benchmark Replacement is effective, each advance, conversion and renewal of a CDOR Rate Loan will continue to bear interest with reference to the CDOR Rate; provided, however, during a CDOR Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a CDOR Rate Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of a Canadian Base Rate Loan, (ii) all outstanding CDOR Rate Loans shall automatically be converted to Canadian Base Rate Loans, and

(iii) if Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the component of the Alternate Canadian Base Rate based upon the CDOR Rate will not be used in any determination of the Alternate Canadian Base Rate.

(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a CDOR Benchmark Replacement, Agent will have the right to make CDOR Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such CDOR Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowing Agent of (i) the effectiveness of any CDOR Benchmark Replacement Conforming Changes and (ii) the commencement of any CDOR Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent pursuant to this Section 3.8.3 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8.3.

(~~a~~d)Certain Defined Terms. As used in this Section 3.8.3:

“CDOR Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrowing Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Canadian Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the CDOR Rate for Canadian Dollar-denominated credit facilities and (b) the CDOR Benchmark Replacement Adjustment; provided that, if the CDOR Benchmark Replacement as so determined would be less than zero, the CDOR Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“CDOR Benchmark Replacement Adjustment” means, with respect to any replacement of the CDOR Rate with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrowing Agent (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the CDOR Rate with the applicable CDOR Benchmark Replacement (excluding such spread adjustment) by the Relevant Canadian Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the CDOR Rate for Canadian Dollar denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the CDOR Rate to the CDOR Benchmark Replacement and (ii) yield- or risk-based differences between the CDOR Rate and the CDOR Benchmark Replacement.

“CDOR Benchmark Replacement Conforming Changes” means, with respect to any CDOR Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “CDOR Rate”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such CDOR Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the CDOR Benchmark Replacement exists, in such other manner of administration as Agent decides is necessary in connection with the administration of this Agreement).

“CDOR Benchmark Replacement Date” means the earlier to occur of the following events with respect to the CDOR Rate:

(1)in the case of clause (1) or (2) of the definition of “CDOR Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the CDOR Rate permanently or indefinitely ceases to provide the CDOR Rate; or

(2)in the case of clause (3) of the definition of “CDOR Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“CDOR Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the CDOR Rate:

(1)a public statement or publication of information by or on behalf of the administrator of the CDOR Rate announcing that such administrator has ceased or will cease to provide the CDOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the CDOR Rate;

(2)a public statement or publication of information by a Governmental Body having jurisdiction over Agent, the regulatory supervisor for the administrator of the CDOR Rate, the Bank of Canada, an insolvency official with jurisdiction over the administrator for the

CDOR Rate, a resolution authority with jurisdiction over the administrator for the CDOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the CDOR Rate, which states that the administrator of the CDOR Rate has ceased or will cease to provide the CDOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the CDOR Rate; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the CDOR Rate or a Governmental Body having jurisdiction over Agent announcing that the CDOR Rate is no longer representative.

“CDOR Benchmark Unavailability Period” means, if a CDOR Benchmark Transition Event and its related CDOR Benchmark Replacement Date have occurred with respect to the CDOR Rate and solely to the extent that the CDOR Rate has not been replaced with a CDOR Benchmark Replacement, the period (x) beginning at the time that such CDOR Benchmark Replacement Date has occurred if, at such time, no CDOR Benchmark Replacement has replaced the CDOR Rate for all purposes hereunder in accordance with Section 3.8.2 and (y) ending at the time that a CDOR Benchmark Replacement has replaced the CDOR Rate for all purposes hereunder pursuant to Section 3.8.3.

“CDOR Early Opt-in Event” means a determination by Agent that Canadian Dollar denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.8.3, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the CDOR Rate.

“Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or any successor thereto.

3.9.	Capital Adequacy.

(a)In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b)A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10.	Taxes.

(a)Defined Terms. For purposes of this Section 3.10, the term “Lender” includes any Issuer, Swing Loan Lender or any Participant and the term “Applicable Law” includes FATCA.

(b)Payment Free of Taxes. Any and all payments by or on account of any Obligations of any Loan Party under this Agreement or any Other Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made. Notwithstanding the submission of documentation by any Lender under Section 3.10(g) hereof claiming a reduced rate of or exemption from U.S. withholding Tax, Agent shall be entitled to withhold United States federal income Taxes at the full 30% withholding rate if in its judgment it is required to do so under the due diligence requirements imposed upon Agent under §1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law.

(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Body in accordance with Applicable Law, or at the option of Agent, promptly reimburse Agent for the payment of, any Other Taxes.

(d)Indemnification by the Loan Parties. Each Loan Party shall jointly and severally indemnify Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by Agent or any Lender or required to be withheld or deducted from a payment to Agent or such Lender, as the case may be, and any penalties, interest and out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with this Agreement or any Other Document, and any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. In addition, each Lender shall severally indemnify Agent under §1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender for the amount of any Tax it deducts and withholds in accordance with regulations under §1441 of the Internal Revenue Code. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or under any Other Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this subsection (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Body pursuant to this Section 3.10, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any Other Document shall deliver to Borrowing Agent and Agent, at the time or times reasonably requested by Borrowers or Agent, such properly completed and executed documentation required by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowing Agent or Agent, shall deliver such other documentation required by Applicable Law or reasonably requested by Borrowing Agent or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.10(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Loan Party,

(A)any Lender that is a U.S. Person shall deliver to Borrowing Agent and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or Agent), two (2) duly completed and executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowing Agent or Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Other Document, two (2) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Other Document, two (2) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)two (2) duly completed and executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) two (2) duly completed and executed copies of a certificate substantially in the form of Exhibit 3.10-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) duly completed and executed copies of IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, two (2) duly completed and executed copies of IRS Form W-8IMY, accompanied by two (2) duly completed and executed copies of IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), two (2) duly completed and executed copies of a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.10-2 or Exhibit 3.10-3 hereto, two (2) duly completed and executed copies of IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide two (2) duly completed and executed copies of a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.10-4 hereto on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowing Agent or Agent), executed copies of any other form required by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be required by Applicable Law to permit the Borrowers or Agent to determine the withholding or deduction required to be made; and

(D)If a payment to a Lender under this Agreement or any Other Document would be subject to U.S. Federal withholding Taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrowing Agent and Agent at the time or times required by Applicable Law and at such time or times reasonably requested by the Borrowers or Agent such documentation required by Applicable Law (including as required by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or Agent as may be necessary for the Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

3.11.Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7, 3.9 or 3.10 hereof, (b) is unable to make or maintain ~~LIBOR~~Term SOFR Rate Loans or CDOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by Agent pursuant to Section 16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage, and other rights and obligations under this Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

IV.	COLLATERAL: GENERAL TERMS

4.1.Security Interest in the Collateral. To secure the prompt payment and performance to each Secured Party (and each other holder of any Obligations) of the Obligations, each Loan Party (other than the Canadian Loan Parties) hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wherever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest and hereby acknowledges and confirms that value has been given, that it has rights in the Collateral and that the parties have not agreed to postpone the time for attachment of any security interest constituted hereby to any of the property, assets or undertakings of any the Loan Parties. Each Loan Party shall provide Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claims (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claims, the events out of which such claims arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claims have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Loan Party shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at Agent’s request shall take such actions as Agent may request for the perfection of Agent’s security interest therein.

4.2.Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority (subject to the terms of the Intercreditor Agreement) of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) immediately discharging all Liens other than Permitted Encumbrances, (b) subject to Section 7.20, obtaining Lien Waiver Agreements, (c) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (d) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements reasonably satisfactory to Agent, and (e) executing and delivering financing statements, control agreements (other than with respect to Excluded Deposit Accounts), instruments of pledge, mortgages (with respect to Material Owned Real Property only), notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code, PPSA or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code or PPSA, as applicable, in form and substance reasonably satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid by the Loan Parties to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3.Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or Equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Real Property owned or leased by any Loan Party. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4.	Ownership and Location of Collateral.

(a)With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority Lien (subject only to Permitted Encumbrances and the Intercreditor Agreement) upon each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Loan Party’s Equipment and Inventory shall be located as set forth on Schedule 4.4 hereto, as such Schedule may be updated from time to time, and shall not be removed from such locations without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 7.1(b) hereof.

(b)(i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit) or other Collateral other than those locations listed on Schedule 4.4(b)(i) hereto; (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored, and none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.4(b)(iv) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which Real Properties are owned (including whether such owned Real Property constitutes Material Owned Real Property) and which are leased, together with the names and addresses of any landlords or other third parties in possession, custody or control of any Collateral.

4.5.Defense of Agent’s and Lenders’ Interests. Until (a) the Payment in Full of all of the Obligations and (b) termination of the Commitments and termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, PPSA or other Applicable Law. Each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.6.Inspection of Premises. At all reasonable times and, absent the occurrence of an Event of Default, during normal business hours, and from time to time as often as Agent shall elect in its sole discretion exercised in a commercially reasonable manner, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business. Agent, any Lender and their agents may enter upon any premises of any Loan Party at any time during business hours and at any other time, and from time to time as often as Agent shall elect in its sole discretion, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business; provided that, absent the occurrence and continuance of an Event of Default, (a) neither Agent nor any Lender shall exercise any rights pursuant to this Section 4.6 more than three (3) times during any fiscal year, and (b) Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Loan Party or any applicable Subsidiary commercially reasonable prior notice of such exercise.

4.7.Appraisals~~Appraisals~~. Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and from time to time, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of the Loan Parties’ assets, and unless an Event of Default shall have occurred and be continuing, Agent shall consult with Borrowing Agent as to the identity of any such firm. In the event the value of the Loan Parties’ assets, as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders, such that the Revolving Advances are in excess of such Advances permitted hereunder, then, promptly upon Agent’s demand for same, the Borrowers shall make mandatory prepayments of the then outstanding Revolving Advances so as to eliminate the excess Advances. All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to this Section 4.7 shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers; provided that, absent the occurrence and continuance of an Event of Default, Borrowers shall not be required to pay for more than three (3) such appraisals during any fiscal year.

4.8.	Receivables; Deposit Accounts and Securities Accounts.

(a)Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale and, to the best of the applicable Loan Party’s knowledge, without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Loan Parties to Agent.

(b)Each Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Loan Party who are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)Each Loan Party’s chief executive office is located as set forth on Schedule 4.4(b)(iii) hereto (together with any updated provided pursuant to Section 9.17 hereof). Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan

Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)The Loan Parties shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Accounts and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) hereof or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Loan Party directly receives any remittances upon Receivables, such Loan Party shall, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay the Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts and/or Depository Accounts. Each Loan Party shall deposit in the Blocked Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Collateral (other than Receivables) to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and to take possession of the Collateral, or both. At any time, Agent shall have the right, exercised in its Permitted Discretion (except that after the occurrence and during the continuance of an Event of Default such right shall be exercised in Agent’s sole discretion) to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Receivables and Agent shall have the sole right to collect the Receivables. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)Agent shall have the right, exercised in its Permitted Discretion (except that after the occurrence and during the continuance of an Event of Default such right shall be exercised in Agent’s sole discretion), to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power (i) at any time, in its Permitted Discretion (except that after the occurrence and during the continuance of an Event of Default it shall be in Agent’s sole discretion): (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Loan Party’s name on all agreements, documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for the Loan Parties or at any other business premises of Agent; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All lawful acts of said attorney or designee are hereby ratified and approved, and said attorney or designee taken in accordance with the foregoing shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g)Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h)Subject to the terms of the Intercreditor Agreement, all proceeds of Collateral (other than Term Loan Priority Collateral) shall be deposited by the Loan Parties into either (i) a lockbox account, dominion account or such other “blocked account” (each a “Blocked Account” and collectively the “Blocked Accounts”) established at a bank or banks as may be acceptable to Agent (each such bank, a “Blocked Account Bank” and collectively, “Blocked Account Banks”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) depository accounts established at Agent for the deposit of such proceeds (“Depository Accounts”). Subject to Section 6.16(a) of this Agreement, each applicable Loan Party, Agent and each Blocked Account Bank shall enter into a deposit account control or blocked account agreement in form and substance reasonably satisfactory to Agent that is sufficient to give Agent “control” (as if Agent’s security interest in such Blocked Accounts is able to be perfected by “control” for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such Blocked Accounts and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent, to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to an appropriate account at Agent. All funds deposited in the Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent, for its own benefit and the ratable benefit of the Secured Parties, and Borrowing Agent shall obtain the agreement by each Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b) hereof) in such order as Agent shall determine in its sole discretion, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances. Furthermore, the parties hereto hereby acknowledge, confirm and agree that the implementation of the cash management arrangements is a contractual right provided to Agent and the Lenders hereunder in order for Agent and the Lenders to manage and monitor their collateral position and not a proceeding for enforcement or recovery of a claim, or pursuant to, or an enforcement of, any security or remedies whatsoever, that the cash management arrangements contemplated herein are critical to the structure of the lending arrangements contemplated herein, that Agent and Lenders are relying on the Loan Parties’ acknowledgment, confirmation and agreement with respect to such cash management arrangements in making accommodations of credit available to Borrowers and in particular that any accommodations of credit are being provided by the Lenders to Borrowers strictly on the basis of a borrowing base calculation to fully support and collateralize any such accommodations of credit hereunder.

(i)No Loan Party will, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

(j)All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(j) hereto. No Loan Party shall open any new deposit account, securities account or investment account with a bank, depository institution or securities intermediary other than Agent unless (i) the Loan Parties shall have obtained the prior written approval of Agent and (ii) if required by Agent in its sole discretion, such bank, depository institution or securities intermediary, each applicable Loan Party and Agent shall first have entered into an account control or blocked account agreement in form and substance reasonably satisfactory to Agent sufficient to give Agent “control” (as if Agent’s security interest in such deposit account is able to be perfected by “control” for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account other than an Excluded Deposit Account.

(k)Notwithstanding anything to the contrary contained herein, solely with respect to the Canadian Loan Party Bank Accounts, at any time during a Canadian Cash Dominion Period, Agent shall have the sole and exclusive right to direct, and is hereby authorized to give instructions pursuant to any control agreement or otherwise directing, the disposition of funds in the Blocked Accounts and Depository Accounts of a Canadian Loan Party (any such instructions, an “Activation Notice”) to Agent on a daily basis, either to a deposit account maintained at PNC or by wire transfer to a deposit account by Agent at PNC, which such funds may be applied by Agent to repay the Obligations, and, if an Event of Default has occurred and is continuing, to cash collateralize outstanding Letters of Credit in accordance with Section 3.2(b) hereof. Prior to the occurrence of a Canadian Cash Dominion Period, the Canadian Loan Parties shall retain the right to direct the disposition of funds in the Blocked Accounts. At any time during a Canadian Cash Dominion Period, Agent shall apply all funds received by it from the Blocked Accounts and/or

Depository Accounts or a Canadian Loan Party to the satisfaction of the Obligations (including the cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section3.2(b) hereof) in such order as Agent shall determine in its Permitted Discretion.

4.9.Inventory~~Inventory~~. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, modified or supplemented, in the case of Inventory produced by any Loan Party in the United States, and, as the case may be, all rules, regulations and orders thereunder and any equivalent legislation under Canadian Applicable Laws, in the case of Inventory produced by any Loan Party in Canada.

4.10.Maintenance of Equipment. The Loan Parties’ Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of its Equipment shall be maintained and preserved. No Loan Party shall use or operate its Equipment in violation of any law, statute, ordinance, code, rule or regulation, to the extent such violation could reasonably be expected to result in a Material Adverse Effect.

4.11.Exculpation of Liability. Nothing set forth herein shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12.Financing Statements~~Financing Statements~~. Except with respect to the financing statements filed by Agent, the financing statements described on Schedule 1.2 hereto, and any financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

4.13.	Investment Property Collateral.

(a)Each Loan Party has the right to transfer all Investment Property, subject to applicable securities laws and the rules of any applicable stock exchange, owned by such Loan Party free of any Liens other than Permitted Encumbrances and will use commercially reasonable efforts to defend its title to the Investment Property against the claims of all Persons. Each Loan Party shall (i) ensure that each operating agreement, limited partnership agreement and any other similar agreement permits Agent’s Lien on the Equity Interests of wholly-owned Subsidiaries (other than Foreign Subsidiaries) arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder and (ii) use commercially reasonable efforts to provide that each operating agreement, limited partnership agreement and any other similar agreement with respect to any other Person permits Agent’s Lien on the Investment Property of such Loan Party arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder.

(b)Each Loan Party shall, if the Investment Property includes securities or any other financial or other asset maintained in a securities account, cause the custodian with respect thereto to execute and deliver a notification and control agreement or other applicable agreement reasonably satisfactory to Agent in order to perfect and protect Agent’s Lien in such Investment Property.

(c)Except as set forth in Article XI hereof, (i) the Loan Parties will have the right to exercise all voting rights with respect to the Investment Property and (ii) the Loan Parties will have the right to receive all cash dividends and distributions, interest and premiums declared and paid on the Investment Property to the extent otherwise permitted under this Agreement. In the event any additional Equity Interests are issued to any Loan Party as a stock dividend or distribution or in lieu of interest on any of the Investment Property, as a result of any split of any of the Investment Property, by reclassification or otherwise, any certificates evidencing any such additional shares will be delivered to Agent within ten (10) Business Days and such shares will be subject to this Agreement and a part of the Investment Property to the same extent as the original Investment Property.

4.14.Provisions Regarding Certain Investment Property Collateral. The operating agreement or limited partnership agreement (as applicable) of any Subsidiary (other than a Foreign Subsidiary) of any Loan Party hereafter formed or acquired that is a limited liability company or a limited partnership, shall contain the following language (or language to the same effect): “The members of the Company and the Company expressly authorize the pledge of the Membership Interests (the “Pledged Collateral”) to one or more security agents, collateral agents or other agents for lenders to, or purchasers purchasing notes issued by, the Company and/or its affiliates (any such agents or purchasers in such capacity, together with each of their respective successors and assigns, collectively and individually as the context may require, “Agent”) and Agent’s successors and assigns, or to any foreclosure upon or subsequent disposition of such Pledged Collateral by Agent in accordance with the terms and conditions of the security documents governing the pledge of the Pledged Collateral, including any limitations thereon set forth therein (each, a “Transfer”). In connection with such Transfer, the assignee shall be admitted as a member and shall have all of the rights and powers (including without limitation voting, control, consent, approval and management rights) of the member that previously owned such Membership Interests without any further consent of any member (including without limitation, the right to remove any or all of the managers of the Company and appoint any representatives or designees of Agent to be a manager and any limitations contained in this Agreement inconsistent with the provisions of the security documents or this Section shall be deemed waived, void and of no further force and effect until all obligations of any nature owing from the Company, its direct or indirect parent entities, and/or its direct or indirect subsidiaries, to the Agent and the lenders and/or note purchasers for which the Agent serves as agent have been paid in full).”

V.	REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1.Authority~~Authority~~. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including the EICF/CION Term Loan Documents, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including the EICF/CION Term Loan Documents.

5.2.	Formation and Qualification.

(a)Each Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the state or province listed on Schedule 5.2(a) hereto and is qualified to do business and is in good standing in the states or provinces listed on Schedule 5.2(a) hereto which constitute all states and provinces in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents and, subject in certain instances to Section 7.15, will promptly notify Agent of any amendment or changes thereto.

(b)The only Subsidiaries of the Loan Parties are listed on Schedule 5.2(b) hereto. Schedule 5.2(b) hereto sets forth a true, complete and correct list of all Equity Interests held by Holdings and each Loan Party in each of its Subsidiaries and (ii) includes a true, correct and complete listing of all certificates evidencing all Equity Interests held by Holdings and each Loan Party in each of its Subsidiaries.

5.3.Survival of Representations and Warranties. All representations and warranties of such Loan Party in this Agreement and the Other Documents to which it is a party shall be true and correct in all material respects at the time of such Loan Party’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4.Tax Returns~~Tax Returns~~. Each Loan Party’s federal tax identification number and/or Canadian business number, as applicable, is set forth on Schedule 5.4 hereto. Each Loan Party has filed all federal, state, Canadian, provincial and other material local Tax returns and other material reports each is required by law to file and has paid all such Taxes, assessments, fees and other governmental charges that are due and payable, except those which are being Properly Contested. The provision for Taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any actual knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5.	Financial Statements.

(a)The pro forma balance sheet of Holdings on a Consolidated Basis (the “Pro Forma Balance Sheet”) delivered to Agent prior to the Closing Date reflects the consummation of the Transactions and is accurate, complete and correct and fairly reflects in all material respects the financial condition of Holdings on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrowing Agent. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b)The twelve-month cash flow and balance sheet projections of Holdings on a Consolidated Basis (the “Projections” and together with the Pro Forma Balance Sheet, collectively, the “Pro Forma Financial Statements”) delivered to Agent prior to the Closing Date were prepared by the Chief Financial Officer of Holdings, are based on underlying assumptions which provide a reasonable basis for the projections therein, and reflect the Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

(c)The audited consolidated and consolidating balance sheets of Holdings and its Subsidiaries, and such other Persons described therein, as of December 31, 2019, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which such accountants concur) and present fairly in all material respects the financial position of Holdings and its Subsidiaries at such date and the results of their operations for such period. The unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries, and such other Persons described therein, as of September 30, 2020, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to Agent, present fairly in all material respects the financial position of Holdings and its Subsidiaries at such date and the results of their operations at such date.

(d)Since December 31, 2019, there has been no change in the condition, financial or otherwise, of the Loan Parties as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, Equipment and Real Property owned by the Loan Parties, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6.Entity Names~~Entity Names~~. No Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name except as set forth on Schedule 5.6 hereto, nor has any Loan Party been the surviving corporation or limited liability company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7.	O.S.H.A. Environmental Compliance; Flood Insurance.

(a)Except as set forth on Schedule 5.7 hereto, each Loan Party is in compliance with, and its facilities, business, assets, property, Leasehold Interests, Real Property and Equipment are (to the extent applicable) in compliance with the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, except where such non-compliance, citation, notice or order could not reasonably be expected to result in a Material Adverse Effect.

(b)Except as set forth on Schedule 5.7 hereto, each Loan Party (to the extent applicable) has been issued all required federal, Canadian, state, provincial, territorial and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect, except to the extent those which have not been issued or are not current and in full force and effect and the consequences thereof could not reasonably be expected to result in a Material Adverse Effect.

(c)Except as set forth on Schedule 5.7 hereto, and except where the consequences thereof could not reasonably be expected to result in a Material Adverse Effect: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party, except for those Releases which are in full compliance with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Loan Party, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) all of the Real Property owned, leased or occupied by any Loan Party has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any Real Property owned, leased or occupied by any Loan Party, excepting such quantities as are managed in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

(d)All Real Property owned by the Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has (to the extent applicable) taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Material Owned Real Property that will be subject to a mortgage or deed of trust in favor of Agent, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8.	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a)(i) Each Loan Party is, and after giving effect to the Transactions, each Loan Party will be, solvent, able to pay its debts as they mature, (ii) each Loan Party has, and after giving effect to the Transactions, each Loan Party will have, capital sufficient to carry on its business and all businesses in which it is about to engage, (iii) as of the Closing Date, the fair present saleable value of the assets of each Loan Party, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iv) subsequent to the Closing Date, the fair saleable value of the assets of each Loan Party (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b)Except as disclosed in Schedule 5.8(b) hereto, no Loan Party has any pending or, to any Loan Party’s knowledge, threatened litigation, arbitration, actions or proceedings that (i) would be reasonably be expected to result in Material Adverse Effect or (ii) could affect the legality, validity or enforceability of this Agreement, any Other Document, the EICF/CION Term Loan Documents or the consummation of the Transaction.

(c)No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(c) hereto and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.

(d)No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(e)No Loan Party or any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule 5.8(e) hereto. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws and, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) Each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Internal Revenue Code in respect of each Pension Benefit Plan, and each Pension Benefit Plan is in compliance with Sections 412, 430 and 436 of the Internal Revenue Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Internal

Revenue Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a determination is currently being processed by the Internal Revenue Code or the Plan is the subject of a favorable opinion or advisory letter from the Internal Revenue Service on the form of such Plan; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Pension Benefit Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Benefit Plan; (v) the current value of the assets of each Pension Benefit Plan exceeds the present value of the accrued benefits and other liabilities of such Pension Benefit Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Loan Party nor any member of the Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Internal Revenue Code; (viii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no Reportable ERISA Event; (xi) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that would reasonably be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Internal Revenue Code; (xiii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

(f)Schedule 5.8(f) lists each Canadian Pension Plan (including the applicable registration number(s) and any such plan which contains a defined benefit provision), as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada) and, except as could not reasonably result in a Material Adverse Effect, (i) none of the Canadian Benefit Plans provide retiree welfare benefits or retiree life insurance benefits; (ii) the Canadian Pension Plans are registered under the Income Tax Act (Canada) and all other Applicable Laws which require registration and to the knowledge of the Loan Parties, no event has occurred which is reasonably likely to cause the loss of such registered status; (iii) except as could not reasonably be expected to result in a Material Adverse Effect, all material obligations of each of the Loan Parties required to be performed in connection with the Canadian Pension Plans have been performed in a timely fashion, in accordance with the terms of the particular plan, Applicable Law and the terms of all applicable collective bargaining agreements, participation agreements, employment contracts and funding agreements; (iv) except as could not reasonably be expected to result in a Material Adverse Effect, all employer and employee payments and contributions (including “normal cost”, “special payments” and any other required payments in respect of any funding deficiencies or shortfalls) required to be withheld, made, remitted or paid by the Loan Parties to or in respect of each Canadian Pension Plan have been withheld, made, remitted or paid on a timely basis in accordance with the terms of such plans, any applicable collective bargaining agreement, participation agreement, employment contract and all Applicable Law; (v) to the knowledge of the Loan Parties, no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan that is reasonably likely to result in any Loan Party incurring any liability, fine or penalty; (vi) no Lien has arisen or exists in respect of a Loan Party or its property in connection with any Canadian Pension Plan; (vii) to the knowledge of the Loan Parties, there are no material outstanding disputes concerning the assets or liabilities of any Canadian Pension Plan; and (viii) no Loan Party has taken any action or intends to take any action to cause the termination or wind-up, in whole or in part, of any Canadian Pension Plan that contains a defined benefit provision as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada) and each Loan Party is of the reasonable opinion that no circumstances exist or are expected to arise that would provide any basis for a Governmental Body under Applicable Law to take steps to cause the termination or wind-up, in whole or in part, of any Canadian Pension Plan.

(g)No Loan Party currently participates in, contributes to or is obligated to contribute to a pension plan that, if contributed to by a Loan Party would constitute a Canadian Union Plan.

5.9.Intellectual Property~~Intellectual Property~~. All Intellectual Property owned or utilized by any Loan Party: (a) is set forth on Schedule 5.9 hereto; and (b) constitutes all of the intellectual property rights which are necessary for the operation of its business. Except, in each case, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect: (i) such Intellectual Property is valid and has been duly registered or filed with all appropriate Governmental Bodies; (ii) there is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no Loan Party is aware of any grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto; (iii) such Intellectual Property owned or held by any Loan Party consists of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof; and (iv) each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof, other than with respect to such Intellectual Property that, in the reasonable judgment of such Loan Party, is determined to be uneconomical, negligible or obsolete in the conduct of its business.

5.10.Licenses and Permits. Except as set forth in Schedule 5.10 hereto, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to comply with or procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11.Default of Indebtedness. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12.No Default~~No Default~~. No Loan Party is in default in the payment or performance of any of its contractual obligations and no Default or Event of Default has occurred.

5.13.No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Each Loan Party has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance, except pursuant to customary provisions restricting pledges, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered in the Ordinary Course of Business (provided that such restrictions are limited to the property or assets subject to such leases, licenses or agreements).

5.14.No Labor Disputes. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees in existence or, to any Loan Party’s knowledge, threatened, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15.Margin Regulations~~Margin Regulations~~. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16.Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17.Swaps~~Swaps~~. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.18.Business and Property of the Loan Parties. Upon and after the Closing Date, the Loan Parties do not propose to engage in any types of business other than those substantially the same as engaged in as of the Closing Date or any business reasonably related, and activities necessary to conduct the foregoing. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

5.19.Ineligible Securities~~Ineligible Securities~~. The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.20.Federal Securities Laws. No Loan Party (other than Holdings) or any of its Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) has any securities registered under the Exchange Act or (c) has filed a registration statement that has not yet become effective under the Securities Act.

5.21.Equity Interests~~Equity Interests~~. The authorized and outstanding Equity Interests of each Loan Party (other than Holdings), and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.21 hereto. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state and provincial laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.21 hereto, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of the Loan Parties. Except as set forth on Schedule 5.21 hereto, the Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.22.Commercial Tort Claims. No Loan Party has any commercial tort claims except as set forth on Schedule 5.22 hereto.

5.23.Letter of Credit Rights. As of the Closing Date, no Loan Party has any letter of credit rights except as set forth on Schedule 5.23 hereto.

5.24.Material Contracts~~Material Contracts~~. Schedule 5.24 hereto sets forth all Material Contracts of the Loan Parties, which, together with any updates provided pursuant to Section 9.17, are in full force and effect and no material defaults currently exist thereunder. No Loan Party has (i) received any notice of termination or non-renewal of any Material Contract, or (ii) exercised any option to terminate or not to renew any Material Contract, in each case of clauses (i) and (ii) above, prior to the scheduled maturity or termination thereof, and other than as a result of the satisfaction of all contractual obligations thereunder, as applicable.

5.25.Investment Property Collateral. (a) There are no restrictions on the pledge or transfer of any of the Subsidiary Stock other than restrictions referenced on the face of any certificates evidencing such Subsidiary Stock, restrictions under Applicable Law or restrictions stated in the Organizational Documents of such Loan Party with respect thereto, as applicable; (b) each Loan Party is the legal owner of the Investment Property pledged by it hereunder, which is registered in the name of such Loan Party, a custodian or a nominee; (c) the Investment Property is free and clear of any Liens except for Permitted Encumbrances which, in the case of any Investment Property constituting certificated securities, do not have priority over the Liens of Agent thereon; and (d) the pledge of and grant of the security interest in the Investment Property is effective to vest in Agent a valid security interest therein.

5.26.EICF/CION Term Loan Documents. Agent has received true, correct and complete copies of the EICF/CION Term Loan Documents. None of the EICF/CION Term Loan Documents has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

5.27.Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Loan Party (other than Holdings) on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered.

5.28.Disclosure~~Disclosure~~. No representation or warranty made by any Loan Party in this Agreement, the Other Documents, the EICF/CION Term Loan Documents or in any financial statement, report, certificate or any other document delivered in connection herewith or therewith contains when furnished any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party or which should be known to such Loan Party which such Loan Party has not disclosed to Agent in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

5.29.Braden Holdings~~Braden Holdings~~. Holdings is a holding company and does not engage in any operations or business, other than (a) the ownership of 99.998% of the outstanding Equity Interests in Braden Mexico, (b) maintaining its corporate existence pending its dissolution pursuant to Section 6.16(d) hereof, and (c) liabilities, assets, operations and business incidental to the foregoing.

VI.	AFFIRMATIVE COVENANTS.

Each Loan Party shall, until the Payment in Full of the Obligations, the termination of the Commitments and the termination of this Agreement:

6.1.Compliance with Laws. Comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Laws pursuant to another standard).

6.2.Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property and take all actions necessary to enforce and protect the validity of any Intellectual Property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with all Applicable Laws governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or Canada any political subdivision thereof; provided, that nothing in this Section 6.2 shall prevent any Loan Party from discontinuing operations of its Subsidiaries that are not Loan Parties or its Inactive Subsidiaries in accordance with the terms of this Agreement or maintaining any of the property of its Subsidiaries that are not Loan Parties or its Inactive Subsidiaries if such discontinuance is, in the business judgment of such Loan Party, desirable in the conduct of its Subsidiary’s business and is not materially adverse to the Lenders.

6.3.Books and Records. Keep proper books of record and account in which full, true and correct entries will be made in all material respects of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Loan Parties.

6.4.Payment of Taxes. Pay, when due, all Priority Payables and all Taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding and sales Taxes; provided that no Loan Party shall be required to pay any Tax obligation which is being Properly Contested unless and until the non-payment of such Tax obligation results in a Lien attaching to such Loan Party’s property, at which time such Loan Party shall immediately pay the full amount of such Tax obligation. Subject to the foregoing sentence, if any Taxes, assessments or other Charges remain unpaid after the final date fixed for their payment, or if any claim shall be made which, in Agent’s reasonable opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to the Loan Parties pay the Taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any Taxes, assessments or Charges to the extent that any applicable Loan Party has Properly Contested those Taxes, assessments or Charges. The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until the Loan Parties shall provide Agent with an indemnity therefor (or supply Agent with evidence reasonably satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to the Loan Parties’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

6.5.Fixed Charge Coverage Ratio. If Financial Covenant Testing Period shall have commenced, Holdings on a Consolidated Basis shall have maintained, as of the end of the fiscal quarter most recently ended prior to the date of commencement thereof, and for the trailing four fiscal quarter period then ended, and shall maintain, for each fiscal quarter that occurs during such Financial Covenant Testing Period, and for each trailing four fiscal quarter period then ended, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

6.6.	Insurance.

(a)(i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies in similar locations engaged in businesses similar to such Loan Party’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies in similar locations engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; and (v) deliver to Agent (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured, lender loss payee and, with respect to coverage on Material Owned Real Property, mortgagee, as applicable, as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

(b)Each Loan Party shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any Material Owned Real Property that will be subject to a mortgage or deed of trust in favor of Agent, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(c)Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (iii) and 6.6(b) above and, subject to the Intercreditor Agreement, all loss recoveries received by Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to the Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Loan Parties to Agent, on demand. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to Borrowers’ Account and constitute part of the Obligations.

6.7.Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all of its material Indebtedness, except when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Agent and the Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases.

6.8.	Environmental Matters.

(a)Ensure that all of the Real Property owned or leased by any Loan Party and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws in all material respects, and it shall manage any and all Hazardous Materials on any Real Property owned or leased by any Loan Party in compliance with Environmental Laws.

(b)Establish and maintain an environmental management and compliance system intended to monitor continued material compliance with all applicable Environmental Laws which system shall include periodic environmental compliance audits to be conducted by knowledgeable environmental professionals. All potential material violations and violations of Environmental Laws shall be reviewed with legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations.

(c)Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, to the extent such failure to comply is reasonably likely to result in a fine or penalty in excess of $500,000, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the applicable Real Property (or authorize third parties to enter onto such Real Property) and take such actions as Agent (or such third parties as directed by Agent) deems necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint.All reasonable and documented out-of-pocket costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by the Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(d)With respect to any Material Owned Property on which Agent has a mortgage, promptly upon the written request of Agent from time to time, the Loan Parties shall provide Agent, at the Loan Parties’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within all of the Real Property owned or leased by any

Loan Party. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent. If such estimates exceed $500,000, Agent shall have the right to require the Loan Parties to post a bond, letter of credit or other security satisfactory to Agent to secure payment of these costs and expenses.

6.9.Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 hereof as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

6.10.Federal Securities Laws. Promptly notify Agent in writing if any Loan Party (other than Holdings) or any of its Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) registers any securities under the Exchange Act or (c) files a registration statement under the Securities Act.

6.11.Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.12.Government Receivables~~Government Receivables~~. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code, PPSA, the Financial Administration Act (Canada) and all other applicable state, provincial or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the United States, Canada any state, province or territory or any department, agency or instrumentality of any of them.

6.13.Keepwell~~Keepwell~~. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.13, or otherwise under this Agreement or any Other Document, voidable under Applicable Law, including Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.13 shall remain in full force and effect until the Payment in Full of the Obligations, the termination of the Commitments and the termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.13 constitute, and this Section 6.13 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.14.Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders, promptly upon request: (a) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to Agent and Lenders; (b) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (c) such other information and documentation as may be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with Applicable Laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

6.15.Canadian Pension Plans. Except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party shall perform in all material respects all obligations required to be performed by such Borrower in connection with each applicable Canadian Pension Plan and remit all contributions under each applicable Canadian Pension Plan and required to be made or paid by it in accordance with Applicable Law and withhold by way of authorized payroll deductions, or otherwise collect and pay into the applicable Canadian Pension Plan, all employee contributions required to be withheld or collected by it in accordance with the terms of each applicable Canadian Pension Plan or Canadian Benefit Plan and Applicable Law. Each Loan Party shall provide to the Agent (i) a copy of each Canadian Pension Plan, (ii) copies of each annual information return, where applicable, actuarial report (including applicable schedules), and any application for regulatory approval of asset withdrawals other than benefit or individual member account transfers with respect to each Canadian Pension Plan or any fund maintained in respect thereof, and (iii) copies of any notifications or remittances or similar documents prepared and delivered to the trustee or custodian of any Canadian Pension Plan pursuant to section 56.1 of the Pension Benefits Act (Ontario) or similar Applicable Law in another jurisdiction.

6.16.Post-Closing Covenants~~Post-Closing Covenants~~. Deliver, or cause to be delivered, to Agent, or take, or cause to be taken, in form and substance reasonably satisfactory to Agent, as promptly as practicable following the Closing Date, but in any event no later than the dates referred to below with respect to each such item (or, in each case, such later date as Agent shall agree in its sole discretion), the items or actions set forth below:

(a)Within thirty (30) days following the Closing Date, with respect to any deposit or securities maintained by the Loan Parties at a depository institution other than PNC, the Loan Parties shall either (i) close and move such deposit or securities account to PNC or (ii) deliver to Agent fully executed account control agreements for each such deposit or securities account;

(b)Within thirty (30) days after the Closing Date, Agent shall have received the following insurance endorsements: (i) Lender Loss Payee Endorsement to the property policy ITD100065033720; (ii) Notice of Cancellation Endorsement to the property policy ITD100065033720; (iii) Additional Insured Endorsement to the liability policy 1000090435201; and (iv) Notice of Cancellation Endorsement to the liability policy 1000090435201;

(c)Within ninety (90) days following the Closing Date, with respect to any deposit or securities maintained by the Loan Parties at a depository institution other than PNC, the Loan Parties shall close and move such deposit or securities account to PNC.

(d)Within ninety (90) days following the Closing Date, the Loan Parties shall use commercially reasonable efforts to provide to Agent a Lien Waiver Agreement with respect to the following locations:

(i)100 Crescent Centre Parkway, Suite 1240, Tucker, Dekalb County, Georgia 30084;

(ii)2775 Northwoods Pkwy , Norcross, GA 30071;

(iii)591 Pickettville Road, Jacksonville, Duval County, FL 32220;

(iv)2832 Center Street, Deer Park, Harris County, TX 77536;

(v)101 Industrial Park Blvd, Unit 2, Hitchcock, Galveston County, TX 77563;

(vi)18-33 42nd Street, Astoria, Queens, County, New York 11105;

(vii)2543 Ross Clark Circle, Suite #2 Dothan, Houston County, AL 3630;

(viii)281 Goderich Street, Unit 3, Port Elgin, Bruce County, ON N0H2C1; and

(ix)625 Goderich Street, Units 1 and 5, Port Elgin, Bruce County, ON N0H2C1.

(e)Within hundred eighty (180) days following the Closing Date, the Loan Parties shall furnish to Agent evidence that Braden and Braden Mexico have been dissolved.

(f)Provide Agent with written notice substantially simultaneously upon the opening of the Term Loan Priority Collateral Account, which such notice shall identify the name and account number of such Term Loan Priority Collateral Account and shall confirm that such Term Loan Priority Collateral Account has been established at PNC.

6.17.Standing Transfer Order. Have in place at all times on and after the Closing Date a standing transfer order or similar arrangement by which Regions Financial Corporation (“Regions”) is instructed to remit, on the Monday of each week following the Closing Date, all of the funds in each Loan Party’s bank account established at Regions (other than Excluded Deposit Accounts) to an account designated by Agent until such time as the Loan Parties have fully complied with Section 6.16(a) hereof.

6.18.Motor Vehicles~~Motor Vehicles~~. Promptly after request by Agent, note, or have noted, Agent’s Lien on all certificates of title constituting Collateral, to the extent such Collateral is located in the United States or Canada and subject to motor vehicle registration requirements, provided that Agent shall not request such notation unless such Collateral has a fair market value in excess of $100,000 in the aggregate.

VII.	NEGATIVE COVENANTS.

No Loan Party shall, until the Payment in Full of the Obligations, the termination of the Commitments and the termination of this Agreement:

7.1.	Merger, Consolidation, Acquisition and Sale of Assets.

(a)Enter into any merger, amalgamation, consolidation or other reorganization with or into any other Person, acquire all or a substantial portion of the assets or Equity Interests of any Person, permit any other Person to consolidate with or merge with it, or consummate an LLC Division, except that (i) a U.S. Loan Party may merge, consolidate or reorganize with another U.S. Loan Party or acquire the assets or Equity Interest of another U.S. Loan Party so long as (A) such U.S. Loan Party shall provide Agent with ten (10) days prior written notice of such merger, consolidation or reorganization, (B) in connection with any merger, consolidation or reorganization to which a Borrower is a party, such Borrower is the surviving entity of such merger, consolidation or reorganization, (ii) a Canadian Loan Party (excluding any Canadian Loan Party that may become a Borrower) may merge, amalgamate, consolidate or reorganize with another Canadian Loan Party or acquire the assets or Equity Interest of another Canadian Loan Party so long as such Canadian Loan Party shall provide Agent with ten (10) days prior written notice of such merger, amalgamation, consolidation or reorganization, and (iii) any Subsidiary that is not a Loan Party may transfer all or substantially all of its assets to a Loan Party and (iv) in the case of any of the foregoing, such Loan Party shall deliver to Agent all of the relevant agreements, documents and instruments evidencing such merger, amalgamation, consolidation or reorganization.

(b)Sell, lease, transfer or otherwise dispose of any of its properties or assets (in each case including by way of an LLC Division), except (i) the sale of Inventory and immaterial assets in the Ordinary Course of Business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or go abandoned in the Ordinary Course of Business), (ii) Holdings and Braden shall wind-up the affairs of and dissolve Braden Mexico as required by Section 6.16(d), (iii) Holdings shall wind-up the affairs of and dissolve Braden as required by Section 6.16(d), (iv) Holdings may wind-up the affairs of and dissolve any Inactive Subsidiary so long as Holdings provides Agent with at least ten (10) days prior written notice of such wind-up or dissolution, (v) Dispositions of obsolete, worn out or surplus property in the Ordinary Course of Business and Dispositions of property no longer used or useful in the conduct of the business of Holdings and its Subsidiaries, (vi) Dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased), (vii) Dispositions of property to a Loan Party, (viii) Dispositions, such as payments and withdrawals, made in the Ordinary Course of Business, of Cash and Cash Equivalents, that are not otherwise in violation of this Agreement, (ix) the unwinding of any Swap Contract, Interest Rate Hedge or Foreign Currency Hedge, pursuant to their respective terms, (x) Dispositions resulting from any taking or condemnation of any assets or property; provided that the Net Cash proceeds thereof shall be applied in accordance with the requirements of this Agreement, subject to the Intercreditor Agreement, (xi) Dispositions, the proceeds of which, when aggregated with the proceeds of all other Dispositions made within the same fiscal year of Holdings, are less than $500,000; provided that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Holdings (or similar governing body)), (B) no less than 100% thereof shall be paid in Cash, and (3) the Net Cash proceeds thereof shall be applied in accordance with the requirements of this Agreement, subject to the Intercreditor Agreement, and (xii) any other sales or dispositions expressly permitted by this Agreement.

(c)	A Loan Party may make Permitted Acquisitions.

7.2.Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3.Guarantees~~Guarantees~~. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3 hereto, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of $100,000 (c) guarantees by one or more Loan Parties of the Indebtedness or obligations of any other Loan Party (other than an Inactive Subsidiary) to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement and (d) the endorsement of checks in the Ordinary Course of Business.

7.4.Investments~~Investments~~. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments and Permitted Joint Ventures solely as permitted pursuant to Section 7.11.

7.5.Loans~~Loans.~~. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans.

7.6.Capital Expenditures~~Capital Expenditures~~. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Loan Parties in excess of $800,000, the calculation of which shall exclude the amount of any Customer Funded Cap Ex, as hereinafter defined; provided, however, that in the event Capital Expenditures during any fiscal year are less than the amount permitted for such fiscal year, then the unused amount may be carried over and used in the immediately succeeding fiscal year. As used herein, the term “Customer Funded Cap Ex” means, with respect to any Capital Expenditure of any Loan Party, the cash portion of the purchase price thereof to the extent actually funded on a dollar-for-dollar basis by a customer of such Loan Party, so long as such Loan Party (or the seller of the underlying item, as the case may be) shall have received such cash portion on or prior to the date on which the sale of such underlying item shall have occurred, or within a reasonable period of time after such date, as determined by the Agent in its Permitted Discretion.

7.7.Dividends and Distributions. Declare, pay or make any Restricted Distribution, except that: (a) a Loan Party (other than an Inactive Subsidiary) may make Tax Distributions to its members or shareholders when the applicable income Tax giving rise to such Tax Distribution is due, including in respect of estimated income Tax payments, so long as: (i) no notice of termination of this Agreement shall be outstanding at the time any such distribution is made; (ii) no Event of

Default or Default shall have occurred or would occur after giving pro forma effect to such Tax Distribution; (iii) the purpose and calculation of such Tax Distribution shall be set forth in writing and submitted to Agent at least ten (10) days prior to such Tax Distribution and such Tax Distribution shall in fact be used for such purpose; (iv) in the event that (x) the actual distribution to members or shareholders made pursuant to this Section exceeds the actual income Tax liability of any member or shareholder due to such Loan Party's status as a pass-through entity or disregarded entity for federal, state and local income Tax purposes, or (y) such Loan Party was a subchapter C corporation, such Loan Party would be entitled to a refund of income Taxes previously paid as a result of a Tax loss during a year in which such Loan Party is a pass-through entity or disregarded entity for federal, state and local income Tax purposes, then the members or shareholders shall repay to such Loan Party the amount of such excess or refund, as the case may be, no later than the date the annual Tax return must be filed by such Loan Party (without giving effect to any filing extensions), and in the event such amounts are not repaid in a timely manner by any member or shareholder, then such Loan Party shall not pay or make any distribution with respect to, or purchase, redeem or retire, any Equity Interest of such Loan Party held or controlled by, directly or indirectly, such member or shareholder until such payment has been made; (b) to the extent constituting Restricted Distributions, Holdings and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of 7.1, 7.4, 7.10, 7.17 or 7.18; (c) the Subsidiaries of Holdings may make Restricted Distributions to Holdings; (d) the Subsidiaries of Holdings may make direct or indirect Restricted Distributions to the other Loan Parties; (e) Holdings or any Subsidiary thereof may pay dividends in shares of its own Qualified Equity Interests to the extent such dividends are paid on a pro rata basis among all holders of Equity Interests of Holdings or such Subsidiary; and (f) Holdings may make Restricted Distributions pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries.

7.8.Indebtedness~~Indebtedness~~. Create, incur, assume or suffer to exist any Indebtedness, other than (a) Permitted Indebtedness and (b) Indebtedness arising from the borrowing of a EICF/CION Delayed Draw Term Loan, so long as Holdings on a Consolidated Basis shall have a Leverage Ratio, calculated on a pro forma basis for the period of four trailing fiscal quarters ending closest to the date on which such EICF/CION Delayed Draw Term Loan is made for which the Agent shall have received the financial statements required to be delivered to it pursuant to Section 9.8 hereof, as if such EICF/CION Delayed Draw Term Loan had been funded on the last day of such period, of not greater than 3.25 to 1.00.

7.9.Nature of Business. Substantially change the nature of the business in which it is presently engaged or any business reasonably related or ancillary thereto so long as any such business is a service and not manufacturing type business, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10.Transactions with Affiliates. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (a) transactions among the Loan Parties (other than Inactive Subsidiaries) which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business, (b) payment by the Loan Parties (other than Inactive Subsidiaries) of dividends and distributions permitted under Section 7.7 hereof, and (c) transactions disclosed to Agent in writing, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (d) the repurchase or redemption of capital stock or other Equity Interest of any Loan Party held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Loan Party, upon their death, disability, retirement, severance or termination of employment or service in an aggregate principal amount not to exceed $250,000 during any fiscal year of Holdings, (e) customary compensation and indemnification of, and other employment arrangements (including equity incentive plans, employee benefit plans and arrangements, issuance of Equity Interests, payment of bonuses and stock option plans) with, directors, officers and employees of any Loan Party in the Ordinary Course of Business, (f) provision of goods or engineering, design, procurement, project management, quality management or other services by Holdings or any Subsidiary to Holdings or any other Subsidiary pursuant to purchase orders issued in the ordinary course of business in connection with third-party contracts; provided, however, that neither the extension of credit to, nor the assumption, endorsement or guaranty of any Indebtedness of, any Affiliate (other than a Loan Party) shall be deemed to be a transaction in the Ordinary Course of Business for purposes of this Section 7.10, (g) other transactions with any Permitted Joint Venture in the Ordinary Course of Business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party and, with respect to, material transactions with any Permitted Joint Venture, as determined in good faith by the board of directors (or equivalent governing body) of Holdings, and (h) the provision of insurance by a Permitted Captive Insurance Subsidiary to a Loan Party in the Ordinary Course of Business.

7.11.Permitted Joint Ventures. Borrowers may make (i) subsequent investment in Permitted Joint Ventures existing on the Closing Date and listed on Schedule 7.11 hereto and (ii) investments consisting of the formation and capitalization of Permitted Joint Ventures after the Closing Date so long as (x) the aggregate amount of all such cash and non-cash investments does not exceed $1,000,000 at any one time outstanding, (y) the Loan Parties and the Subsidiaries of the Loan Parties shall not be party to more than seven (7) Permitted Joint Ventures at any time, (z) with respect to Permitted Joint Ventures formed after the Closing Date, no Loan Party or any of its Subsidiaries shall guaranty or commit to guaranteeing the obligations of any such Permitted Joint Venture without the prior written consent of Agent.

7.12.	Subsidiaries.

(a)Form any Subsidiary unless such Loan Party (other than an Inactive Subsidiary) provides at least thirty (30) days prior written notice of such formation and (i) such Subsidiary is not a Foreign Subsidiary, (ii) at Agent’s discretion, such Subsidiary expressly joins this Agreement as a Loan Party and becomes jointly and severally liable for the Obligations, and (iii) Agent shall have received all documents, including without limitation, legal opinions and appraisals it may require to establish compliance with each of the foregoing conditions in connection therewith, provided, however, no Captive Insurance Subsidiary shall be required to join this Agreement as a Loan Party or become jointly and severally liable for the Obligations if such Loan Party delivers evidence to Agent in form and substance acceptable to Agent that such Captive Insurance Subsidiary is prohibited by Applicable Law from incurring contingent liabilities arising under this Agreement or a Guaranty in its capacity as a guarantor, provided, further, that notwithstanding the forgoing, a Loan Party (other than an Inactive Subsidiary) may form a Foreign Subsidiary upon obtaining Agent’s prior written consent and otherwise complying with this Section 7.12(a).

(b)Form any Captive Insurance Subsidiary unless (i) the applicable Borrower has provided to Agent, at least 30 Business Days (or such shorter period as Agent may agree in its sole discretion) prior to the date on which such Borrower wishes to form such Captive Insurance Subsidiary, a request for Agent’s consent to form such Captive Insurance Subsidiary, (ii) the applicable Borrower has provided to Agent a summary of all material information regarding such proposed Captive Insurance Subsidiary and its proposed activities and any other detail reasonably requested by Agent in connection therewith, including, without limitation, details related to whether such Captive Insurance Subsidiary will be prohibited by Applicable Law from incurring contingent liabilities arising under this Agreement or a Guaranty in its capacity as a guarantor and (iii) Agent shall have provided the applicable Borrower with written consent to form such Captive Insurance Subsidiary; provided, that if Agent has not made such a determination by the date that is 30 Business Days after receipt of a notice from Borrower pursuant to the above clause (i), then Agent shall be deemed to have rejected such request by such Borrower.

(c)Enter into any partnership, Joint Venture (other than a Permitted Joint Venture) or similar arrangement.

7.13.Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any significant change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

7.14.Pledge of Credit. Now or hereafter pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business operations as conducted on the Closing Date or any business reasonably related or ancillary thereto so long as any such business is a service and not manufacturing type business.

7.15.Amendment of Organizational Documents. (a) Change its legal name, (b) change its form of legal entity (e.g., converting from a corporation to a limited or unlimited liability company or vice versa), (c) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (d) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by law, in any such case without (i) giving at least thirty (30) days prior written notice of such intended change to Agent, (ii) if applicable, having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Loan Party and in the Equity Interests of such Loan Party and (iii) in the event any such amendment, modification or waiver would be adverse to the interests of Agent or any Lender, having received the prior written consent of Agent and Required Lenders to such amendment, modification or waiver.

7.16.	Compliance with ERISA.

(a)(i) (x) Maintain or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Pension Benefit Plan, other than those Plans disclosed on Schedule

5.8(d) hereto, or Multiemployer Plan, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined or described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Pension Benefit Plan where such event would reasonably be expected to result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit any member of the Controlled Group to fail to comply, with the requirements of ERISA or the Internal Revenue Code or other Applicable Laws in respect of any Plan or Multiemployer Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Pension Benefit Plan to fail to meet all minimum funding requirements under ERISA and the Internal Revenue Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect to any Plan or Multiemployer Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) hereof to cease to be true and correct.

(b)No Loan Party shall (i) except as required by Applicable Law or except as could not reasonably result in a Material Adverse Effect, commence to participate in, maintain, contribute or assume an obligation to contribute to any single or multi-employer pension plan that contains a defined benefit provision, as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada) for employees or former employees of a Borrower, arising from employment in Canada (including, for greater certainty, any pension plan which would constitute a Canadian Union Plan if contributed to by a Borrower) other than those Canadian Pension Plans disclosed on Schedule 5.9(b), (ii) without the prior consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of, the defined benefit provision, as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada), of any pension plan which would constitute a Canadian Pension Plan or a Canadian Union Plan if contributed to by a Borrower, (iii) take any action to cause the wind-up, in whole or in part, of any Canadian Pension Plan or which would cause circumstances to exist that would reasonably be expected to provide any basis for a Governmental Body under Applicable Law to take steps to cause the wind-up, in whole or in part, of any Canadian Pension Plan, (iv) except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, fail to meet all required minimum funding requirements under Applicable Law with respect to any Canadian Pension Plan, (v) fail promptly to notify Agent of the occurrence of any Canadian Pension Event, (vi) except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, fail to comply with the requirements of Applicable Law in respect of any Canadian Pension Plan, or (vii) cause a representation or warranty in Section 5.9(b) to cease to be true and correct.

7.17.Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness, or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party other than (a) Indebtedness owed to Lenders, (b) as permitted pursuant to Section 7.18 hereof, (c) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 7.1 and (d)

intercompany Indebtedness owing from one or more Loan Parties (other than Inactive Subsidiaries) to any other one or more Loan Parties (other than Inactive Subsidiaries) permitted pursuant to clause (g) of the definition of “Permitted Indebtedness”.

7.18.EICF/CION Term Loan. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the EICF/CION Term Loan, provided, however, that (I) (a) the Loan Parties may make regularly scheduled payments of interest on and principal of the EICF/CION Term Loans, at the times and in the amounts set forth in the EICF/CION Term Loan Agreement as in effect on the Closing Date, or as amended in accordance with the terms of the Intercreditor Agreement, (b) the Loan Parties may make payment of fees, expenses, indemnities or other obligations when due and payable in accordance with the terms of the EICF/CION Term Loan Documents as in effect on the Closing Date, or as amended in accordance with the terms of the Intercreditor Agreement, (c) other than Mandatory Prepayments of principal on the EICF/CION Term Loans based on Excess Cash Flow (as such terms are defined in the EICF/CION Term Loan Agreement as in effect on the Closing Date), the Loan Parties may make Mandatory Prepayments of such principal in accordance with the terms of the EICF/CION Term Loan Agreement as in effect on the Closing Date, or as amended in accordance with the terms of the Intercreditor Agreement, and (d) the Loan Parties may make Mandatory Prepayments of principal on the EICF/CION Term Loans based on Excess Cash Flow in accordance with the terms of, and as such terms are defined in, the EICF/CION Term Loan Agreement as in effect on the Closing Date (each an “ECF Payment”), so long as the following conditions (the “ECF Payment Conditions”) shall have been met: (i) immediately before and immediately after giving effect to such ECF Payment, no Event of Default shall have occurred and shall then be continuing, (ii) the Agent and the Lenders shall have received the financial statements required to be delivered pursuant to Section 9.7 hereof for the fiscal year then ended, (iii) the Borrowers shall have Liquidity, after giving effect to such ECF Payment, of not less than $3,500,000 and (iv) the Agent shall have received a Certificate, in form and substance reasonably satisfactory to the Agent, duly executed by, and prepared by or under the direction of, the Chief Financial Officer or Controller of the Borrowing Agent, pursuant to which such officer shall certify the absence of any such Event of Default, and the calculation of such ECF Payment, the aggregate amount of the related Excess Cash Flow and such Liquidity. As used herein, the term “Liquidity” means, as of the applicable date of determination, an amount equal to the sum of (i) Undrawn Availability, calculated with respect to the Formula Amount pursuant to the Borrowing Base Certificate then most recently delivered to the Agent, and calculated with respect to the outstanding principal balance of Revolving Advances as of the proposed date of such ECF Payment, plus (ii) the aggregate amount of unrestricted cash of the Borrowers on deposit in bank accounts that are not subject to any Liens other than (x) Liens in favor of the Agent to secure the Obligations, (y) Liens in favor of the EICF/CION Term Loan Agent to secure the “Obligations” as such term is defined in the EICF/CION Term Loan Agreement and (z) customary banker’s liens and set off rights in favor of each of the depository institutions at which such bank accounts are maintained, provided that if, with respect to such cash then on deposit in any such bank account (other than a Depository Account or a Blocked Account into which proceeds of Receivables are deposited) the Borrowers have a contractual obligation, pursuant to this Agreement or the Term Loan Agreement, to make a mandatory prepayment (other than any mandatory prepayment of Excess Cash Flow under the Term Loan Agreement), of either the Obligations or such “Obligations,” then the amount of such cash shall be included in the calculation of Liquidity only to the extent that the Agent, or the EICF/CION Term Loan Agent, as the case may be, shall have irrevocably waived its right to receive such mandatory prepayment from such cash, and (II) in the event that on the date of a proposed ECF Payment, the Borrowers are unable to fully comply with clause (iii) of the ECF Payment Conditions, then, provided that all of the other ECF Payment Conditions shall have been met on such date, the Borrowers may make a partial ECF Payment, to the extent that after giving effect thereto, the ECF Payment Condition set forth in such clause (iii) shall have been fully met, and, with respect to the amount of the proposed ECF Payment that was not made because of such inability to so comply with such clause (iii) (such amount, the “ECF Payment Shortfall”), the Borrowers may make catch up payments of such ECF Payment Shortfall in one or more installments on each date that is 1 Business Day after the date that the next Borrowing Base Certificate is delivered to the Agent that evidences sufficient Undrawn Availability, as set forth in such Borrowing Base Certificate, together with other cash that qualifies as Liquidity within the definition thereof, such that the ECF Payment Condition contained in clause (iii) thereof is satisfied as of such date that is 1 Business Day after the date of delivery of such Borrowing Base Certificate, provided no such catch up payment may be made sooner than 30 days after the date on which the most recent partial ECF Payment or prior catch-up payment shall have been made, and provided further, that in accordance with the foregoing, partial ECF Payments shall continue to be permitted if the ECF Payment Condition contained in clause (iii) thereof would be satisfied if only a partial payment is made.

7.19.Other Agreements~~Other Agreements~~. Enter into any material amendment, waiver or modification of the EICF/CION Term Loan Documents or any related agreements, except for amendments or modifications made in full compliance with the Intercreditor Agreement.

7.20.Locations~~Locations~~. No Loan Party shall move its chief executive office from the location set forth on Schedule 4.4(b)(iii) hereto (as updated from time to time), permit its material books and records or servers which contain information or data not available at its chief executive office to be located at any location not set forth on Schedule 4.4(b)(iii) hereto, or maintain any place of business other than those set forth on Schedule 4.4 hereto, in each case, without (a) providing Agent with prior written notice thereof, which notice shall be deemed to update Schedule 4.4 hereto, and (b) if requested by Agent with respect to locations of material books, records and servers, using commercially reasonable efforts to provide to Agent a Lien Waiver Agreement duly executed by the owner or lessor of such location.

7.21.Canadian Loan Party Bank Accounts. Allow any Canadian Loan Party to maintain deposits in any Canadian Loan Party Bank Account at any one time in excess of $3,000,000 for all such Canadian Loan Party Bank Accounts in the aggregate. The Canadian Loan Party shall cause any such excess to promptly be deposited into a Depository Account in U.S. Dollars. Agent may at any time and from time to time request evidence of the balances in any Canadian Loan Party Bank Account and, upon any such request, the Loan Parties shall deliver to Agent a snap shot reflecting the balances as of the close of business of the date any such request was made.

7.22.Canadian Loan Parties. No Canadian Loan Party shall own any property or assets in the United States without first executing and delivering to Agent a security agreement governed by New York law and such other security documents requested by Agent or any Lender to protect, secure, perfect Agent’s security interest and Lien on any such property or assets constituting Collateral, all in form and substance acceptable to Agent.

7.23.Inactive Subsidiaries~~Inactive Subsidiaries~~. Notwithstanding anything to the contrary contained herein, allow any Inactive Subsidiary to (i) engage in any business activities or conduct any operations, other than maintaining its corporate existence pending its dissolution pursuant to Section 7.1 hereof, (ii) own any material assets, (iii) have any Subsidiaries or (iv) have or incur any liabilities (other than (A) those existing as of the Closing Date and (B) any contingent liability arising under this Agreement, any of the Other Documents or any of the EICF/CION Term Loan Documents), without first obtaining Agent’s prior written consent.

7.24.Capital Provision Agreement. Amend the Capital Provision Agreement or any financing statement or other document related thereto without Agent’s prior written consent.

7.25.Term Loan Priority Collateral Account. Deposit any Cash or Cash Equivalents in the Term Loan Priority Collateral Account unless required by the EICF/CION Term Loan Agreement in effect on the Closing Date without providing Agent prior written notice thereof, which such written notice shall include an accounting, in reasonable detail, of the item sold and/or event that triggered the requirement under the EICF/CION Term Loan Agreement of such Loan Party to make such deposit.

VIII.	CONDITIONS PRECEDENT.

8.1.Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent, each in form and substance acceptable to Agent:

(a)Other Documents. Agent shall have received each of the Other Documents, in each case duly authorized, executed and delivered by the Loan Parties and any other Person party thereto;

(b)Intercreditor Agreement. Agent and EICF/CION Term Loan Agent shall have entered into the Intercreditor Agreement;

(c)Standing Transfer Order. Agent shall have documentation evidencing that a standing transfer order has been executed, or similar arrangement has been made, by the Loan Parties in compliance with Section 6.17 hereof and confirmation that Regions has initiated the instructions contained therein;

(d)Financial Condition Certificate. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(d) attached hereto;

(e)Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Loan Party dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(f)Stock Certificates. Agent shall have received copies of stock certificates representing 100% (or 66.67%, as applicable) of the Equity Interests of each Subsidiary of

Holdings, together with stock powers executed in blank, to the extent such Equity Interests are certificated;

(g)Borrowing Base. Agent shall have received a Borrowing Base Certificate providing evidence that the aggregate amount of Eligible Canadian Receivables, Eligible Receivables, Eligible Unbilled Canadian Receivables and Eligible Unbilled Receivables is sufficient in value and amount to support Revolving Advances in the amount requested by the Borrowers on the Closing Date;

(h)Undrawn Availability. After giving effect to the initial Advances, the Borrowers shall have Undrawn Availability of at least $7,500,000;

(i)Blocked Accounts.The Loan Parties shall have opened the Depository Accounts with Agent and/or Agent shall have received duly executed agreements establishing the Blocked Accounts with one or more Blocked Account Banks for the collection or servicing of the Receivables and proceeds of the Collateral and Agent shall have received, in form and substance reasonably satisfactory to Agent, deposit account control agreements among Agent, each applicable Loan Party and each applicable Blocked Account Bank with respect to such Blocked Accounts;

(j)EICF/CION Term Loan Documents. Agent shall have received final executed copies of the EICF/CION Term Loan Documents, all of which shall be in form and substance reasonably satisfactory to Agent and shall be in effect on the Closing Date and the transactions contemplated by EICF/CION Term Loan Documents shall be consummated simultaneously with the making of the initial Advances including, without limitation, the receipt by the Loan Parties of the proceeds of the EICF/CION Closing Date Term Loan;

(k)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statements, and PPSA financing statements, Uniform Commercial Code termination statements and PPSA termination statements) required by this Agreement, any of the Other Documents or under Applicable Law or requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral and in order to terminate the perfected security interest in or lien upon the Collateral of Existing Lenders shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence reasonably satisfactory to it, of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(l)Payoff Letter. Agent shall have received, in form and substance reasonably satisfactory to Agent, a payoff letter from each Existing Lender providing that, among other things, all of the Indebtedness of the Loan Parties under the Existing Loan Documents has been paid and satisfied in full;

(m)Secretary’s Certificates, Authorizing Resolutions and Good Standing Certificates. Agent shall have received, in form and substance reasonably satisfactory to Agent, a certificate of the Secretary or Assistant Secretary (or other equivalent officer or manager) of each Loan Party dated as of the Closing Date which shall certify (i) copies of resolutions, in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body or member) of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement and the Other Documents to which such Loan Party is a party (including authorization of the incurrence of Indebtedness, borrowing of Advances and requesting of Letters of Credit on a joint and several basis with all Loan Parties as provided for herein), and (y) the granting by such Loan Party of the Liens upon the Collateral to secure all of the joint and several Obligations of the Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party, as evidenced by good standing certificates (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(n)Legal Opinion. Agent shall have received, in form and substance reasonably satisfactory to Agent, the executed legal opinions of Thompson Hine LLP (US counsel to the Loan Parties ) and Fasken Martineau DuMoulin LLP (Canadian counsel to the Loan Parties ) which shall cover such matters incident to the Transactions as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(o)No Litigation.No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or, to any Loan Party’s knowledge, threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents, the EICF/CION Term Loan Documents or any of the transactions contemplated hereby or thereby or (B) which could, in the reasonable opinion of Agent, reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(p)Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be reasonably satisfactory in form and substance to Agent, of the Receivables, Inventory, General Intangibles, and Equipment of each Loan Party and all books and records in connection therewith;

(q)Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;

(r)Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be reasonably satisfactory in all respects to Agent;

(s)Insurance. Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by the Loan Parties’ insurance broker containing such information regarding the Loan Parties’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured and lenders loss payee, as applicable;

(t)Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(u)Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the Transactions and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent shall deem necessary;

(v)No Material Adverse Effect. (i) Since December 31, 2019, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(w)Contract Review. Agent shall have received and reviewed all Material Contracts of the Loan Parties including all material leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such Contracts and agreements shall be reasonably satisfactory in all respects to Agent;

(x)Meeting with Management. Agent shall have met with the management of Loan Parties and shall have been satisfied with the results of such meeting;

(y)Compliance with Laws. Agent shall be satisfied that each Loan Party is in compliance in all material respects with all pertinent federal, state, provincial, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(z)Certificate of Beneficial Ownership; USA Patriot Act Diligence. Agent and each Lender shall have received, in form and substance acceptable to Agent, a Certificate of Beneficial Ownership duly authorized, executed and delivered by each Loan Party (other than Holdings) and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(aa)Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent.

8.2.Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and the Other Documents, and each of the representations and warranties in any agreement, document, instrument, certificate or financial or other statement provided at any time under or in connection with this Agreement and the Other Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);

(b)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions of this subsection shall have been satisfied.

IX.	INFORMATION AS TO THE LOAN PARTIES.

Each Loan Party shall, or (except with respect to Section 9.11 hereof) shall cause Borrowing Agent on its behalf to, until the Payment in Full of the Obligations, the termination of the Commitments and the termination of this Agreement:

9.1.Disclosure of Material Matters. Promptly upon a Responsible Officer obtaining knowledge thereof, report to Agent (a) all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, (b) any investigation, hearing, proceeding or other inquest by any Governmental Body into any Loan Party or any Affiliate of any Loan Party with respect to Anti-Terrorism Laws, and (c) if the Capital Providers default in their obligations under the Capital Provision Agreement and/or the Capital Provision Agreement is terminated.

9.2.Schedules~~Schedules~~. Deliver to Agent, in form and substance satisfactory to Agent:(a) on or before the twentieth (20th) day of each month as and for the prior month (i) accounts receivable agings inclusive of reconciliations to the general ledger, (ii) accounts payable schedules inclusive of reconciliations to the general ledger, (iii) Inventory reports (iv) bank statements evidencing the balances of each Canadian Loan Party Bank Account for each day in the prior month, and (v) a Borrowing Base Certificate (which (A) shall be calculated as of the last day of the prior month, (B) shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement and (C) shall include a listing of all Priority Payables (which such listing shall identity the obligee of each Priority Payable and the estimated value of such Priority Payable)), and (b) on or before Tuesday of each week, a sales report / roll forward for the prior week, and (c) at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

9.3.	Environmental Reports.

(a)Deliver to Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8 hereof, with a certificate signed by the President, Chief Executive Officer or Controller of Borrowing Agent stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws, except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. To the extent any Loan Party is not in such material compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

(b)In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at any Real Property owned or leased by any Loan Party (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any written notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at any such Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such Real Property or any Loan Party’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c)Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all material documents and reports concerning a Hazardous Discharge or Environmental Complaint at any Real Property owned or leased by any Loan Party, operations or business that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

9.4.Litigation~~Litigation~~. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

9.5.Material Occurrences~~Material Occurrences~~. Immediately upon a Responsible Officer obtaining knowledge thereof, notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event of default under the EICF/CION Term Loan Documents; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the EICF/CION Term Loan Documents; (d) any event, development or circumstance whereby any financial statements or other reports provided to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any funding deficiency which, if not corrected as provided in Section 4971 of the Internal Revenue Code, could subject any Loan Party or any member of the Controlled Group to a tax imposed by Section 4971 of the Internal Revenue Code in excess of $500,000 or result in any representation made in Section 5.8 to be untrue; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness in excess of $500,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (g) any other development in the business or affairs of any Loan Party, which could reasonably be expected to have a Material Adverse Effect and (h) if any Loan Party is out of good standing in jurisdiction of organization and or is disqualified from conducting business in any jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification; in each case as to clauses (a) through (h) of this Section 9.5, describing the nature thereof and the action the Loan Parties propose to take with respect thereto.

9.6.Government Receivables~~Government Receivables~~. Notify Agent immediately upon a Responsible Officer obtaining knowledge thereof if any of its Receivables arise out of contracts between any Loan Party and the United States, Canada, or any state, province or territory or any department, agency or instrumentality of any of them if the laws thereof require a Consent or other legal formality to the assignment thereof.

9.7.Annual Financial Statements. Deliver to Agent within one hundred twenty (120) days after the end of each fiscal year of Holdings, audited financial statements of Holdings and its Subsidiaries on a consolidating and consolidated basis for such fiscal year, including, but not limited to, a balance sheet, statements of income, stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification (other than a qualification pertaining solely to impending debt maturities of any Indebtedness occurring within twelve (12) months of such audit), by an independent certified public accounting firm selected by the Loan Parties and reasonably satisfactory to Agent (Moss Adams LLP shall be acceptable). The reports described in this Section shall be accompanied by a Compliance Certificate.

9.8.Quarterly Financial Statements. Deliver to Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Holdings and its Subsidiaries on a consolidated and consolidating basis and unaudited statements of income, stockholders’ equity and cash flow of Holdings and its Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments and the absence of footnotes that individually and in the aggregate are not material to the Loan Parties’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports described in this Section shall be accompanied by a Compliance Certificate.

9.9.Monthly Financial Statements. Deliver to Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Holdings and its Subsidiaries on a consolidated and consolidating basis and unaudited statements of income, stockholders’ equity and cash flow of Holdings and its Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments and the absence of footnotes that individually and in the aggregate are not material to the Loan Parties’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports described in this Section shall be accompanied by a Compliance Certificate.

9.10.Other Reports~~Other Reports~~. Provide Agent as soon as available, but in any event within ten (10) Business Days after the issuance thereof, with (a) copies of such financial statements, reports and returns as each Loan Party shall send to the holders of its Equity Interests and (b) copies of all notices, reports, financial statements and other materials sent or received pursuant to the EICF/CION Term Loan Documents.

9.11.Additional Information~~Additional Information~~. Provide Agent with such additional information as Agent shall request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by the Loan Parties including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) prior written notice of any Loan Party’s opening of any new office or place of business or any Loan Party’s closing of any existing office or place of business (x) at least thirty (30) days prior thereto for any Canadian Loan Party and (y) prior thereto for any U.S. Loan Party, (c) promptly upon any Loan Party’s learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound, and (d) promptly upon any Loan Party being called upon to satisfy any guaranty obligations with respect to a Permitted Joint Venture.

9.12.Projected Operating Budget. Provide Agent (a) within thirty (30) days after the beginning of each Loan Party’s fiscal years commencing with fiscal year 2021, a draft of its month by month projected operating budget and cash flow of Holdings and its Subsidiaries on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Loan Party to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared (the “Operating Budget”), and (b) promptly (and in any event within forty-five (45) days after the beginning of each of Holdings’ fiscal years) after approval by the Board of Directors of Holdings, the final Operating Budget approved by the Board of Directors of Holdings.

9.13.Variances From Operating Budget; Management Discussion and Analysis Reports. Deliver to Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9 hereof, a written report (a) summarizing all material variances from budgets submitted by the Loan Parties pursuant to Section 9.12 hereof and a discussion and analysis by management with respect to such variances and (b) setting forth management’s analysis and discussion of the condition (financial and otherwise) operations of Holdings, which may be in the form of the Business Segment Review delivered to Agent prior to the Closing Date.

9.14.Notice of Suits, Adverse Events. Provide Agent, promptly upon a Responsible Officer obtaining knowledge thereof, with written notice of (a) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent, (c) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent, (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party and (e) copies of any material notices and other material communications related to the Arbitration Proceeding.

9.15.ERISA Notices and Requests. Provide Agent, promptly upon a Responsible Officer obtaining knowledge thereof, with written notice in the event that, (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Canada Revenue Agency, Department of Labor or PBGC with respect thereto, (ii) any Loan Party knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Internal Revenue Code) has occurred together with a written statement describing such transaction and the action which such Loan Party has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Benefit Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan, Multiemployer Plan or the establishment of any new Pension Benefit Plan or Multiemployer Plan or the commencement of contributions to any Pension Benefit Plan or Multiemployer Plan or Canadian Benefit Plan, Canadian Pension Plan or the commencement of contributions to any Pension Benefit Plan or Multiemployer Plan, Canadian Pension Plan or Canadian Union Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Benefit Plan or Multiemployer Plan or Canadian Pension Plans or to have a trustee appointed to administer a Pension Benefit Plan or Multiemployer Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability from a

Multiemployer Plan, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment to any Pension Benefit Plan or Multiemployer Plan under the Internal Revenue Code or ERISA on or before the due date for such installment or payment; (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan or Canadian Union Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Internal Revenue Code or Section 305 of ERISA; (x) any Loan Party shall receive notice (or a notice of intent to issue such a notice) from Canada Revenue Agency regarding the revocation of registered status of a Canadian Pension Plan under the Income Tax Act (Canada); or (xi) except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, any Loan Party shall fail to make or remit any required contributions or payments in respect of a Canadian Pension Plan on or before the due date for such contribution or payment or any other Canadian Pension Event.

9.16.Additional Documents~~Additional Documents~~. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, request to carry out the purposes, terms or conditions of this Agreement.

9.17.Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 4.4 (Locations of Equipment and Inventory), 5.9 (Intellectual Property), 5.21 (Equity Interests), 5.22 (Commercial Tort Claims), 5.23 (Letter-of-Credit Rights), 5.24 (Material Contracts) Schedule 7.3 (Guarantees) and Schedule 7.11 (Permitted Joint Ventures) to this Agreement; provided, that absent the occurrence and continuance of any Event of Default, the Loan Parties shall only be required to provide such updates on a quarterly basis in connection with delivery of a Compliance Certificate with respect to the applicable quarter. Any such updated Schedules delivered by the Loan Parties to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

9.18.Financial Disclosure~~Financial Disclosure~~. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all Governmental Bodies to deliver to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; provided however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

Documents delivered pursuant to this Article IX may be delivered electronically to Agent for further distribution to each Lender and if so delivered, shall be deemed to have been delivered on the date that the Borrowing Agent delivers such documents to Agent by electronic mail; provided that, upon written request, the Borrowing Agent shall deliver paper copies to Agent for further distribution to the Lenders until a written notice to cease delivering such paper copies is given by Agent to the Borrowing Agent.

X.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1.Nonpayment~~Nonpayment~~. Failure by any Loan Party to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.9 hereof), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment;

10.2.Breach of Representation. Except as provided in Section 10.18 hereof, any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document or in any agreement, documents, certificate or financial or other written statement provided at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3.Financial Information~~Financial Information~~. Failure by any Loan Party to (a) deliver financial information when due under Section 6.2, Article IX or any other Section of this Agreement or, if no due date is specified herein, within three (3) Business Days following a request therefor, or (b) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4.Judicial Actions~~Judicial Actions~~. Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any Loan Party’s Inventory or Receivables or (b) against a material portion of any Loan Party’s other property which is not stayed or lifted within thirty (30) days;

10.5.Noncompliance~~Noncompliance~~. Except as otherwise provided for in Sections 10.1, 10.3, 10.5(b), and 10.18 hereof, (a) failure or neglect of any Loan Party, or any Person to perform, keep or observe any term, provision, condition, covenant herein, or in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Loan Party or such Person, and Agent or any Lender, or (b) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant in Sections 4.5, 6.1, 6.3, 6.11, 6.13, 9.4 or 9.6 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect;

10.6.Judgments~~Judgments~~. Any (a) final judgment, writ, order or decree for the payment of money are rendered against any Loan Party for an aggregate amount in excess of $500,000 or against all Loan Parties for an aggregate amount in excess of $500,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny or fail to confirm coverage) and (b) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment and (i) such judgment shall remain undischarged, unvacated, unstayed or unbonded for a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Loan Party shall be senior to any Liens in favor of Agent on such assets or properties;

10.7.Bankruptcy~~Bankruptcy~~. Any Loan Party or any Subsidiary of any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, intermin receiver, receiver and manager, monitor, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect) or any other Insolvency Law, (e) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (f) file a petition seeking to take advantage of any other law providing for the relief of debtors or any Insolvency Law, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws or other Insolvency Laws, or (h) take any action for the purpose of effecting any of the foregoing;

10.8.	[Reserved];

10.9.Lien Priority~~Lien Priority~~. Any Lien created hereunder or provided for hereby or under any of the Other Documents for any reason ceases to be or is not a valid and perfected Lien having a first priority Lien (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory, and the Intercreditor Agreement), except to the extent that any such loss of perfection or priority results from the failure of Agent to maintain possession of certificates actually received by it representing securities pledged under the Pledge Agreement or Canadian Security Agreements, or to file Uniform Commercial Code continuation statements in the applicable jurisdictions as required under the Uniform Commercial Code to continue the perfection of such security interest or the equivalent in the applicable jurisdiction;

10.10.EICF/CION Term Loan Default. An event of default has occurred under the EICF/CION Term Loan Documents, which default shall not have been cured or waived within any applicable grace period, or if any Person party to the Intercreditor Agreement breaches or violates, in any material respect, or attempts to terminate or challenge the validity of, such Intercreditor Agreement;

10.11.Cross Default~~Cross Default~~. Either (a) any specified “event of default” under any Indebtedness (other than the Obligations and the obligations under the EICF/CION Term Loan Documents) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $500,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of such Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (b) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

10.12.Breach of Guaranty, Guarantor Security Agreement or Pledge Agreement. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Loan Party or pledgor attempts to terminate or challenges the validity of, its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement (other than as a result of repayment in full of the Obligations and termination of the Commitments);

10.13.	Change of Control. Any Change of Control shall occur;

10.14.Invalidity~~Invalidity~~. Any material provision of this Agreement or any Other Document shall, for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent or any Lender or any Loan Party challenges the validity of its liability under this Agreement or any Other Document (other than as a result of repayment in full of the Obligations and termination of the Commitments);

10.15.Seizures~~Seizures~~. Any (a) portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body, or any Loan Party, or (b) the title and rights of any Loan Party, in and to the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.16.	[Reserved];

10.17.Pension Plans~~Pension Plans~~. An event or condition specified in Section 7.16 or 9.15 hereof shall occur or exist with respect to any Plan, Multiemployer Plan, Canadian Pension Plan, Canadian Benefit Plan or Canadian Union Plan, and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the reasonable opinion of Agent be reasonably likely to incur, a liability to a Plan, Multiemployer Plan, Canadian Pension Plan, Canadian Benefit Plan or Canadian Union Plan, or the PBGC (or one or more) which, in the judgment of Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event or Canadian Pension Event which, in the judgment of Agent, would have a Material Adverse Effect, or any Loan Party’s failure to promptly report a Termination Event or Canadian Pension Event in accordance with Section 9.15 hereof; or

10.18.Anti-Terrorism Laws~~Anti-Terrorism Laws~~. If (a) any representation or warranty contained in (i) Section 16.18 hereof or (ii) any corresponding section of any Guaranty is or becomes false or misleading at any time, (b) any Borrower shall fail to comply with its obligations under Section 16.18 hereof, or (c) any Guarantor shall fail to comply with its obligations under any section of any Guaranty containing provisions comparable to those set forth in Section 16.18 hereof.

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.
11.1.	Rights and Remedies.

(a)Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 hereof (other than Section 10.7(g) hereof), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated,

(ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Section 10.7(g) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code, the PPSA and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give the Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual non-revocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The Net Cash Proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.6 hereof. Non-cash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, the Loan Parties shall remain liable to Agent and Lenders therefor.

(b)To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of

Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

(c)	Without limiting any other provision hereof:

(i)At any bona fide public sale, and to the extent permitted by Applicable Law, at any private sale, Agent shall be free to purchase all or any part of the Investment Property. Any such sale may be on cash or credit. Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Investment Property for their own account in compliance with Regulation D of the Securities Act or any other applicable exemption available under the Securities Act. Agent will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. Agent may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Investment Property is customarily sold on a recognized market or threatens to decline speedily in value, Agent may sell such Investment Property at any time without giving prior notice to any Loan Party or other Person.

(ii)Each Loan Party recognizes that Agent may be unable to effect or cause to be effected a public sale of the Investment Property by reason of certain prohibitions of the Securities Act, so that Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property for their own account, for investment and without a view to the distribution or resale thereof. Each Loan Party understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Property were sold at public sales, and agrees that Agent has no obligation to delay or agree to delay the sale of any of the Investment Property for the period of time necessary to permit the issuer of the securities which are part of the Investment Property (even if the issuer would agree), to register such securities for sale under the

Securities Act. Each Loan Party agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(iii)The Net Cash Proceeds arising from the disposition of the Investment Property after deducting expenses incurred by Agent will be applied to the Obligations pursuant to Section 11.6 hereof. If any excess remains after the discharge of all of the Obligations, the same will be paid to the applicable Loan Party or to any other Person that may be legally entitled thereto.

At any time after the occurrence and during the continuance of an Event of Default (A) Agent may transfer any or all of the Investment Property into its name or that of its nominee and may exercise all voting rights with respect to the Investment Property, but no such transfer shall constitute a taking of such Investment Property in satisfaction of any or all of the Obligations, and (B) Agent shall be entitled to receive, for application to the Obligations, all cash or stock dividends and distributions, interest and premiums declared or paid on the Investment Property.

11.2.Agent’s Discretion~~Agent’s Discretion~~. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against the Loan Parties or each other.

11.3.Setoff~~Setoff~~. Subject to Section 14.13 hereof, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4.	Appointment of a Receiver.

(a)Upon the occurrence and during the continuation of an Event of Default, Agent shall be entitled to the immediate appointment of a receiver (which term includes an interim receiver or receiver and manager) for all or part of the Collateral, whether such receivership is incidental to a proposed sale of the Collateral or otherwise.In such event, Agent may take proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral or of any part thereof or may, to the extent permitted by Applicable Law, by instrument in writing appoint any Person to be a receiver of the Collateral or of any part thereof and may remove any receiver so appointed by Agent and appoint another in that Person's stead. Any such receiver appointed by instrument in writing shall, to the extent permitted by Applicable Law, have all of the rights, remedies, benefits and powers of Agent under this Agreement and, without limiting the generality of the foregoing, any such receiver (or Agent) shall have the power to, to the full extent permitted by Applicable Law:

(i)take possession of the Collateral or any part thereof;

(ii)carry on or concur in carrying on all or any part or parts of the business of the Loan Parties relating to the Collateral;

(iii)file such proofs of claim and other documents as may be necessary or advisable in order to have such receiver's claim lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Loan Parties;

(iv)borrow money required for the seizure, repossession, retaking, repair, insurance, maintenance, preservation, protection, collection, preparation for disposition, disposition or realization of the Collateral or any part thereof and for the enforcement of this Agreement or for the carrying on of the business of the Loan Parties on the security of the Collateral in priority to the security interest created under this Agreement; and

(v)sell, lease or otherwise dispose of, or concur in the sale, lease or other disposition of, the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine.

(b)Any such receiver shall for all purposes be deemed to be the agent of the Loan Parties. Agent may from time to time fix a commercially reasonable remuneration of such receiver. Agent shall not in any way be responsible for any misconduct or negligence of any such receiver. Each Loan Party hereby consents to the appointment of any such a receiver without bond, to the full extent permitted by Applicable Law.

11.5.Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.6.	Allocation of Payments After Event of Default~~.~~ .

(a)Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Obligations or Hedge Obligations), or in respect of the Collateral may, at Agent’s discretion, and shall, at the direction of the Required Lenders, be paid over or delivered as follows:

FIRST, to the payment of all out-of-pocket costs and expenses (including attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all out-of-pocket costs and expenses (including attorneys’ fees) of each of the Lenders to the extent owing to such Lenders pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement, including Cash Management Obligations and Hedge Obligations (to the extent reserves for such Cash Management Obligations and Hedge Obligations have been established by Agent) and the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof;

EIGHTH, to all other Obligations arising under this Agreement, under the Other Documents or otherwise which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “SEVENTH” above; and

NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

(b)In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Obligations and Hedge Obligations held by such Lender bears to the aggregate then outstanding Advances, Cash Management Obligations and Hedge Obligations) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH” and “NINTH” of subsection (a) above; (iii) notwithstanding anything to the contrary in this Section 11.6, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.6; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” of subsection (a) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other Obligations of the types described in clauses “SEVENTH” and “EIGHTH” of subsection (a) above in the manner provided in this Section 11.6.

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1.Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2.Delay~~Delay~~. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3.Jury Waiver~~Jury Waiver~~. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.	EFFECTIVE DATE AND TERMINATION.

13.1.Term~~Term~~. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the Closing Date and shall continue in full force and effect until December 16, 2025 (the “Term”) unless sooner terminated as herein provided. The Loan Parties may terminate this Agreement at any time so long as the Obligations are Paid in Full in connection therewith.

13.2.Termination~~Termination~~. The termination of this Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until (a) all of the Obligations have been Paid in Full and the Commitments and this Agreement have been terminated, and (b) each of the Loan Parties has released the Secured Parties from and against any and all claims of any nature whatsoever that any Loan Party may have against the Secured Parties. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed in connection herewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been Paid in Full after the termination of this Agreement or each Loan Party has provided Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code or PPSA to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to any Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms, the Commitments have been terminated and all of the Obligations have been Paid in Full. All representations, warranties, covenants, waivers and agreements set forth herein shall survive termination hereof until the Payment in Full of the Obligations, the termination of the Commitments and the termination of this Agreement.

XIV.	REGARDING AGENT.

14.1.Appointment~~Appointment~~. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b), 3.3 and 3.4 hereof and the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is provided with an indemnification satisfactory to Agent with respect thereto.

14.2.Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof set forth in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan

Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements set forth in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to the Borrowers shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3.Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.

14.4.Resignation of Agent; Successor Agent. Agent may resign on thirty (30) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowing Agent (provided that no notice to or approval of Borrowing Agent shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5.Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6.Reliance~~Reliance~~. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile or telecopier message, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7.Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8.Indemnification~~Indemnification~~. To the extent Agent is not reimbursed and indemnified by the Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from

Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order).

14.9.Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10.Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 hereof or Borrowing Base Certificates from any Loan Party pursuant to the terms of this Agreement which any Loan Party is not obligated to deliver to each Lender, Agent will promptly provide such documents and information to Lenders.

14.11.Loan Parties Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12.No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended, modified, supplemented or replaced, the “CIP Regulations”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13.Other Agreements~~Other Agreements~~. Each of the Lenders agrees that it shall not, without the prior written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other

Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XV.	BORROWING AGENCY.
15.1.	Borrowing Agency Provisions.

(a)Each Loan Party hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication), to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other agreements, documents, instruments, certificates, notices and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name of such Loan Party or the Loan Parties, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Loan Parties and at their request. Neither Agent nor any Lender shall incur liability to the Loan Parties as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Loan Party hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Loan Parties as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order).

(c)All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Loan Party notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof. Each Loan Party waives all suretyship defenses.

15.2.Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan

Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until the termination of the Commitments, the termination of this Agreement and the Payment in Full of the Obligations.

XVI.	MISCELLANEOUS.

16.1.Governing Law~~Governing Law~~. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any of the Other Documents may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 hereof and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any of the Other Documents, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2.	Entire Understanding.

(a)This Agreement and the Other Documents contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.Any promises, representations, warranties or guarantees not set forth herein and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be amended, modified, changed, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that Agent shall send a copy of any such modification to the Borrowers and each Lender (which copy may be provided by electronic mail). Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)Required Lenders, Agent with the consent in writing of Required Lenders, and the Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into any written amendments to this Agreement or any of the Other Documents or any other supplemental agreements, documents or instruments for the purpose of adding or deleting any provisions or otherwise amending, modifying, supplementing, changing, varying or waiving in any manner the conditions, provisions or terms hereof or thereof or waiving any Event of Default hereunder or thereunder, but only to the extent specified in such written amendments or other agreements, documents or instruments; provided, however, that no such amendment, or other agreement, document or instrument shall:

(i)increase the Revolving Commitment Percentage, or the maximum U.S. Dollar amount of the Revolving Commitment Amount of any Lender without the consent of such Lender directly affected thereby;

(ii)whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 hereof or of default rates of Letter of Credit fees under Section 3.2 hereof (unless imposed by Agent));

(iii)increase the Maximum Revolving Advance Amount without the consent of each Lender directly affected thereby;

(iv)alter, amend or modify the definition of the term “Required Lenders” or this Section 16.2(b) without the consent of all Lenders;

(v)alter, amend or modify the provisions of Section 11.6 hereof without the consent of all Lenders;

(vi)change the rights and duties of Agent without the consent of all Lenders;

(vii)subject to Section 16.2(d) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Revolving Lenders;

(viii)increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of all Revolving Lenders; or

(ix)release any Loan Party without the consent of all Lenders.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon the Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(c)In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from the Loan Parties. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(d)Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed an amount equal to up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this Section, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Canadian Receivables”, “Eligible Receivables”, ~~or~~ “Eligible Unbilled Receivables”, or “Eligible JV Receivables”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(d), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(e)In addition to (and not in substitution of) the discretionary Revolving Advances permitted in Section 16.2(d) above, Agent is hereby authorized by the Loan Parties and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances to Borrowers on behalf of Revolving Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B)to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (C) to pay any other amount chargeable to the Loan Parties pursuant to the terms of this Agreement (“Protective Advances”). Revolving Lenders shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Revolving Lenders as provided for in this Section 16.2(e), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Revolving Lender with respect to such Revolving Advances.

16.3.	Successors and Assigns; Participations; New Lenders.

(a)This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of Agent and each Lender.

(b)Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) the Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to any Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Loan Party’s prior written consent, and (ii) in no event shall the Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c)Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $1,000,000 pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to each of the Revolving Advances under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. The Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing; provided, however, that the consent of Borrowing Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided that Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five (5) Business Days after having received prior notice thereof.

(d)Any Lender, with the consent of Agent, which consent shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i)

Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. The Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e)Agent, acting as a non-fiduciary agent of the Loan Parties, shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f)Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.

(g)Notwithstanding anything to the contrary set forth in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4.Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5.Indemnity~~Indemnity~~. Each Loan Party shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates,

attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of: (a) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (b) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of this Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (c) any Loan Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (d) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under this Agreement and the Other Documents, (e) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Loan Party, any Affiliate or Subsidiary of any of the Loan Parties, and (f) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality, any Loan Party, any Affiliate or Subsidiary of any Loan Party, or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Loan Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder, and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with any Real Property owned or leased by any Loan Party, any Hazardous Discharge, the presence of any Hazardous Materials affecting any Real Property owned or leased by any Loan Party (whether or not the same originates or emerges from such Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any Real Property owned or leased by any Loan Party under any Environmental Laws and any loss of value of such Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. The Loan Parties’ obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at any Real Property owned or leased by any Loan Party, whether or not any federal, state, or local environmental agency has taken or, to any Loan Party’s knowledge, threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of (x) the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order), or (y) a dispute among Indemnified Parties, to which the Borrowers and Guarantors are not a party, and which dispute does not arise from any act or omission of the Borrowers or Guarantors any of their respective affiliates (other than a claim against any agent or arranger solely in its capacity as an arranger or agent under the Other Documents). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Loan Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. This Section 16.5 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

16.6.Notice~~Notice~~. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which the Loan Parties are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names set forth below in this Section 16.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a)	In the case of hand-delivery, when delivered;

(b)If given by mail, four (4) days after such Notice is deposited with the United States or Canadian Postal Service, with first-class postage prepaid, return receipt requested;

(c)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)	In the case of electronic transmission, when actually received;

(f)In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)	If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or PNC at:

PNC Bank, National Association

340 Madison Avenue, 11th Floor

New York, NY 10173

Attention:    Ryan Begley

Facsimile:    (212) 303-0060

Email:          ryan.begley@pnc.com

with a copy to:

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:    Robert B. Stein

Facsimile:    (917) 332-3750

Email:           rstein@BlankRome.com

(B)	If to a Lender (other than PNC), as specified in its Administrative Questionnaire.
(C)	If to Borrowing Agent or any Loan Party:

Williams Industrial Services Group Inc.

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

Attention:    Tracy D. Pagliara, President and Chief Executive Officer

Facsimile:    (866) 947-2710

Email:          tpagliara@wisgrp.com

with a copy to:

Thompson Hine LLP

127 Public Square, 3900 Key Center

Cleveland, OH 44114

Attention:    Katherine D. Brandt

Facsimile:    (216) 566-5800

Email:          Katherine.Brandt@ThompsonHine.com

16.7.Survival~~Survival~~. The obligations of the Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 hereof and the obligations of Lenders under Sections 2.2,

2.15(b), 2.16, 2.18, 2.19 and 14.8 hereof, shall survive the termination of this Agreement and the Other Documents and the Payment in Full of the Obligations.

16.8.Severability~~Severability~~. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9.Expenses~~Expenses~~. The Loan Parties shall pay (a) all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that, in the case of legal expenses paid or incurred in connection with this clause (a), (x) Agent and the Lenders shall be entitled to one (1) outside counsel for PNC and the Lenders taken together and (y) one (1) local counsel for PNC and the Lenders taken together in each relevant jurisdiction, (b) all reasonable and documented out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the fees, charges and disbursements of any outside counsel for Agent, any Lender or Issuer), in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the Other Documents, including its rights under this Section, or (ii) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit, and (d) all reasonable and documented out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of any Loan Party’s or any Loan Party’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10.Injunctive Relief~~Injunctive Relief~~. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11.Consequential Damages~~Consequential Damages~~. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12.Captions~~Captions~~. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13.Counterparts; Facsimile Signatures.This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed,

shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14.Construction~~Construction~~. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15.Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, financing sources, directors, officers, partners, employees, agents, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, (c) in connection with, and to the extent necessary for, the exercise of any secured creditor remedy under this Agreement or under any of the Other Documents, and (d) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials provided by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been Paid in Full, the Commitments have been terminated and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Loan Party or any of any Loan Party’s affiliates, the provisions of this Agreement shall supersede such agreements.

16.16.Publicity~~Publicity~~. Each Loan Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among the Loan Parties, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

16.17.	Certifications From Banks and Participants; USA PATRIOT Act.

(a)Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States or a state thereof (and is not excepted from the certification requirement in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b)The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Lender may from time to time request, and each Loan Party shall provide to such Lender, such Loan Party's name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18.	Anti-Terrorism Laws~~.~~ .

(a)Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b)Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify Agent in writing upon the occurrence of a Reportable Compliance Event.

(c)Each Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and Agent may be required to obtain, verify and record information regarding each Loan Party, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

16.19.Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary contained in this Agreement, any Other Document, or any other agreement, arrangement or understanding among Agent, Lenders and the Loan Parties, Agent, each Lender and each Loan Party acknowledges that any liability of any Affected Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder or under any Other Document which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

16.20.Currency Indemnity~~Currency Indemnity~~. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any Other Document it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the Other Documents in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, the Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such Other Document in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, the Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Other Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the Other Documents or under any judgment or order.

16.21.Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to Agent pursuant to this Agreement and the exercise of any right or remedy by Agent on behalf of the Lenders hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

XVII.	GUARANTY.

17.1.Guaranty~~Guaranty~~. Each U.S. Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations; provided that with respect to Obligations under or in respect of any Swap Obligation, the foregoing guarantee shall only be effective to the extent that such U.S. Guarantor is a Qualified ECP Loan Party at the time such Swap Obligation is entered into and such Obligations and such guarantee thereof are not Excluded Hedge Liabilities. Each payment made by any U.S. Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.

17.2.Waivers~~Waivers~~. Each U.S. Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) any requirement that Agent, any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (d) any other action, event or precondition to the enforcement hereof or the performance by each such U.S. Guarantor of the Obligations, and (e) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than the Payment in Full of the Obligations and any defense that any other guarantee or security was or was to be obtained by Agent.

17.3.No Defense~~No Defense~~. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

17.4.Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each U.S. Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any U.S. Guarantor to enforce the terms and conditions of this Article XVII, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each U.S. Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any U.S. Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

17.5.Liabilities Absolute~~Liabilities Absolute~~. The liability of each U.S. Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each U.S. Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a)any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(b)any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c)the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d)any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e)any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(f)any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances or other financial accommodations to the Loan Parties pursuant to this Agreement and/or the Other Documents.

17.6.Waiver of Notice. Agent shall have the right to do any of the above without notice to or the consent of any U.S. Guarantor and each U.S. Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such U.S. Guarantor which might arise as a result of such actions.

17.7.Agent’s Discretion~~Agent’s Discretion~~. Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any U.S. Guarantor, and without incurring responsibility to any U.S. Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

17.8.Reinstatement~~Reinstatement~~. (a) The Guaranty provisions herein set forth herein shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each U.S. Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such U.S. Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each U.S. Guarantor shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Persons.

(b)Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c)No U.S. Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any U.S. Guarantor in priority to or equally with claims of Agent for Obligations, and no U.S. Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d)If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each U.S. Guarantor hereunder.

(e)All present and future monies payable by any Loan Party to any U.S. Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such U.S. Guarantor’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s prior right to Payment in Full of the Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any U.S. Guarantor from any Loan Party shall be held by such U.S. Guarantor as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are Paid in Full and this Agreement is irrevocably terminated.

(f)Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any U.S. Guarantor without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

[signature pages follow]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:	WILLIAMS INDUSTRIAL SERVICES GROUP INC.
WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
WILLIAMS GLOBAL SERVICES, INC.
CONSTRUCTION & MAINTENANCE
PROFESSIONALS, LLC

By:
Name:
Title:

GUARANTORS:	WISG CANADA LTD.
WISG NUCLEAR LTD.
WISG ELECTRICAL LTD.
GLOBAL POWER PROFESSIONAL SERVICES INC.
GPEG, LLC
STEAM ENTERPRISES LLC

By:
Name:
Title:

Signature Page to Revolving Credit and Security Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Name:
Title:

Signature Page to Revolving Credit and Security Agreement